FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-20

November 13, 2018

Free Writing Prospectus

Structural and Collateral Term Sheet

$736,399,174

(Approximate Initial Mortgage Pool Balance)

$623,177,000

(Offered Certificates)

Citigroup Commercial Mortgage Trust 2018-C6

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates, Series 2018-C6

Citi Real Estate Funding Inc.

Rialto Mortgage Finance, LLC

Ladder Capital Finance LLC

 Cantor Commercial Real Estate Lending, L.P.

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Cantor Fitzgerald & Co.

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	The Williams Capital Group, L.P.

Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about November 13, 2018, included as part of our registration statement (SEC File No. 333-207132) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC or The Williams Capital Group, L.P. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC or The Williams Capital Group, L.P. provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$15,000,000	30.000%	%	(6)	2.66	1/19 - 9/23
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$86,000,000	30.000%	%	(6)	4.76	9/23 - 10/23
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	(7)	30.000%	%	(6)	(7)	9/28 - 10/28
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	(7)	30.000%	%	(6)	(7)	10/28 - 11/28
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$28,500,000	30.000%	%	(6)	7.38	10/23 - 9/28
Class X-A	Aa1(sf) / [AAAsf] / AAA(sf)	$545,855,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	Aa2(sf) / AAAsf / AAA(sf)	$30,376,000	25.875%	%	(6)	9.91	11/28 - 11/28
Class B	NR / AA-sf / AA+(sf)	$37,741,000	20.750%	%	(6)	9.91	11/28 - 11/28
Class C	NR / A-sf / A+(sf)	$39,581,000	15.375%	%	(6)	9.91	11/28 - 11/28

NON-OFFERED CERTIFICATES
Non-Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-B	NR / [AA-sf] / AAA(sf)	$37,741,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	NR / BBB-sf / BBB+(sf)	$37,741,000	10.250%	%	(6)	9.91	11/28 - 11/28
Class E-RR(10)	NR / BBB-sf / BBB+(sf)	$7,364,000	9.250%	%	(6)	9.91	11/28 - 11/28
Class F-RR(10)	NR / BBsf / BBB-(sf)	$13,807,000	7.375%	%	(6)	9.91	11/28 - 11/28
Class G-RR(10)	NR / BB-sf / BB+(sf)	$7,364,000	6.375%	%	(6)	9.91	11/28 - 11/28
Class J-RR(10)	NR / B-sf / BB-(sf)	$9,205,000	5.125%	%	(6)	9.91	11/28 - 11/28
Class K-RR(10)	NR / NR / B-(sf)	$10,126,000	3.750%	%	(6)	9.91	11/28 - 11/28
Class NR-RR(10)	NR / NR / NR	$27,615,173	0.000%	%	(6)	9.91	11/28 - 11/28
Class R(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any variation in the certificate balances of the Class A-3 certificates and the Class A-4 certificates, as described in footnote (7) below. In addition, the notional amounts of the Class X-A and Class X-B certificates may vary depending upon the final pricing of the classes of Principal Balance Certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A or Class X-B certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the Closing Date.

(3)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(4)	Approximate per annum rate as of the Closing Date.

(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class NR-RR certificates (collectively, the “Principal Balance Certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%, as described under “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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CERTIFICATE SUMMARY (continued)

(7)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances and weighted average lives of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $385,979,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)
Class A-3	$100,000,000 - $180,000,000	9.82 – 9.83
Class A-4	$205,979,000 - $285,979,000	9.88 – 9.86

(8)	The Class X-A and Class X-B certificates (collectively, the “Class X Certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X Certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X Certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the Principal Balance Certificates identified in the same row as such class of Class X Certificates in the chart below (as to such class of Class X Certificates, the “Corresponding Principal Balance Certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S
Class X-B	Class B

(9)	The pass-through rate for each class of Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus.

(10)	In satisfaction of the risk retention obligations of Citi Real Estate Funding Inc. (as “retaining sponsor” (as such term is defined in Regulation RR)) with respect to this transaction, all of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class NR-RR certificates (collectively, the “RR Certificates”), with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the Closing date, of all “ABS interests” (as such term is defined in Regulation RR) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” (as such term is defined in Regulation RR) that is to be purchased and retained by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., a Delaware limited partnership, in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$736,399,174
Number of Mortgage Loans	35
Number of Mortgaged Properties	58
Average Cut-off Date Balance	$21,039,976
Weighted Average Mortgage Rate	5.08440%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	111
Weighted Average Remaining Amortization Term (months)(4)	359
Weighted Average Cut-off Date LTV Ratio(5)	58.7%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	54.8%
Weighted Average UW NCF DSCR(6)	1.89x
Weighted Average Debt Yield on Underwritten NOI(7)	11.2%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	23.4%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	24.1%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	52.5%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	8.9%
% of Initial Pool Balance of Mortgage Loans with Mezzanine Debt	24.3%
% of Initial Pool Balance of Mortgage Loans with Subordinate Debt	13.2%

(1)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Rooms information for each mortgage loan is presented in this Term Sheet (i) if such mortgage loan is part of a loan combination (as defined under “Collateral Overview—Loan Combination Summary” below), based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be calculated (i) based on “as-stabilized” or similar values in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, (ii) based on an “as-is portfolio value”, which represents the appraised value for a portfolio of mortgaged properties as a whole and not the sum of the appraised values for each of the individual mortgaged properties or (iii) based on the Cut-off Date Balance net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan; provided, that such Debt Yields may be calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve, as further described in the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Cantor Fitzgerald & Co.

Co-Managers:	Drexel Hamilton, LLC The Williams Capital Group, L.P.

Depositor:	Citigroup Commercial Mortgage Securities Inc.

Initial Pool Balance:	$736,399,174

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator:	Citibank, N.A.

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Closing Date:	On or about December 11, 2018

Cut-off Date:	With respect to each mortgage loan, the due date in December 2018 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to December 2018, the date that would have been its due date in December 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day, commencing in January 2019

Distribution Date:	The 4th business day after the Determination Date, commencing in January 2019

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	November 2051

Cleanup Call:	1.0%

Minimum Denominations:

$10,000 minimum for the offered certificates (other than the Class X-A certificates); $1,000,000 minimum for the Class X-A certificates; and integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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TRANSACTION HIGHLIGHTS

■	$736,399,173 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 35 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $736,399,174 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $21,039,976 and are secured by 58 mortgaged properties located throughout 17 states

—	LTV: 58.7% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.89x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.2% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 47.5% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	23.4% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	24.1% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 50.5% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 98.2% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than (i) a 1.05x coverage or (ii) a 6.25% debt yield, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 31 mortgage loans representing 92.4% of the Initial Pool Balance

–	Insurance: 27 mortgage loans representing 71.0% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 33 mortgage loans representing 95.6% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 18 mortgage loans representing 82.8% of the portion of the Initial Pool Balance that is secured by office, retail, industrial and mixed use properties

—	Predominantly Defeasance Mortgage Loans: 95.6% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 42.1% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Hospitality: 19.1% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Multifamily: 15.8% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Retail: 14.4% of the mortgaged properties by allocated Initial Pool Balance are retail properties (13.5% are anchored retail properties)

—	Industrial: 6.0% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■	Geographic Diversity: The 58 mortgaged properties are located throughout 17 states, with only three states having greater than 10.0% of the allocated Initial Pool Balance: New York (21.4%), Arizona (17.3%) and New Jersey (13.6%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

8

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc.	22	44	$462,545,490	62.8%
Rialto Mortgage Finance, LLC	6	6	93,592,064	12.7
Ladder Capital Finance LLC	4	4	77,411,621	10.5
Citi Real Estate Funding Inc. / Cantor Commercial Real Estate Lending, L.P.(1)	1	2	52,850,000	7.2
Cantor Commercial Real Estate Lending, L.P.	2	2	50,000,000	6.8
Total	35	58	$736,399,174	100.0%

(1)	The Liberty Portfolio mortgage loan is part of a loan combination that was co-originated by Citi Real Estate Funding Inc., Barclays Bank PLC and Cantor Commercial Real Estate Lending, L.P. Such mortgage loan is evidenced by three (3) promissory notes: (i) notes A-2 and A-8, with an aggregate outstanding principal balance of $40,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-7, with an outstanding principal balance of $12,850,000 as of the cut-off date, as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller.

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Loan Seller	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Rooms/Units	Cut-off Date Balance Per SF/Rooms/ Units	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	DUMBO Heights Portfolio	CREFI	$70,000,000	9.5%	Office	753,074	$239	3.89x	16.6%	28.1%
2	Liberty Portfolio	CREFI/CCRE	52,850,000	7.2	Office	805,746	$206	1.77x	9.1%	64.6%
3	Cambridge Corporate Center	CREFI	43,500,000	5.9	Office	349,823	$124	1.46x	11.2%	62.9%
4	Woodlands Square	RMF	42,250,000	5.7	Retail	308,712	$137	2.24x	11.2%	62.6%
5	Phoenix Marriott Tempe at the Buttes	CREFI	40,410,208	5.5	Hospitality	353	$185,141	1.67x	13.0%	67.6%
6	Optimum Portfolio - Group B	CREFI	33,855,066	4.6	Multifamily	258	$131,221	1.30x	7.3%	65.0%
7	Shelbourne Global Portfolio I	CREFI	30,000,000	4.1	Various	640,983	$145	1.45x	9.1%	65.1%
8	Optimum Portfolio - Group A	CREFI	27,224,423	3.7	Multifamily	196	$138,900	1.31x	7.3%	63.8%
9	Holiday Inn FiDi	LCF	27,025,000	3.7	Hospitality	492	$176,880	2.47x	14.2%	37.3%
10	Cayuga Capital Bushwick Portfolio	CREFI	26,000,000	3.5	Multifamily	63	$412,698	1.40x	7.6%	63.7%
	Top 10 Total / Wtd. Avg.		$393,114,697	53.4%				2.08x	11.3%	56.1%
	Remaining Total / Wtd. Avg.		343,284,477	46.6				1.67x	11.1%	61.7%
	Total / Wtd. Avg.		$736,399,174	100.0%				1.89x	11.2%	58.7%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness.

(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

9

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Servicing of Loan Combination	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
DUMBO Heights Portfolio	$70,000,000	9.5%	$110,000,000	$145,000,000	$325,000,000	Outside Serviced	Benchmark 2018-B7	KeyBank	LNR Partners
Liberty Portfolio	$52,850,000	7.2%	$112,850,000	—	$165,700,000	Outside Serviced	Benchmark 2018-B7	KeyBank	LNR Partners
Phoenix Marriott Tempe at the Buttes	$40,410,208	5.5%	$24,944,573	—	$65,354,781	Serviced	CGCMT 2018-C6	Wells Fargo	Midland
Shelbourne Global Portfolio I	$30,000,000	4.1%	$63,000,000	—	$93,000,000	Outside Serviced	UBS 2018-C13	Midland	Midland
Holiday Inn FiDi	$27,025,000	3.7%	$60,000,000	$50,000,000	$137,025,000	Serviced	CGCMT 2018-C6	Wells Fargo	Midland
Moffett Towers - Buildings E,F,G	$25,000,000	3.4%	$259,000,000	—	$284,000,000	Outside Serviced	DBGS 2018-C1	Wells Fargo	Rialto Capital Advisors
Riverwalk II	$25,000,000	3.4%	$35,000,000	—	$60,000,000	Servicing Shift	CGCMT 2018-C6(3)	Wells Fargo(3)	Midland(3)
Danbury Commerce Portfolio	$15,200,000	2.1%	$22,800,000	—	$38,000,000	Servicing Shift	CGCMT 2018-C6(3)	Wells Fargo(3)	Midland(3)
192 Lexington Avenue	$14,000,000	1.9%	$46,000,000	—	$60,000,000	Outside Serviced	Benchmark 2018-B7	KeyBank	LNR Partners

(1)	Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (none of which is included in the issuing entity), is referred to in this Term Sheet as a “loan combination”. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(2)	Each loan combination will be serviced under the related Controlling PSA and, in the event the Controlling Note is included in the related securitization transaction, the controlling class representative (or an equivalent entity) under such Controlling PSA will generally be entitled to exercise the rights of the controlling note holder for the subject loan combination. See, however, the chart entitled “Loan Combination Controlling Notes and Non-Controlling Notes” below and “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus for information regarding the party that will be entitled to exercise such rights in the event the Controlling Note is held by a third party or included in a separate securitization transaction.

(3)	The subject loan combination is a servicing shift loan combination. Accordingly, although such loan combination will initially be serviced under the Controlling PSA set forth in the chart above, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the subject loan combination will then be serviced under the pooling and servicing agreement entered into in connection with that future securitization, which will then be the applicable Controlling PSA for such loan combination. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)(3)	Cut-off Date Mortgage Loan LTV(4)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(4)	Cut-off Date Total Debt UW NCF DSCR(2)	Cut-off Date Mortgage Loan UW NOI Debt Yield(4)	Cut-off Date Total UW NOI Debt Yield(2)
DUMBO Heights Portfolio	$70,000,000	$110,000,000	$155,000,000	$145,000,000	$480,000,000	5.20938%	28.1%	75.0%	3.89x	1.13x	16.6%	6.2%
Cambridge Corporate Center	$43,500,000	—	$6,900,000	—	$50,400,000	6.21003%	62.9%	72.8%	1.46x	1.17x	11.2%	9.7%
Holiday Inn FiDi	$27,025,000	$60,000,000	—	$50,000,000	$137,025,000	5.25900%	37.3%	58.8%	2.47x	1.53x	14.2%	9.0%
Moffett Towers - Buildings E,F,G	$25,000,000	$259,000,000	$216,000,000	—	$500,000,000	4.94500%	40.2%	70.8%	2.97x	1.41x	12.6%	7.2%
Riverwalk II	$25,000,000	$35,000,000	$5,000,000	—	$65,000,000	5.63700%	64.0%	69.3%	1.46x	1.31x	10.2%	9.4%
Danbury Commerce Portfolio	$15,200,000	$22,800,000	$7,000,000	—	$45,000,000	6.39000%	62.2%	73.6%	1.48x	1.12x	9.0%	7.6%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.

(3)	The Wtd. Avg Cut-off Date Total Debt Interest Rate is rounded to five decimal places for presentation purposes.

(4)	“Cut-off Date Mortgage Loan LTV”, “Cut-off Date Mortgage Loan UW NCF DSCR” and “Cut-off Date Mortgage Loan UW NOI Debt Yield” calculations include any related pari passu companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

10

COLLATERAL OVERVIEW (continued)

Loan Combination Controlling Notes and Non-Controlling Notes(1)

Mortgaged Property Name	Servicing of Loan Combination	Note Detail(2)	Controlling Note	Current Holder of Unsecuritized Note(2)(3)(4)	Current or Anticipated Holder of Securitized Note(2)(4)	Aggregate Cut-off Date Balance

DUMBO Heights Portfolio	Outside Serviced	Notes A-1-B, A-2, A-3-C	No	—	CGCMT 2018-C6	$70,000,000
		Notes A-1-A, A-3-B	Control Shift Note (Note A-1-A)(4)	—	Benchmark 2018-B7(5)	$80,000,000
		Note A-3-A	No	Citi Real Estate Funding Inc.	Not Identified	$30,000,000
		Notes B-1, B-2	Yes (Note B-1)(4)	SHINHAN AIM REAL ESTATE FUND NO. 5; and SHINHAN AIM REAL ESTATE FUND NO. 5-A	Not Applicable	$145,000,000

Liberty Portfolio	Outside Serviced	Notes A-2, A-7, A-8	No	—	CGCMT 2018-C6	$52,850,000
		Notes A-1, A-3	Yes (Note A-1)	—	Benchmark 2018-B7(5)	$50,000,000
		Notes A-4, A-5	No	Barclays Bank PLC	Not Identified	$37,850,000
		Note A-6	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$25,000,000

Phoenix Marriott Tempe at the Buttes	Serviced	Note A-1	Yes	—	CGCMT 2018-C6	$40,410,208
		Note A-2	No	—	Benchmark 2018-B7(5)	$24,944,573

Shelbourne Global Portfolio I	Outside Serviced	Notes A-3, A-4	No	—	CGCMT 2018-C6	$30,000,000
		Note A-1	Yes	—	UBS 2018-C13	$20,000,000
		Notes A-2, A-5	No	—	MSC 2018-L1	$25,000,000
		Notes A-6, A-7	No	—	Benchmark 2018-B7(5)	$18,000,000

Holiday Inn FiDi	Serviced	Note A-1-A	Control Shift Note(4)	—	CGCMT 2018-C6	$27,025,000
		Note A-2	No	—	WFCM 2018-C47	$35,000,000
		Note A-3-A	No	—	CSAIL 2018-C14(5)	$25,000,000
		Note B	Yes(4)	IGIS US Private Placement Real Estate Investment Trust No. 228	Not Applicable	$50,000,000

Moffett Towers - Buildings E, F, G	Outside Serviced	Note A-2-1	No	—	CGCMT 2018-C6	$25,000,000
		Notes A-1-1, A-5	Yes (Note A-1-1)	—	DBGS 2018-C1	$80,000,000
		Notes A-1-2, A-1-3, A-4	No	—	Benchmark 2018-B7(5)	$50,400,000
		Note A-2-2	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$25,000,000
		Notes A-1-4, A-3	No	Deutsche Bank AG, New York Branch	Not Identified	$46,800,000
		Notes A-6, A-7	No	Wells Fargo Bank, N.A.	Not Identified	$56,800,000

Riverwalk II	Servicing Shift	Notes A-3, A-4, A-6	No	—	CGCMT 2018-C6	$25,000,000
		Notes A-1, A-2, A-5	Yes (Note A-1)	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$35,000,000

Danbury Commerce Portfolio	Servicing Shift	Note A-1	No	—	CGCMT 2018-C6	$15,200,000
		Note A-2	Yes	Argentic Real Estate Finance LLC	Not Identified	$22,800,000

192 Lexington Avenue	Outside Serviced	Note A-2	No	—	CGCMT 2018-C6	$14,000,000
		Note A-1	Yes	—	Benchmark 2018-B7(5)	$46,000,000

(1)	The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such loan combination with or without cause. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related loan combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(2)	Unless otherwise specified, with respect to each loan combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(3)	Unless otherwise specified, with respect to each loan combination, each related unsecuritized pari passu companion loan (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization that has closed or as to which a preliminary prospectus or final prospectus has been filed with the SEC that has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the SEC that identifies the future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(4)	The subject loan combination is an AB loan combination or a pari passu-AB loan combination, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note held by a third party. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject loan combination (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus for more information regarding the manner in which control shifts under each such loan combination.

(5)	The subject securitization transaction has not closed but is expected to close on or prior to the Closing Date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

11

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Phoenix Marriott Tempe at the Buttes	CREFI	Tempe	Arizona	Hospitality	$40,410,208	5.5%	JPMCC 2011-CCHP
Moffett Towers – Buildings, E,F,G	CCRE	Sunnyvale	California	Office	$25,000,000	3.4%	COMM 2013-CR8
Pennbrook Apartments	CREFI	Riverview	Michigan	Multifamily	$14,140,000	1.9%	COMM 2015-CR25
1515 Broad Street	CREFI	Bloomfield	New Jersey	Industrial	$13,580,645	1.8%	COMM 2012-CR4
Delaware Commerce Park	CREFI	Danbury	Connecticut	Industrial	$12,080,000	1.6%	GSMS 2013-GC12
286 Stanhope Street	CREFI	Brooklyn	New York	Multifamily	$10,412,776	1.4%	FREMF 2011-K701
140 Centennial Avenue	CREFI	Piscataway Township	New Jersey	Industrial	$5,516,129	0.7%	COMM 2012-CR3
River Oaks Storage	CREFI	River Oaks	Texas	Self Storage	$5,300,000	0.7%	WFRBS 2011-C5
675 Central Avenue	CREFI	New Providence	New Jersey	Office	$3,903,226	0.5%	COMM 2012-CR3
34 Executive Drive	CREFI	Danbury	Connecticut	Industrial	$3,120,000	0.4%	MSC 2015-UBS8
275 Centennial Avenue	CREFI	Piscataway Township	New Jersey	Industrial	$3,096,774	0.4%	COMM 2012-CR3
691 Central Avenue	CREFI	New Providence	New Jersey	Office	$2,870,968	0.4%	COMM 2012-CR3
80 Kingsbridge Road	CREFI	Piscataway Township	New Jersey	Industrial	$741,935	0.1%	COMM 2012-CR3
20 Kingsbridge Road	CREFI	Piscataway Township	New Jersey	Office	$290,323	0.0%	COMM 2012-CR3

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged properties was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

12

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)	Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Office	19	$310,030,257	42.1%	2.20x	53.5%	11.9%
Suburban	12	178,255,620	24.2	1.59x	63.5%	10.6%
CBD	7	131,774,638	17.9	3.02x	40.0%	13.8%
Hospitality	6	$140,927,614	19.1%	1.92x	59.2%	13.7%
Full Service	4	113,431,526	15.4	1.99x	57.3%	14.0%
Extended Stay	2	27,496,088	3.7	1.64x	67.1%	12.7%
Multifamily	15	$116,640,000	15.8%	1.32x	63.8%	7.6%
Mid Rise	11	84,881,146	11.5	1.33x	64.2%	7.4%
Garden	3	18,258,854	2.5	1.28x	65.1%	8.8%
Student Housing	1	13,500,000	1.8	1.26x	59.7%	7.4%
Retail	6	$106,170,000	14.4%	1.84x	64.5%	10.8%
Anchored	5	99,070,000	13.5	1.87x	64.5%	10.8%
Single Tenant Retail	1	7,100,000	1.0	1.40x	63.4%	10.0%
Industrial	7	$44,368,028	6.0%	1.48x	62.7%	9.4%
Flex	6	38,135,484	5.2	1.46x	63.9%	9.1%
Warehouse/Distribution	1	6,232,544	0.8	1.62x	54.9%	11.2%
Self Storage	4	$15,600,000	2.1%	1.27x	69.1%	9.0%
Mixed Use - Multifamily/Retail	1	$2,663,275	0.4%	1.25x	57.9%	9.4%
Total	58	$736,399,174	100.0%	1.89x	58.7%	11.2%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

13

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	11	$157,810,111	21.4%	$1,052,800,000	34.8%	$50,809,382	29.9%
Arizona	5	127,034,846	17.3	406,950,000	13.5	27,417,315	16.1
New Jersey	18	99,831,720	13.6	252,050,000	8.3	13,968,753	8.2
North Carolina	2	68,448,708	9.3	106,000,000	3.5	8,360,098	4.9
California	3	53,500,000	7.3	751,400,000	24.9	38,598,360	22.7
Florida	3	45,825,000	6.2	72,430,000	2.4	5,073,340	3.0
Georgia	2	37,367,610	5.1	65,300,000	2.2	4,887,711	2.9
Michigan	2	29,122,209	4.0	45,300,000	1.5	2,903,112	1.7
Massachusetts	1	25,000,000	3.4	93,800,000	3.1	6,124,772	3.6
Pennsylvania	2	21,742,064	3.0	30,400,000	1.0	2,407,968	1.4
Texas	2	17,300,000	2.3	24,960,000	0.8	2,054,957	1.2
Maryland	1	15,496,088	2.1	23,300,000	0.8	1,924,355	1.1
Connecticut	2	15,200,000	2.1	61,100,000	2.0	3,419,639	2.0
Tennessee	1	7,100,000	1.0	11,200,000	0.4	710,475	0.4
Alabama	1	6,725,000	0.9	10,010,000	0.3	570,250	0.3
South Carolina	1	6,232,544	0.8	11,350,000	0.4	696,392	0.4
Arkansas	1	2,663,275	0.4	4,600,000	0.2	250,675	0.1
Total	58	$736,399,174	100.0%	$3,022,950,000	100.0%	$170,177,555	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

14

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1,920,511 - 4,999,999	3	$8,325,849	1.1%
5,000,000 - 9,999,999	4	27,664,264	3.8
10,000,000 - 19,999,999	13	188,523,407	25.6
20,000,000 - 29,999,999	8	199,020,379	27.0
30,000,000 - 39,999,999	2	63,855,066	8.7
40,000,000 - 49,999,999	3	126,160,208	17.1
50,000,000 - 59,999,999	1	52,850,000	7.2
60,000,000 - 70,000,000	1	70,000,000	9.5
Total	35	$736,399,174	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.25 - 1.50	19	$355,065,232	48.2%
1.51 - 2.00	9	184,769,268	25.1
2.01 - 2.50	5	101,564,674	13.8
2.51 - 3.00	1	25,000,000	3.4
3.01 - 3.89	1	70,000,000	9.5
Total	35	$736,399,174	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	14	$386,325,000	52.5%
Interest Only, Then Amortizing(2)	10	177,660,000	24.1
Amortizing (30 Years)	11	172,414,174	23.4
Total	35	$736,399,174	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable.
(2)	Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	14	$371,749,044	50.5%
Springing	19	319,450,130	43.4
Soft	2	45,200,000	6.1
Total	35	$736,399,174	100.0%
Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
28.1 - 39.9	2	$97,025,000	13.2%
40.0 - 49.9	2	32,500,000	4.4
50.0 - 59.9	6	64,275,149	8.7
60.0 - 69.9	24	524,599,025	71.2
70.0 - 73.8	1	18,000,000	2.4
Total	35	$736,399,174	100.0%
(1)	See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
28.1 - 39.9	2	$97,025,000	13.2%
40.0 - 49.9	6	69,275,149	9.4
50.0 - 59.9	15	275,879,025	37.5
60.0 - 68.1	12	294,220,000	40.0
Total	35	$736,399,174	100.0%
(1)	See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	18	$413,108,730	56.1%
Acquisition	16	300,515,806	40.8
Recapitalization	1	22,774,638	3.1
Total	35	$736,399,174	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
4.050 - 4.500	2	$95,000,000	12.9%
4.501 - 5.000	8	170,479,331	23.2
5.001 - 5.500	17	360,820,481	49.0
5.501 - 5.861	8	110,099,362	15.0
Total	35	$736,399,174	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

15

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of	Number of		% of Initial
Debt Yields on	Mortgage	Cut-off Date	Pool
Underwritten NOI (%)	Loans	Balance	Balance
7.3 - 7.9	5	$114,579,489	15.6%
8.0 - 8.9	1	1,920,511	0.3
9.0 - 9.9	7	146,773,275	19.9
10.0 - 10.9	7	108,641,957	14.8
11.0 - 16.6	15	364,483,942	49.5
Total	35	$736,399,174	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of	Number of		% of Initial
Debt Yields on	Mortgage	Cut-off Date	Pool
Underwritten NCF (%)	Loans	Balance	Balance
7.0 - 7.9	6	$116,500,000	15.8%
8.0 - 8.9	6	130,453,275	17.7
9.0 - 9.9	8	160,961,957	21.9
10.0 - 10.9	6	118,224,472	16.1
11.0 - 16.0	9	210,259,470	28.6
Total	35	$736,399,174	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
	Number of		% of Initial
Original Partial Interest	Mortgage	Cut-off Date	Pool
Only Period (months)	Loans	Balance	Balance
12	2	$19,100,000	2.6%
24	1	$16,320,000	2.2%
36	3	$54,740,000	7.4%
60	4	$87,500,000	11.9%

Distribution of Original Terms to Maturity/ARD(1)
			% of
	Number of		Initial
Original Term to	Mortgage	Cut-off Date	Pool
Maturity/ARD (months)	Loans	Balance	Balance
60	2	$86,320,000	11.7%
120	33	650,079,174	88.3
Total	35	$736,399,174	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.
Distribution of Remaining Terms to Maturity/ARD(1)
			% of
Range of Remaining	Number of		Initial
Terms to Maturity/ARD	Mortgage	Cut-off Date	Pool
(months)	Loans	Balance	Balance
57 - 60	2	$86,320,000	11.7%
117 - 119	33	650,079,174	88.3
Total	35	$736,399,174	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
			% of
	Number of		Initial
Original Amortization	Mortgage		Pool
Term (months)	Loans	Cut-off Date Balance	Balance
Interest Only	14	$386,325,000	52.5%
360	21	350,074,174	47.5
Total	35	$736,399,174	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
			% of
Range of Remaining	Number of		Initial
Amortization Terms	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
Interest Only	14	$386,325,000	52.5%
358 - 360	21	350,074,174	47.5
Total	35	$736,399,174	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
	Number		% of
	of		Initial
	Mortgage	Cut-off Date	Pool
Prepayment Provision	Loans	Balance	Balance
Defeasance	33	$703,899,174	95.6%
Defeasance or Yield
Maintenance	1	25,000,000	3.4
Yield Maintenance	1	7,500,000	1.0
Total	35	$736,399,174	100.0%

Distribution of Escrow Types
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Escrow Type	Loans	Balance	Balance
Real Estate Tax	31	$680,066,630	92.4%
Replacement Reserves(1)	33	$704,350,466	95.6%
Insurance	27	$523,208,812	71.0%
TI/LC(2)	18	$383,763,905	82.8%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

16

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
DUMBO Heights Portfolio	Office	$70,000,000	9.5%	57	3.89x	16.6%	28.1%
Connexion	Retail	$16,320,000	2.2	58	1.39x	9.9%	68.6%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

17

STRUCTURAL OVERVIEW

Distributions	The aggregate amount available for distribution to holders of the certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents any yield maintenance charges and prepayment premiums) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class NR-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

18

STRUCTURAL OVERVIEW (continued)

Distributions
(continued)	5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest and principal and to reimburse (with interest) any unreimbursed losses to the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class NR-RR certificates, sequentially in that order and with respect to each such class in a manner analogous to the Class C certificates pursuant to clause 6 above.

Realized Losses	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; second, to the Class K-RR certificates; third, to the Class J-RR certificates; fourth, to the Class G-RR certificates; fifth, to the Class F-RR certificates; sixth, to the Class E-RR certificates; seventh, to the Class D certificates; eighth, to the Class C certificates; ninth, to the Class B certificates; tenth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

19

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges	On each Distribution Date, until the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to certificateholders (excluding holders of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR, Class NR-RR and Class R certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B and Class B certificates, (iii) the group (the “YM Group C”) of solely the Class C certificates and (iv) the group (the “YM Group D” and, together with the YM Group A, the YM Group B and the YM Group C, the “YM Groups”) of solely the Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates in such YM Group (or, in the case of the YM Group C, to the Class C Certificates, and in the case of the YM Group D, to the Class D Certificates). If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated to the holders of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class NR-RR certificates (collectively), allocable between such classes as provided in the CGCMT 2018-C6 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the pooling and servicing agreement for this transaction, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.

Serviced Mortgage Loans/Outside Serviced Mortgage Loans	One or more loan combinations constitutes a “outside serviced loan combination” (as identified under “Collateral Overview—Loan Combination Summary” above), in which case, the CGCMT 2018-C6 pooling and servicing agreement is not the Controlling PSA, and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling PSA constitutes an “outside servicing agreement.”

One or more loan combinations constitutes a “servicing shift loan combination” (as identified under “Collateral Overview—Loan Combination Summary” above), in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift loan combination will initially be serviced pursuant to the CGCMT 2018-C6 pooling and servicing agreement during which time such mortgage loan, such loan combination and each related companion loan will be a serviced mortgage loan, a serviced loan combination and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such loan combination and each related companion loan will be an outside serviced mortgage loan, an outside serviced loan combination and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2018-C6 pooling and servicing agreement); each related loan combination constitutes a “serviced loan combination”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Appraisal Reduction Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of Certificates (exclusive of the Class R certificates) then outstanding (i.e., first, to the Class NR-RR certificates, then, to the Class K-RR certificates, then, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E-RR certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Appraisal Reduction Amounts (continued)	For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, as well as the allocation and/or exercise of voting rights for certain purposes, any Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class NR-RR, Class K-RR, Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata based on certificate balance.

Cumulative Appraisal Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, the Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling PSA, any related subordinate companion loan(s), together as one defaulted loan.

Directing Holder	The “Directing Holder” with respect to any mortgage loan or loan combination serviced under the CGCMT 2018-C6 pooling and servicing agreement will be:

●	in the case of a servicing shift loan combination, the holder of the related controlling pari passu companion loan;

●	in the case of any serviced AB loan combination or serviced pari passu-AB loan combination, the holder of a related subordinate companion loan; provided, that upon the occurrence of certain trigger events specified in the related co-lender agreement, control will shift and the Controlling Class Representative (or, if applicable, the holder of a more senior subordinate companion loan and, following certain additional trigger events, the Controlling Class Representative) will be the related Directing Holder, which trigger events may include that (i) such holder becomes a borrower-related party with respect to the subject loan combination, and/or (ii) based on payments, losses and Appraisal Reduction Amounts (taking into account any collateral permitted to be posted by the holder of such subordinate companion loan), the principal amount of such subordinate companion loan (in certain cases, together with any other related subordinate companion loans) has been reduced below a specified level; and

●	in the case of any other serviced mortgage loan or serviced loan combination, the Controlling Class Representative.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Directing Holder (continued)	The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third-party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

Controlling Class Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders, by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an aggregate outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class E-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class NR-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, (i) KKR Real Estate Credit Opportunity Partners Aggregator I L.P., a Delaware limited partnership, is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class NR-RR certificates, and (ii) KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate) is expected to be appointed the initial Controlling Class Representative.

Control Termination

Event	A “Control Termination Event” will either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights	So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the CGCMT 2018-C6 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to (i) any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the Controlling Class (by certificate balance) is a Borrower Party (as defined in the Preliminary Prospectus) (any such mortgage loan, an “excluded mortgage loan”) and (ii) any servicing shift mortgage loan, and subject to the discussion below regarding any serviced AB loan combination or serviced pari passu-AB loan combination.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the CGCMT 2018-C6 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any servicing shift mortgage loan, and subject to the discussion below regarding any serviced AB loan combination or serviced pari passu-AB loan combination.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

With respect to any servicing shift loan combination (for so long as it is serviced under the CGCMT 2018-C6 pooling and servicing agreement), the holder of the related Controlling Note identified above under the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” under “Collateral Overview” above (which holder will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to any serviced AB loan combination or serviced pari passu-AB loan combination, for so long as (but only for so long as) the holder of a related subordinate companion loan is the Directing Holder with respect to such loan combination, such holder will be entitled to have consent and/or consultation rights under the CGCMT 2018-C6 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to such loan combination, and the Controlling Class Representative will generally not be entitled to exercise any consent or consultation rights with respect to such loan combination. The holder(s) of the related subordinate companion loan(s) will also have cure rights and, under certain default scenarios, a par purchase option in respect of any such serviced AB loan combination or serviced pari passu-AB loan combination.

With respect to each outside serviced loan combination, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced loan combination.

See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer	At any time, prior to the occurrence and continuance of a Control Termination Event, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) with or without cause upon satisfaction of certain conditions specified in the CGCMT 2018-C6 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (but not any outside special servicer for any outside serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, (i) with respect to a servicing shift loan combination, for so long as it is serviced pursuant to the CGCMT 2018-C6 pooling and servicing agreement, only the holder of the related controlling pari passu companion loan may terminate the special servicer without cause (solely with respect to the related loan combination) and appoint a replacement special servicer for that loan combination, and (ii) with respect to any serviced AB loan combination or serviced pari passu-AB loan combination, for so long as the holder of a related subordinate companion loan is the Directing Holder with respect to such loan combination, only the holder of such subordinate companion loan may terminate the special servicer with respect to such loan combination without cause (solely with respect to the related loan combination) and appoint a replacement special servicer for that loan combination.

At any time, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced mortgage loans (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that, (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all certificates (other than the Class R certificates), on an aggregate basis, and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all certificates, with such quorum including at least three (3) holders that are not affiliated with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the CGCMT 2018-C6 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer (continued)	If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, the Directing Holder (so long as it is not itself a Borrower Party with respect to the applicable mortgage loan and, if the Directing Holder is the Controlling Class Representative, so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Directing Holder is precluded from appointing a replacement special servicer or, if not so precluded, does not take action to appoint a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the CGCMT 2018-C6 pooling and servicing agreement.

Voting Rights	At all times during the term of the CGCMT 2018-C6 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders in the following percentages:

(1)	1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)	in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

Servicing Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

26

STRUCTURAL OVERVIEW (continued)

Servicing Compensation (continued)	Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●	reviewing reports provided by the special servicer to the extent set forth in the CGCMT 2018-C6 pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the CGCMT 2018-C6 pooling and servicing agreement and identifying any material deviations therefrom;

●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●	after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the CGCMT 2018-C6 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the RR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the RR Certificates) is 25% or less of the initial aggregate certificate balance of the RR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the CGCMT 2018-C6 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

27

STRUCTURAL OVERVIEW (continued)

Asset Representations Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the CGCMT 2018-C6 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the CGCMT 2018-C6 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner may deliver, within the time frame provided in the CGCMT 2018-C6 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the CGCMT 2018-C6 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

28

STRUCTURAL OVERVIEW (continued)

Liquidated Loan Waterfall	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the RR Certificates. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase by a third party purchaser of the RR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the CGCMT 2018-C6 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the CGCMT 2018-C6 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2018-C6 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Certificates, see “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

29

LOAN #1: DUMBO HEIGHTS PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

30

LOAN #1: DUMBO HEIGHTS PORTFOLIO

## 55 Prospect Street

| Floor | Tenant | SF | Expiration |
|---|---|---|---|
| 10 | 2U | 26,500 SF | Exp. 9/2029 |
| 9 | 2U | 26,500 SF | Exp. 9/2029 |
| 8 | 2U (Must Take) | 26,500 SF | Exp. 9/2029 |
| 7 | Frog Design | 26,500 SF | Exp. 12/2026 |
| 6 | Etsy | 26,500 SF | Exp. 7/2026 |
| 5 | Etsy (Must Take) | 26,500 SF | Exp. 7/2026 |
| 4 | Renaissance Learning | 3,393 SF | Exp. 5/2021 |
| 4 | Village Luxe | 940 SF | Exp. 4/2019 |
| 4 | Social Bicycle | 8,812 SF | Exp. 8/2020 |
| 4 | LIVWRK Office | 2,451 SF | Exp. 12/2025 |
| 4 | Vacant | 10,701 SF | |
| 3 | Foundation Artists Management | 1,255 SF | Exp. 10/2019 |
| 3 | NGKF | 2,296 SF | Exp. 8/2021 |
| 3 | Shadowbox (office) | 1,926 SF | Exp. 3/2020 |
| 3 | Curriculum Associates, LLC | 5,087 SF | Exp. 7/2022 |
| 3 | Athlux Design Studio Inc. | 6,138 SF | Exp. 4/2020 |
| 3 | Kora Management | 2,451 SF | Exp. 4/2021 |
| 3 | Vacant | 6,925 SF | |
| 2 | Lo and Sons, Inc. | 3,125 SF | Exp. 10/2019 |
| 2 | Thinkful | 3,022 SF | Exp. 1/2020 |
| 2 | Natural Foods | 2,505 SF | Exp. 7/2019 |
| 2 | VI Technologies | 2,323 SF | Exp. 8/2021 |
| 2 | Vacant | 13,293 SF | |
| Ground | Shadowbox | 3,490 SF | Exp. 11/2032 |
| Ground | Mulberry & Vine | 2,901 SF | Exp. 7/2033 |
| Ground | WorkOf | 1,781 SF | MTM |
| Ground | F45 Training | 4,606 SF | Exp. 9/2028 |
| Ground | Bluestone Lane Coffee | 1,620 SF | Exp. 3/2029 |
| Ground | Yoga Vida | 5,463 SF | Exp. 11/2033 |

Vacant | MTM | 2019-2021 | 2022-2024 | 2025+

## 81 Prospect Street

| Floor | Tenant | SF | Expiration |
|---|---|---|---|
| 9 | WeWork | 10,588 SF | Exp. 7/2031 |
| 8 | WeWork | 10,588 SF | Exp. 7/2031 |
| 7 | WeWork | 10,588 SF | Exp. 7/2031 |
| 6 | WeWork | 10,588 SF | Exp. 7/2031 |
| 5 | WeWork | 10,588 SF | Exp. 7/2031 |
| 4 | WeWork | 10,588 SF | Exp. 7/2031 |
| 3 | WeWork | 10,588 SF | Exp. 7/2031 |
| 2 | WeWork | 10,588 SF | Exp. 7/2031 |
| Ground | Vacant Retail | 6,182 SF | |

Vacant | 2025+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

31

LOAN #1: DUMBO HEIGHTS PORTFOLIO

## 77 Sands Street

| Floor | Tenant(s) | |
|---|---|---|
| 12 | Brooklyn Lab<br>5,420 SF<br>Exp. 6/2034 | B-Reel Inc.<br>13,387 SF<br>Exp. 12/2027 |
| 11 | Wipro LLC<br>18,807 SF<br>Exp. 9/2027 | |
| 10 | Prolific Interactive<br>18,807 SF<br>Exp. 12/2026 | |
| 9 | WeWork<br>18,807 SF<br>Exp. 11/2031 | |
| 8 | WeWork<br>18,807 SF<br>Exp. 11/2031 | |
| 7 | WeWork<br>18,807 SF<br>Exp. 11/2031 | |
| 6 | WeWork<br>18,807 SF<br>Exp. 11/2031 | |
| 5 | Brooklyn Lab<br>18,807 SF<br>Exp. 6/2034 | |
| 4 | Brooklyn Lab<br>18,807 SF<br>Exp. 6/2034 | |
| 3 | Brooklyn Lab<br>18,807 SF<br>Exp. 6/2034 | |
| 2 | Brooklyn Lab<br>18,807 SF<br>Exp. 6/2034 | |
| Ground | Randolph Beer<br>7,590 SF<br>Exp. 9/2033 | Husk Bakery<br>9,262 SF<br>Exp. 4/2033 |

2025+

## 117 Adams Street

| Floor | Tenant(s) | | | | |
|---|---|---|---|---|---|
| 9 | Etsy<br>10,600 SF<br>Exp. 7/2026 | | | | |
| 8 | Etsy<br>21,498 SF<br>Exp. 7/2026 | | | | |
| 7 | Etsy<br>21,401 SF<br>Exp. 7/2026 | | | | |
| 6 | Etsy<br>21,515 SF<br>Exp. 7/2026 | | | | |
| 5 | Etsy<br>22,044 SF<br>Exp. 7/2026 | | | | |
| 4 | Etsy<br>26,496 SF<br>Exp. 7/2026 | | | | |
| 3 | Etsy<br>26,506 SF<br>Exp. 7/2026 | | | | |
| 2 | Etsy<br>15,927 SF<br>Exp. 7/2026 | Tafari Travel<br>1,015 SF<br>Exp. 12/2027 | Vacant<br>4,444 SF | | |
| Ground | Etsy<br>2,044 SF<br>Exp. 7/2026 | Etsy<br>4,104 SF<br>Exp. 7/2026 | Untamed Sandwiches<br>1,605 SF<br>Exp. 6/2029 | Taco Dumbo<br>1,461 SF<br>Exp. 9/2032 | Vacant<br>2,295 SF |

Vacant 2025+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

32

LOAN #1: DUMBO HEIGHTS PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

33

LOAN #1: DUMBO HEIGHTS PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Balance(4)	$70,000,000
Property Type	Office	Cut-off Date Balance per SF(3)	$239.02
Size (SF)	753,074	Percentage of Initial Pool Balance	9.5%
Total Occupancy as of 8/1/2018(1)(2)	94.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/1/2018(1)(2)	94.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1909, 1926, 1962, 1967 / 2017	Mortgage Rate	4.05000%
Appraised Value	$640,000,000	Original Term to Maturity (Months)	60
Appraisal Date	3/23/2018	Original Amortization Term (Months)	NAP
Borrower Sponsors	Seryl Kushner, Aby Rosen and	Original Interest Only Period (Months)	60
Michael Fuchs	First Payment Date	10/6/2018
Property Management	Watchtower Property Manager LLC	Maturity Date	9/6/2023

Underwritten Revenues	$40,176,182
Underwritten Expenses	$10,301,816	Escrows
Underwritten Net Operating Income (NOI)	$29,874,366	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,723,752	Taxes	$829,359	$207,340
Cut-off Date LTV Ratio(3)	28.1%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	28.1%	Replacement Reserve	$0	$9,413
DSCR Based on Underwritten NOI / NCF(3)	4.04x / 3.89x	TI/LC	$0	$83,333
Debt Yield Based on Underwritten NOI / NCF(3)	16.6% / 16.0%	Other(5)	$17,051,092	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior A Notes	$180,000,000	37.5%	Loan Payoff	$426,141,538	88.8%
Subordinate B Notes	145,000,000	30.2	Principal Equity Distribution	30,524,768	6.4
Mezzanine Debt	155,000,000	32.3	Upfront Reserves	17,880,451	3.7
Closing Costs	5,453,243	1.1

Total Sources	$480,000,000	100.0%	Total Uses	$480,000,000	100.0%

(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street Property, 77 Sands Street Property and 81 Prospect Street Property.

(2)	Total Occupancy and Owned Occupancy includes 26,500 SF of must-take space for Etsy (with a final must-take date of January 1, 2019) and 26,500 SF of must-take space for 2U (with a final must-take date of December 15, 2020) at the 55 Prospect Street Property. Etsy and 2U both have no contraction or termination options under their respective leases.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the DUMBO Heights Portfolio Senior A Notes (as defined below).

(4)	The Cut-off Date Balance of $70,000,000 represents the senior non-controlling notes A-1-B, A-2 and A-3-C of the $325,000,000 DUMBO Heights Portfolio Loan Combination (as defined below), which is evidenced by six senior pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million and two subordinate B notes with an outstanding principal balance as of the Cut-off Date of $145.0 million. See “—The Mortgage Loan” below.

(5)	Upfront Other reserve includes (i) $35,650 for deferred maintenance, (ii) $10,760,171 for unfunded obligations, (iii) $5,904,411 for free rent (which is inclusive of $363,136 of gap rent related to the Etsy must-take space) and (iv) $350,860 for gap rent related to the Shadowbox tenant at the 55 Prospect Street Property. At origination, with respect to the 2U must-take space, the lender obtained a payment guaranty from the borrower sponsors which guarantees payment of gap rent (a total of $3,686,813) until the must-take date occurs in December 2020.

■	The Mortgage Loan. The mortgage loan (the “DUMBO Heights Portfolio Loan”) is part of a loan combination (the “DUMBO Heights Portfolio Loan Combination”) evidenced by six senior pari passu senior notes and two subordinate B notes that are together secured by a first mortgage encumbering the borrowers’ fee simple interest in a four-building Class A office portfolio located in the DUMBO neighborhood of Brooklyn, New York, totaling 753,074 SF of newly renovated office space (the “DUMBO Heights Portfolio Properties”). The DUMBO Heights Portfolio Loan, which is evidenced by the senior non-controlling notes A-1-B, A-2 and A-3-C, had an aggregate original principal balance of $70,000,000, has an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 and represents approximately 9.5% of the Initial Pool Balance. The DUMBO Heights Portfolio Loan Combination had an aggregate original principal balance of $325,000,000, has an aggregate outstanding principal balance as of the Cut-off Date of $325,000,000 and is evidenced by: six senior pari passu A notes, with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000 (the “DUMBO Heights Portfolio Senior A Notes”) and two subordinate B notes(the “DUMBO Heights Portfolio Subordinate B Notes”), with an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. The DUMBO Heights Portfolio Senior A Notes are comprised of the non-controlling Notes A-1-A, A-3-A, A-3-B and the DUMBO Heights Portfolio Loan. The non-controlling notes A-1-A and A-3-B, which had an aggregate original principal balance of $80,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000, are currently held by Citi Real Estate Funding Inc. (“CREFI”) and expected to be contributed to the Benchmark 2018-B7 securitization transaction. The non-controlling note A-3-A, which had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $30,000,000, is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to one or more securitization transactions. The Dumbo Heights Portfolio Subordinate B Notes are comprised of the controlling note B-1 and the non-controlling note B-2, which are currently held by the parties identified in the table below. The DUMBO Heights Portfolio Loan, which accrues interest at an interest rate of 4.05000% per annum, was originated by CREFI on August 30, 2018. The proceeds of the DUMBO Heights Portfolio Loan Combination and mezzanine debt (together, the “DUMBO Heights Portfolio Total Loan”) were primarily used to refinance a prior debt secured by the DUMBO Heights Portfolio Properties, return equity to the borrower, fund reserves and pay origination

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: DUMBO HEIGHTS PORTFOLIO

costs. The DUMBO Heights Portfolio Loan, which is evidenced by the senior non-controlling notes A-1-B, A-2 and A-3-C, received a credit assessment of BBB-sf by Fitch, Baa2 by Moody’s and BBB by KBRA.

The DUMBO Heights Portfolio Loan has an initial term of 60 months and has a remaining term of 57 months as of the Cut-off Date. The DUMBO Heights Portfolio Loan requires monthly payments of interest only for the term of the DUMBO Heights Portfolio Loan. The scheduled maturity date of the DUMBO Heights Portfolio Loan is the due date in September 2023. At any time after the earlier of (i) August 30, 2021 and (ii) the second anniversary of the securitization of the last note of the DUMBO Heights Portfolio Loan Combination, the DUMBO Heights Portfolio Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under the DUMBO Heights Portfolio Loan Combination documents. Voluntary prepayment of the DUMBO Heights Portfolio Loan Combination is permitted on or after the due date occurring in June 2023 without payment of any prepayment premium.

DUMBO Heights Portfolio Total Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-B, A-2, A-3-C	$70,000,000	$70,000,000	CGCMT 2018-C6	No
A-1-A, A-3-B	$80,000,000	$80,000,000	CREFI(1)	No(2)
A-3-A	$30,000,000	$30,000,000	CREFI(3)	No
Subordinate B Notes	$145,000,000	$145,000,000	SHINHAN AIM REAL ESTATE FUND NO. 5; and SHINHAN AIM REAL ESTATE FUND NO. 5-A	Yes(2)
Mezzanine A Loan	$80,000,000	$80,000,000	SHINHAN AIM REAL ESTATE FUND NO. 6; and DB INSURANCE CO., LTD	No
Mezzanine B Loan	$75,000,000	$75,000,000	SHINHAN AIM REAL ESTATE FUND NO. 7	No
Total	$480,000,000	$480,000,000

(1)	Currently held by CREFI and expected to be contributed to the Benchmark 2018-B7 securitization transaction upon closing of such transaction.

(2)	As long as no note B control appraisal period with respect to note B-1 is continuing, note B-1 will be the controlling note, however, following the occurrence (and during the continuance) of a note B control appraisal period, note A-1-A will be the controlling note.

(3)	Currently held by CREFI and expected to be contributed to one or more future securitization transactions.

DUMBO Heights Portfolio Total Loan Metrics
	% of Total Debt	Cumulative Cut-off Date Balance per SF	Cumulative Cut-off Date LTV	Cumulative UW NOI Debt Yield	Cumulative UW NCF DSCR
Senior A Notes	37.5%	$239	28.1%	16.6%	3.89x
$180,000,000
Subordinate B Notes	30.2%	$432	50.8%	9.2%	1.87x
$145,000,000
Mezzanine Debt	32.3%	$637	75.0%	6.2%	1.13x
$155,000,000

■	The Mortgaged Properties. The DUMBO Heights Portfolio consists of a four-property creative office campus with buildings located at 55 Prospect Street, 117 Adams Street, 77 Sands Street and 81 Prospect Street (each a “DUMBO Heights Portfolio Property”), all of which are newly renovated Class A office buildings with ground floor retail in the DUMBO neighborhood of Brooklyn, New York. The DUMBO Heights Portfolio Properties encompass a total of 753,074 SF across four, 9 to 12-story buildings, each with contiguous open floor plates ranging from approximately 10,500 to 26,500 SF. The DUMBO Heights Portfolio is comprised of 703,440 SF of office space, as well as 49,634 SF of ground level retail space which is utilized by restaurant tenants such as Bluestone Lane Coffee and Mulberry & Vine and fitness tenants such as F45 Training and Shadowbox. The DUMBO Heights Portfolio Properties have loft-style ceilings (ranging from 10 to 14 feet for office space and 18 to 20 feet for retail space), open floor plates and interconnectivity between properties via sky bridges. The borrower sponsors have leased the DUMBO Heights Portfolio Properties’ office space, post-renovation, to several technology, advertising, media, information and co-working tenants such as Etsy, WeWork, 2U, Frog Design, Prolific Interactive, Wipro LLC and B-Reel. The DUMBO Heights Portfolio Properties offer several amenities, including but not limited to, bicycle storage rooms, rooftop decks with free Wi-Fi and outdoor plazas and dining areas. The DUMBO Heights Portfolio Properties also offer skyline views of New York City as well as direct views of both the Manhattan and Brooklyn bridges. The DUMBO Heights Portfolio Properties are currently 94.2% occupied as of the August 2018 underwritten rent rolls (inclusive of 26,500 SF of must-take space for Etsy (with a final must-take date of January 1, 2019) and 26,500 SF of must-take space for 2U (with a

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: DUMBO HEIGHTS PORTFOLIO

final must-take date of December 15, 2020) at the 55 Prospect Street Property). At origination, gap rent of $363,136 was reserved for the Etsy must-take space until the must-take date occurs in January 2019 and, with respect to the 2U must-take space, the lender obtained a payment guaranty from the borrower sponsors which guarantees payment of gap rent (a total of $3,686,813) until the must-take date occurs in December 2020. Etsy and 2U both have no contraction or termination options under their respective leases.

Portfolio Summary(1)

Property Name	Largest Tenant	Property Type	Building GLA	Occupancy	Allocated Loan Amount ($)(2)	% of Allocated Loan Amount	UW NCF	Appraised Value	Appraisal Terminal Cap Rate(3)
55 Prospect Street	2U	Office	255,504	87.9%	$60,000,000	33.3%	$9,351,770	$220,000,000	5.25%
117 Adams Street	Etsy	Office	182,955	96.3%	$50,625,000	28.1%	7,468,181	175,000,000	5.25%
77 Sands Street	Brooklyn Lab	Office	223,729	100.0%	$46,875,000	26.0%	8,702,102	175,000,000	5.25%
81 Prospect Street	WeWork	Office	90,886	93.2%	$22,500,000	12.5%	3,201,699	70,000,000	5.50%
Total / Wtd. Avg.			753,074	94.2%	$180,000,000	100.0%	$28,723,752	$640,000,000

(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street Property, 77 Sands Street Property and 81 Prospect Street Property and the DUMBO Heights Portfolio Loan documents.

(2)	Represents the allocated loan amount for the DUMBO Heights Portfolio Senior A Notes.

(3)	Source: Appraisal. Appraisal Terminal Cap Rate represents the terminal capitalization rate for the yield capitalization value approach.

The DUMBO Heights Portfolio borrower sponsors, in collaboration with their previous equity partner, acquired the complex that serves as collateral for the DUMBO Heights Portfolio Loan from the Jehovah’s Witnesses in 2013 and subsequently gut renovated and repositioned the industrial buildings to serve as LEED designed Class A creative office buildings with ground floor retail space. From the acquisition of the DUMBO Heights Portfolio Properties in 2013 through March 31, 2017, the borrower sponsors, along with previous equity partners, invested approximately $122.3 million to complete the renovation which consisted of approximately $86.9 million on base building improvements, $29.5 million on tenant improvement contributions and $5.9 million on landlord improvements. In addition, approximately $15.8 million was spent on leasing commissions over the same time period. Since March 31, 2017, the borrower sponsors spent approximately $23.8 million more on landlord improvements, tenant improvements and leasing commissions to stabilize the DUMBO Heights Portfolio Properties.

Etsy (225,135 SF; 29.9% of GLA; 31.8% of Underwritten Base Rent): Etsy, founded in June 2005 in Brooklyn, New York by Chad Dickerson, is a global e-commerce marketplace focused on handmade or vintage items and supplies, as well as unique factory-manufactured items. The website has created a community where crafters, artists and makers can buy and sell items and, as of year-end 2017, Etsy offered over 50.0 million items for sale, with approximately 2.0 million active sellers and approximately 35.8 million active buyers. Etsy utilizes its space at the 55 Prospect Street Property and 117 Adams Street Property as its global headquarters and had annual gross merchandise sales for 2017 of approximately $3.25 billion. Etsy filed for its initial public offering in April of 2015 and as of October 19, 2018, had a market capitalization of approximately $5.0 billion. Etsy leases 172,135 SF in the 117 Adams Street Property (94.1% of property NRA) as well as 53,000 SF in the 55 Prospect Street Property through July 2026 (which is inclusive of 26,500 SF with a final must-take date of January 1, 2019).

WeWork (159,932 SF; 21.2% of GLA; 22.4% of Underwritten Base Rent): WeWork, a provider of shared workspace for entrepreneurs, freelancers, startups and small businesses, occupies 84,704 SF of space at the 81 Prospect Street Property through July 2031, as well as 75,228 SF of space at the 77 Sands Street Property through November 2031. WeWork was founded in 2010 and is headquartered in New York City. As of March 1, 2018, WeWork had approximately 220,000 members with access to approximately 251,000 desks across 234 locations.

2U (79,500 SF; 10.6% of GLA; 12.9% of Underwritten Base Rent): 2U is an education technology company that partners with colleges and universities worldwide to bring their degree programs and credit-bearing courses online. The company’s clients include Georgetown University, Baylor University, American University, University of North Carolina and Vanderbilt, among others. 2U, with a market capitalization of approximately $4.03 billion as of October 9, 2018, reported 2017 revenues of $286.8 million, which represents an increase of approximately 39.3% from 2016 annual revenues of $205.9 million.

Each of the DUMBO Heights Portfolio Properties is subject to tax abatements through the Industrial and Commercial Abatement Program (“ICAP”) of New York City. The 55 Prospect Street Property and 81 Prospect Street Property (approximately 45.8% of the DUMBO Heights Portfolio Loan based on allocated loan amounts) are subject to 25-year ICAP tax abatements while the 117 Adams Street Property and 77 Sands Street Property (approximately 54.2% of the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: DUMBO HEIGHTS PORTFOLIO

DUMBO Heights Portfolio Loan based on allocated loan amounts) are subject to 15-year ICAP tax abatements. All of the DUMBO Heights Portfolio Properties are in the first year of their respective tax abatements and the abatements will not begin to phase out until after the DUMBO Heights Portfolio Loan maturity date in September 2023. The appraisal concluded to an unabated tax estimate for the Dumbo Heights Portfolio Properties of $4,518,135 ($6.00 per SF) compared to the UW tax amount of $2,586,376, which represents $1,931,759 of tax savings for the 2018/2019 tax year. Real estate taxes were underwritten using the 2018/2019 tentative assessed value and the 2017/2018 tax rate plus the relevant business improvement district tax for each of the DUMBO Heights Portfolio Properties less each respective properties’ respective ICAP abatement.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the DUMBO Heights Portfolio Properties:

Ten Largest Owned Tenants(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Etsy(3)	NR / NR / NR	225,135	29.9%	$12,363,627	31.8%	$54.92	7/31/2026	2, 5-year options
WeWork(4)	NR / NR / NR	159,932	21.2	8,691,254	22.4	54.34	7/31/2031	1, 5-year option
Brooklyn Lab	NR / NR / NR	80,648	10.7	3,836,628	9.9	47.57	6/30/2034	1, 5- or 10-year option
2U(5)	NR / NR / NR	79,500	10.6	5,008,500	12.9	63.00	9/30/2029	1, 5-year option
Frog Design	NR / NR / NR	26,500	3.5	1,646,137	4.2	62.12	12/31/2026	1, 5-year option
Prolific Interactive	NR / NR / NR	18,807	2.5	1,174,008	3.0	62.42	12/31/2026	1, 5-year option
Wipro LLC	NR / NR / NR	18,807	2.5	1,095,741	2.8	58.26	9/30/2027	1, 5-year option
B-Reel Inc.	NR / NR / NR	13,387	1.8	764,665	2.0	57.12	12/31/2027	NAP
Husk Bakery	NR / NR / NR	9,262	1.2	292,953	0.8	31.63	4/30/2033	1, 5-year option
Social Bicycle	NR / NR / NR	8,812	1.2	512,940	1.3	58.21	8/30/2020	NAP
Ten Largest Owned Tenants		640,790	85.1%	$35,386,454	91.1%	$55.22
Remaining Tenants		68,444	9.1	3,468,022	8.9	50.67
Vacant		43,840	5.8	0	0.0	0.00
Total / Wtd. Avg. All Tenants		753,074	100.0%	$38,854,476	100.0%	$54.78

(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street Property, 77 Sands Street Property and 81 Prospect Street Property.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $382,025 in contractual rent steps through September 1, 2019.

(3)	Includes 26,500 SF of must-take space with a final must-take date of January 1, 2019. Etsy has no termination or contraction options under its lease.

(4)	WeWork occupies 84,704 SF at the 81 Prospect Street Property with a lease expiration of July 31, 2031 and 75,228 SF at the 77 Sands Street Property with a lease expiration date of November 30, 2031.

(5)	Includes 26,500 SF of must-take space with a final must-take date of December 15, 2020. 2U has no termination or contraction options under its lease.

The following table presents certain information relating to the lease rollover schedule at the DUMBO Heights Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
2018 & MTM	1,781	0.2%	0.2%	$60,000	0.2%	$33.69	1
2019	7,825	1.0	1.3%	473,543	1.2	$60.52	4
2020	19,898	2.6	3.9%	1,113,372	2.9	$55.95	4
2021	10,463	1.4	5.3%	655,997	1.7	$62.70	4
2022	5,087	0.7	6.0%	264,472	0.7	$51.99	1
2023	0	0.0	6.0%	0	0.0	$0.00	0
2024	0	0.0	6.0%	0	0.0	$0.00	0
2025	2,451	0.3	6.3%	0	0.0	$0.00	1
2026	270,442	35.9	42.2%	15,183,772	39.1	$56.14	3
2027	33,209	4.4	46.6%	1,928,361	5.0	$58.07	3
2028	4,606	0.6	47.2%	162,000	0.4	$35.17	1
2029 & Beyond	353,472	46.9	94.2%	19,012,959	48.9	$53.79	12
Vacant	43,840	5.8	100.0%	NAP	NAP	$0.00	0
Total / Wtd. Avg.	753,074	100.0%		$38,854,476	100.0%	$54.78	34

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $382,025 in contractual rent steps through September 1, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

37

LOAN #1: DUMBO HEIGHTS PORTFOLIO

The following table presents certain information relating to historical occupancy at the DUMBO Heights Portfolio Properties:

Historical Leased %(1)(2)

	2016	2017	As of 8/1/2018(3)
Owned Space	61.3%	71.4%	94.2%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	2015 Occupancy information was not available due to an extensive renovation that began in 2014 at the DUMBO Heights Portfolio Properties.

(3)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street Property, 77 Sands Street Property and 81 Prospect Street Property. The most recent occupancy information includes 26,500 SF of must-take space for Etsy (with a final must-take date of January 1, 2019) and 26,500 SF of must-take space for 2U (with a final must-take date of December 15, 2020) at the 55 Prospect Street Property. Etsy and 2U both have no contraction or termination options under their respective leases.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DUMBO Heights Portfolio Properties:

Cash Flow Analysis(1)(2)

	2016	TTM 6/30/2018	Underwritten	Underwritten $ per SF
Base Rent(3)	$23,433,002	36,236,789	$38,854,476	$51.59
Reimbursements	0	167,539	330,922	0.47
Rent Concessions(4)	(20,003,491)	(8,768,983)	0	0.00
Potential Income from Vacant Space	0	0	2,520,993	3.35
Gross Potential Rent	$3,429,511	$27,635,345	$41,706,391	$55.41
Other Income	662,386	998,674	990,784	1.40
Economic Vacancy & Credit Loss(5)	(71,390)	0	(2,520,993)	(3.35)
Effective Gross Income	$4,020,507	$28,634,018	$40,176,182	53.35

Real Estate Taxes(6)	$2,458,005	$3,891,332	$2,586,376	$3.43
Insurance	183,699	196,305	190,328	0.25
Management Fee	138,000	945,197	1,000,000	1.33
Other Operating Expenses	5,706,716	5,977,899	6,525,112	8.66
Total Operating Expenses	$8,486,419	$11,010,734	$10,301,816	$13.68

Net Operating Income(7)	($4,465,912)	$17,623,285	$29,874,366	$39.67
Replacement Reserves	0	0	150,615	0.20
TI/LC	0	0	1,000,000	1.33
Net Cash Flow	($4,465,912)	$17,623,285	$28,723,752	$38.14

Occupancy	61.3%	94.2%(8)	93.9%(5)
NOI Debt Yield(9)	0.0%	9.8%	16.6%
NCF DSCR(9)	0.00x	2.38x	3.89x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flow information for 2017 was unavailable because the borrower sponsors obtained a loan in the second quarter of 2017 to recapitalize and buy out Invesco’s interest in the DUMBO Heights Portfolio Properties. 2015 financial information was not available due to the extensive renovation that began in 2014 at the DUMBO Heights Portfolio Properties.

(3)	Underwritten Base Rent is based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street Property, 77 Sands Street Property and 81 Prospect Street Property and includes $382,025 of contractual rent steps through September 2019.

(4)	Rent Concessions were not underwritten because all gap rent, free rent and landlord obligations were reserved for by the lender at origination.

(5)	Economic Vacancy & Credit Loss is underwritten to the current, economic vacancy of 6.1%.

(6)	Real Estate Taxes of $2,586,376 were underwritten using the 2018/2019 tentative assessed value and the 2017/2018 tax rate plus the relevant business improvement district tax for each of the DUMBO Heights Portfolio Properties less each respective properties’ ICAP abatement. The appraisal concluded to unabated real estate taxes for the 2018/2019 tax year of $4,518,135.

(7)	The difference between TTM 6/30/2018 Net Operating Income and Underwritten Net Operating Income is primarily attributable to new leasing and the burn off of rent concessions associated with leasing up the DUMBO Heights Portfolio Properties post-renovation. All outstanding free rent, gap rent, and unfunded landlord obligations were reserved by the lender at origination.

(8)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street Property, 77 Sands Street Property and 81 Prospect Street Property.

(9)	Metrics are calculated based on the DUMBO Heights Portfolio Senior A Notes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

38

LOAN #1: DUMBO HEIGHTS PORTFOLIO

■	Appraisal. According to the appraisal, the DUMBO Heights Portfolio Properties had an aggregate “as-is” appraised value of $640,000,000 as of March 23, 2018.

Property	Appraisal Approach	Value	Capitalization Rate(1)
55 Prospect Street	Income Capitalization Approach	$220,000,000	5.25%
117 Adams Street	Income Capitalization Approach	$175,000,000	5.25%
77 Sands Street	Income Capitalization Approach	$175,000,000	5.25%
81 Prospect Street	Income Capitalization Approach	$70,000,000	5.50%

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated March 26, 2018, there are no recognized environmental conditions or recommendations for further action at the DUMBO Heights Portfolio Properties.

■	Market Overview and Competition. The DUMBO Heights Portfolio Properties are located in the DUMBO neighborhood of Brooklyn, New York which is generally bound by the Brooklyn Bridge to the west, York Street to the south, the East River to the north and Bridge Street to the east. The DUMBO Heights Portfolio Properties, located just one block from Flatbush Avenue in Brooklyn, are accessible via subway, bus, train, ferry and also by car. Both the Manhattan and Brooklyn bridges, as well as the Brooklyn-Queens Expressway, have ramps within three blocks, which offer direct vehicle access to the DUMBO neighborhood of Brooklyn. The DUMBO Heights Portfolio Properties are also located within a range of one to four blocks of the F (via the York Street Station), A and C (via the High Street – Brooklyn Bridge station), and 2 and 3 (via the Clark Street station) subway lines and approximately 0.5 miles from Brooklyn’s Pier 1, which provides access to the East River, South Brooklyn and Wall Street/Pier 11 ferry lines.

According to the appraisal, as of year-end 2017, the Brooklyn office market consisted of approximately 28.1 million SF of office space with a direct vacancy rate of 9.9% and an average asking rent of $52.60 and $44.77 per SF for Class A and Class B office space, respectively. As of the same period, the DUMBO office submarket consisted of approximately 3.3 million SF of office space with a direct vacancy rate of 16.6% and an average asking rent of $76.85 and $56.15 per SF for Class A and Class B office space, respectively. According to a third party report, as of year-end 2017, the population within a one-, three- and five-mile radius was 106,570, 1,079,965 and 2,690,007, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $128,903, $137,580 and $123,431, respectively. The table below shows the in-place underwritten gross rent compared to the appraisal’s concluded market gross rent on the occupied space at the DUMBO Heights Portfolio Properties.

Type of Space	Occupied GLA(1)	Underwritten Gross Rent per SF(1)	Concluded Market Rent per SF(2)
Retail	36,713	$41.38	$53.15
Office	672,521	$56.01	$59.36
Total / Wtd. Avg.	709,234	$55.25	$59.04
(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street Property, 77 Sands Street Property and 81 Prospect Street Property.

(2)	Source: Appraisal.

According to the appraisal, Brooklyn is projected to have one of the fastest employment growth rates of any New York City borough over the next five years. The appraisal highlighted several demand drivers for continued growth in the Brooklyn office market, including but not limited to, the rising cost of office space in Manhattan, large scale redevelopment projects such as the Domino Sugar Factory, the Watchtower properties and Brooklyn Navy Yard that will continue to reshape the office market, and the fact that the DUMBO Heights Portfolio Properties are situated within an area known as Brooklyn’s “Tech Triangle.” The “Tech Triangle” is an area identified by a local initiative that is currently being promoted to encourage Brooklyn’s evolution into a hub for technology companies. The plan, which is led by the Downtown Brooklyn Partnership, aims to cultivate a connection between downtown Brooklyn and the growing technology company presence in the DUMBO neighborhood and Brooklyn Navy Yard.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

39

LOAN #1: DUMBO HEIGHTS PORTFOLIO

The following table presents certain information relating to the primary competition for the DUMBO Heights Portfolio Property:

Directly Competitive Buildings(1)

Property Name	Office Area (GLA)	Class	Year Built/Renovated	Number of Stories	Occupancy	Direct Asking Rent Low to High (per SF)
DUMBO Heights Portfolio	753,074(2)	A	Various(3)/2017	9 - 12	94.2%(2)	$55.00 - $65.00(4)
Empire Stores – 55 Washington Street	443,011	A	1962/2017	6	98.4%	$75.00 - $85.00
58-78 Jay Street	320,000	B	1914	10	94.0%	$45.00 - $52.00
45 Main Street	475,000	A	1912/2000	12	94.0%	$45.00 - $55.00
25 Washington Street	50,457	B	1902/1999	7	100.0%	NAV
20 Jay Street	443,011	A	1962/2017	6	98.4%	$75.00 - $85.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street Property, 77 Sands Street Property and 81 Prospect Street Property.

(3)	The 55 Prospect Street Property was built in 1967, the 117 Adams Street Property was built in 1926, the 77 Sands Street Property was built in 1962 and the 81 Prospect Street Property was built in 1909.

(4)	Represents the range of concluded market office rent from the appraisal for the DUMBO Heights Portfolio Properties.

■	The Borrowers. The borrowers are RFR 117 Adams Owner LLC, RFR/K 117 Adams Owner LLC, KC 117 Adams Owner LLC, RFR 77 Sands Owner LLC, RFR/K 77 Sands Owner LLC, KC 77 Sands Owner LLC, RFR 55 Prospect Owner LLC, RFR/K 55 Prospect Owner LLC, KC 55 Prospect Owner LLC, RFR 81 Prospect Owner LLC, RFR/K 81 Prospect Owner LLC and KC 81 Prospect Owner LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrowing entities are each owned by the same three tenant-in-common entities: Desert Dumbo TIC LLC (37.7% interest), RFR/K Dumbo TIC LLC (46.6% interest) and KC Dumbo TIC LLC (15.7% interest). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DUMBO Heights Portfolio Loan Combination. Seryl Kushner, Aby Rosen and Michael Fuchs are the nonrecourse carve-out guarantors for the DUMBO Heights Portfolio Loan Combination.

RFR, founded by Aby Rosen and Michael Fuchs, is a real estate investment firm based in New York City with a core focus on select urban markets in the United States and Germany. RFR’s current portfolio has grown to include more than 100 properties comprising commercial, hospitality, residential and retail holdings. Some of RFR’s holdings include 160 Fifth Avenue, 375 Park Avenue, 390 Park Avenue, 17 State Street, 757 Third Avenue and 275 Madison Avenue. Kushner Companies is a diversified real estate organization headquartered in New York City with a national portfolio consisting of more than 20,000 multifamily units and approximately 13.0 million SF of office, industrial and retail space. Some of Kushner Companies’ holdings include the Puck Building, 170 East Second Street and the Austin Nichols House.

■  Escrows. On the origination date of the DUMBO Heights Portfolio Loan Combination, the borrowers funded a reserve of (i) $829,359 for real estate taxes, (ii) $35,650 for deferred maintenance, (iii) $10,760,171 for unfunded obligations, (iv) $5,904,411 for free rent (which is inclusive of $363,136 of gap rent related to the Etsy must-take space) and (v) $350,860 for gap rent related to the Shadowbox tenant (ground floor retail space utilized as a boxing gym) at the 55 Prospect Street Property.

On each due date, the borrowers will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $207,340 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, to the extent that insurance is not covered under an acceptable blanket policy, (iii) $9,413 for capital expenditures and (iv) $83,333 for tenant improvements and leasing commissions.

■	Lockbox and Cash Management. The DUMBO Heights Portfolio Loan Combination documents require a hard lockbox with in place cash management. The borrowers are required to deliver tenant direction letters to each existing tenant at the DUMBO Heights Portfolio Properties directing each of them to remit their rent checks directly to the clearing account. The borrowers are also required to deliver a tenant direction letter to each and every future commercial tenant. The borrowers are required to (or are required to cause the property manager to) deposit all revenue derived from the DUMBO Heights Portfolio Properties into the clearing account within two business days of receipt. All funds deposited into the clearing account are required to be swept by the clearing bank on each business day into the deposit account and will, so long as no event of default exists under the DUMBO Heights Portfolio Loan Combination, be disbursed on each payment date to fund, among other things, reserves, debt service and mezzanine debt service related to the DUMBO Heights Portfolio Loan. Any funds remaining in the deposit account after the foregoing disbursements will, if no Trigger Period (as defined below) exists and no event of default under the DUMBO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

40

LOAN #1: DUMBO HEIGHTS PORTFOLIO

Heights Portfolio Loan Combination documents exists, be paid to the borrower, and if a Trigger Period or event of default exists, be held as additional collateral for the DUMBO Heights Portfolio Loan Combination.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the DUMBO Heights Portfolio Loan documents or mezzanine loan documents, (ii) the debt service coverage ratio of the DUMBO Heights Portfolio Loan Combination being, with respect to the period commencing on the origination date of the DUMBO Heights Loan Combination through September 5, 2020, less than 1.05x or, with respect to the period commencing on September 6, 2020 and thereafter, less than 1.10x (the “DSCR Hurdle”), and (iii) the occurrence of a Specified Tenant Trigger Period (defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio of the DUMBO Heights Portfolio Loan Combination being equal to or greater than the applicable DSCR Hurdle for one calendar quarter, and (z) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the DUMBO Heights Portfolio Loan documents.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a tenant accounting for 20.0% or more of the total rentable area (or any parent or affiliate of such tenant that guarantees the related lease) or a tenant accounting for 20.0% or more of the total rental income for the DUMBO Heights Portfolio Properties (a “Specified Tenant”) being in material monetary default or non-monetary default beyond applicable notice and cure periods, (ii) any Specified Tenant failing to be in actual, physical possession of its space or failing to be open for business, in each case, unless such tenant has a long-term unsecured debt rating of at least “BBB-” from S&P and at least an equivalent rating from each rating agency that rates such tenant, (iii) a Specified Tenant giving notice of its intent to terminate its lease for all or a portion of its space, on the date that is twelve months prior to the effective date of such termination, (iv) any termination or cancellation of any Specified Tenant lease or any portion thereof and/or any Specified Tenant lease (or any portion thereof) failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) any Specified Tenant failing to extend or renew all or any portion of its lease by the related deadline, and (B) expiring upon the cure of the applicable trigger in accordance with the DUMBO Heights Portfolio Loan documents.

■	Property Management. The DUMBO Heights Portfolio Property is currently managed by Watchtower Property Manager, LLC, a borrower affiliate. Under the DUMBO Heights Portfolio Loan documents, the lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the DUMBO Heights Portfolio Loan documents is continuing; (iii) one or more members of the senior management of the property manager commits any act of fraud, gross negligence, willful misconduct or misappropriation of funds with respect to the property, unless the property manager promptly cures such act and removes the applicable member or members of the senior management of the property manager who committed such act; or (iv) a non-monetary material default or monetary default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager with either (a) a successor property manager approved in writing by the lender in the lender’s reasonable discretion and by the applicable rating agencies or (b) certain specified property managers and their affiliates provided that no material adverse change has occurred with respect to such person, and in each case, each property manager enters into a new management agreement.

■	Current Mezzanine or Secured Subordinate Indebtedness. The DUMBO Heights Portfolio Subordinate B Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $145.0 million, accrue interest at a fixed interest rate of 5.40000% per annum. The DUMBO Heights Portfolio mezzanine A loan, with an outstanding principal balance as of the Cut-off Date of $80.0 million, accrues interest at a fixed interest rate of 5.70000% per annum. The DUMBO Heights Portfolio mezzanine B loan, with an outstanding principal balance as of the Cut-off Date of $75.0 million, accrues interest at a fixed interest rate of 7.10000% per annum. The DUMBO Heights Portfolio Subordinate B Notes, the DUMBO Heights Portfolio mezzanine A loan and DUMBO Heights Portfolio mezzanine B loans each have a 60-month term and are interest only for the full term.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

41

LOAN #1: DUMBO HEIGHTS PORTFOLIO

Financial Information

	DUMBO Heights Portfolio Senior A Notes	DUMBO Heights Portfolio Total Debt
Cut-off Date Balance	$180,000,000	$480,000,000
Cut-off Date LTV Ratio	28.1%	75.0%
Maturity Date LTV Ratio	28.1%	75.0%
DSCR Based on Underwritten NCF	3.89x	1.13x
Debt Yield Based on Underwritten NOI	16.6%	6.2%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. At any time after the earlier to occur of (x) August 30, 2021 and (y) the second anniversary of the securitization of the last note of the DUMBO Heights Portfolio Loan Combination, and provided that each of the DUMBO Heights Portfolio mezzanine A loan and the DUMBO Heights Portfolio mezzanine B loan are defeased, prepaid or repaid in accordance with the requirements of the related mezzanine loan agreements, the DUMBO Heights Portfolio borrowers are permitted to obtain the release of (a) the 81 Prospect Street Property, (b) the 117 Adams Street Property or (c) both the 81 Prospect Street Property and 117 Adams Street Property (the “DUMBO Heights Potential Release Properties”), provided that, among other things, (i) the DUMBO Heights Portfolio borrowers defease an amount equal to the greater of (x) 130.0% of the allocated loan amount for the DUMBO Heights Portfolio Potential Release Property being released and (y) 90.0% of the net sales proceeds applicable to the DUMBO Heights Portfolio Potential Release Property being released; (ii) after giving effect to the sale and the defeasance, (z) the debt yield on the remaining DUMBO Heights Portfolio Properties, with respect to a partial release of the 81 Prospect Street Property, is equal to or greater than 7.0%, with respect to a partial release of the 117 Adams Street Property, is equal to or greater than 7.25%, or with respect to a partial release of the 81 Prospect Street Property and the 117 Adams Street Property, is equal to or greater than 7.25%; (iii) such release is in compliance with REMIC-related requirements; (iv) no event of default has occurred and is continuing; and (v) the DUMBO Heights Portfolio borrowers deliver to the lender a rating agency confirmation. In connection with any partial defeasance, the release price will be allocated between the DUMBO Heights Portfolio Senior A Notes and the DUMBO Heights Portfolio Subordinate B Notes, on a pari passu and pro rata basis, based on outstanding principal balances (and then between the notes comprising the DUMBO Heights Portfolio Senior A Notes and between the notes comprising the DUMBO Heights Portfolio Subordinate B Notes, respectively, in each case on a pro rata, pari passu basis).

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the DUMBO Heights Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the gross income of the DUMBO Heights Portfolio Property for a period of not less than 18 months. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $100,000, except with respect to earthquake and windstorm/named storm which may provide for no deductible in excess of 5% of the total insurable value of the DUMBO Heights Portfolio Property. Notwithstanding the foregoing, in the event Terrorism Risk Insurance Act of November 26, 2002, as amended (TRIA) and/or Terrorism Risk Insurance Program Reauthorization Act of 2015, as amended (TRIPRA) is not renewed or extended (or replaced by a comparable statute) at any time during the term of the Loan, and terrorism insurance coverage is then subject to rating and availability on the open market, for each subsequent policy term, borrower must obtain and maintain terrorism insurance coverage for insurance with respect to the improvements and personal property, loss of rents and/or business interruption insurance, commercial general liability insurance and excess liability/umbrella liability insurance required pursuant to the terms of the DUMBO Heights Portfolio Loan agreement, at a cost not to exceed 200% of all then-current insurance premiums for all insurance coverages required pursuant to the DUMBO Heights Portfolio Loan documents (the “Terrorism Cap”) and if the cost exceeds such Terrorism Cap, borrower will be required to purchase the maximum amount of coverage available with funds equal to the Terrorism Cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

42

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43

LOAN #2: Liberty Portfolio

8501 East Raintree Drive, Scottsdale, AZ

1850
WageWorks
LIBERTY CENTER
at Rio Salado

1850 West Rio Salado Parkway, Tempe, AZ

1910 West Rio Salado Parkway, Tempe, AZ

1930 West Rio Salado Parkway, Tempe, AZ

1870 West Rio Salado Parkway, Tempe, AZ

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

44

LOAN #2: Liberty Portfolio

NORTH NORTHSIGHT BOULEVARD
8501 EAST RAINTREE DRIVE
Vanguard
PARKING GARAGE
EAST RAINTREE DRIVE
Collateral
8501 East Raintree Drive

1930 BUILDING
1870 BUILDING
PARKING GARAGE
CARVANA
DriveTime
CENTENE
PARKING GARAGE
PARKING GARAGE
PARKING GARAGE
DHL
CENTENE
CENTENE
WageWorks
PARKING GARAGE
NORTH PRIEST DRIVE
WEST RIO SALADO PARKWAY
1910 BUILDING
1850 BUILDING
Collateral
Liberty Center

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

45

LOAN #2: Liberty Portfolio

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

46

LOAN #2: Liberty Portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2		Loan Seller(3)	CREFI/CCRE
Location (City/State)	Various, Arizona		Cut-off Date Balance(3)	$52,850,000
Property Type	Office		Cut-off Date Balance per SF(2)	$205.65
Size (SF)	805,746		Percentage of Initial Pool Balance	7.2%
Total Occupancy as of 5/31/2018	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 5/31/2018	100.0%		Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	Various / NAP		Mortgage Rate	4.75500%
Appraised Value(1)	$256,700,000		Original Term to Maturity (Months)	120
Appraisal Date(1)	Various		Original Amortization Term (Months)	NAP
Borrower Sponsor	Bruce Karsh		Original Interest Only Period (Months)	120
Property Management	Signature Real Estate Services, Inc.		First Payment Date	11/6/2018
			Maturity Date	10/6/2028

Underwritten Revenues	$19,169,391
Underwritten Expenses	$4,059,580	Escrows
Underwritten Net Operating Income (NOI)	$15,109,811		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,130,019	Taxes	$89,189	$44,594
Cut-off Date LTV Ratio(2)	64.6%	Insurance	$18,366	$9,183
Maturity Date LTV Ratio(2)	64.6%	Replacement Reserve	$0	$13,429
DSCR Based on Underwritten NOI / NCF(2)	1.89x / 1.77x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.1% / 8.5%	Other(4)	$1,351,754	$77,257

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination	$165,700,000	63.9%	Purchase Price	$255,000,000	98.3%
New Cash Contribution	92,058,681	35.5	Closing Costs	2,896,463	1.1
Other Sources(5)	1,597,091	0.6	Upfront Reserves	1,459,309	0.6

Total Sources	$259,355,773	100.0%	Total Uses	$259,355,773	100.0%

(1)	See “Portfolio Summary” chart below for the Appraised Values and Appraisal Dates for the individual Liberty Portfolio Properties (as defined below).

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Liberty Portfolio Loan Combination (as defined below).

(3)	The Liberty Portfolio Loan Combination was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Bank PLC (“Barclays”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”). The Cut-off Date Balance of $52,850,000 represents the non-controlling notes A-2 ($30,000,000) and A-8 ($10,000,000), which are being contributed by CREFI, and the non-controlling note A-7 ($12,850,000), which is being contributed by CCRE, of the Liberty Portfolio Loan Combination, which is evidenced by eight pari passu senior notes and has an aggregate outstanding principal balance as of the Cut-off Date of $165,700,000. See “—The Mortgage Loan” below.

(4)	Upfront Other reserve includes (i) $3,125 for deferred maintenance, (ii) $1,161,769 for unfunded obligations, (iii) $109,603 for free rent related to the Carvana, LLC tenant and (iv) $77,257 for a GPLET (as defined below) ground rent reserve. See “—Tax Abatement” below for more detail on the GPLET ground lease related to the Liberty Center at Rio Salado Property (as defined below). Monthly Other reserves includes one-twelfth of the ground rent payable during the next-ensuing 12 months under the GPLET leases with respect to the Liberty Center at Rio Salado Property (initially estimated to be $77,257 per month).

(5)	Other Sources consist of various credits awarded to the purchaser at origination, including, but not limited to: prepaid rents, tenant improvement allowances, free rent, tenant security deposits and real estate tax credits.

■	The Mortgage Loan. The mortgage loan (the “Liberty Portfolio Loan”) is part of a loan combination (the “Liberty Portfolio Loan Combination”) evidenced by eight pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple and/or leasehold interests in a two-property Class A office portfolio located in Arizona and totaling 805,746 SF of fully occupied space (the “Liberty Portfolio Properties” or the “Liberty Portfolio”). The Liberty Portfolio Loan, which is evidenced by the non-controlling notes A-2 ($30,000,000), A-8 ($10,000,000) and A-7 ($12,850,000), had an aggregate original principal balance of $52,850,000, has an aggregate outstanding principal balance as of the Cut-off Date of $52,850,000 and represents approximately 7.2% of the Initial Pool Balance. The Liberty Portfolio Loan Combination had an aggregate original principal balance of $165,700,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $165,700,000. The controlling note A-1 and non-controlling note A-3, which had an aggregate original principal balance of $50,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, are currently held by CREFI and expected to be contributed to the Benchmark 2018-B7 securitization transaction upon closing of such transaction. The non-controlling notes A-4 and A-5, which had an aggregate original principal balance of $37,850,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $37,850,000, are currently held by Barclays and expected to be contributed to one or more future securitization transactions. The non-controlling note A-6, which had an original principal balance of $25,000,000 and has an outstanding principal balance as of the Cut-off Date of $25,000,000, is currently held by CCRE and expected to be contributed to one or more future securitization transactions. The Liberty Portfolio Loan Combination, which accrues interest at a fixed rate of 4.75500% per annum, was originated by CREFI, Barclays and CCRE on September 26, 2018. The proceeds of the Liberty Portfolio Loan Combination and new cash contribution from the sponsor were primarily used to acquire the Liberty Portfolio Properties, pay origination costs and fund reserves.

The Liberty Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Liberty Portfolio Loan requires monthly payments of interest only for the term of the Liberty Portfolio Loan. The scheduled maturity date of the Liberty Portfolio Loan is the due date in October 2028. At any time after the earlier of (i) September 26, 2021 and (ii) the second anniversary of the securitization of the last note of the Liberty Portfolio

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

47

LOAN #2: Liberty Portfolio

Loan Combination, the Liberty Portfolio Loan may be defeased with direct non–callable obligations backed by the full faith and credit of the United States of America. Voluntary prepayment of the Liberty Portfolio Loan is permitted on or after the due date occurring in August 2028 without payment of any prepayment premium.

Liberty Portfolio Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2, A-7, A-8	$52,850,000	$52,850,000	CGCMT 2018-C6	No
A-1, A-3	$50,000,000	$50,000,000	CREFI(1)	Yes
A-4, A-5	$37,850,000	$37,850,000	Barclays(2)	No
A-6	$25,000,000	$25,000,000	CCRE(2)	No
Total	$165,700,000	$165,700,000

(1)	Currently held by CREFI and expected to be contributed to the Benchmark 2018-B7 securitization transaction upon closing of such transaction.

(2)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Liberty Portfolio consists of a two-property Class A office portfolio. The Liberty Center at Rio Salado campus (682,406 SF) includes four office buildings built from 2014 to 2017 located at 1850, 1870, 1910 and 1930 West Rio Salado Parkway in Tempe, Arizona (the “Liberty Center at Rio Salado Property”). The Liberty Center at Rio Salado Property is situated on a site covering approximately 40.7 acres and is 100.0% occupied as of the underwritten rent rolls dated May 31, 2018 by national tenants including Centene Management Company, LLC (“Centene”), DHL Express, Inc. (“DHL Express”) and WageWorks, Inc. (“WageWorks”). The buildings at the Liberty Center at Rio Salado Property, which consist of three two-story Class A office buildings and one three-story Class A office building, offer 4,078 surface parking spaces (which equates to approximately 6.0 parking spaces per 1,000 SF of GLA). The Liberty Center at Rio Salado Property also offers redundant power, balconies, cafeterias, mountain views and access to downtown Tempe and Phoenix Sky Harbor International Airport. The property located at 8501 East Raintree Drive (123,340 SF) is a three-story, Class A, LEED Gold office building that was built-to-suit for The Vanguard Group, Inc. (“The Vanguard Group”) in 2006 and is located in Scottsdale, Arizona (the “8501 East Raintree Drive Property”). The 8501 East Raintree Drive Property is situated on a site covering approximately 13.8 acres and remains 100.0% occupied by The Vanguard Group as of the underwritten rent roll dated May 31, 2018. The Vanguard Group lease commenced in 2006, expires in July 2026 and offers two five-year renewal options. The 8501 East Raintree Drive Property amenities include approximately 28,000 SF of landscaped outdoor patio area. The 8501 East Raintree Drive Property also contains a parking garage with 594 parking spaces (which equates to approximately 4.8 parking spaces per 1,000 SF of GLA). Overall, the Liberty Portfolio Properties are 100.0% occupied by six national tenants with a weighted average remaining lease term from the Cut-off Date of 7.1 years.

Portfolio Summary(1)

Property Name	Year Built	SF	Property Occupancy	Allocated Cut-off Date Balance	% Allocated Loan Combination Original Balance	Appraisal Date(2)	Appraised Value(2)	% Appraised Value(2)	UW NCF
Liberty Center at Rio Salado	Various(2)	682,406	100.0%	$140,737,635	84.9%	8/22/2018	$212,910,000	82.9%	$11,962,700
8501 East Raintree Drive	2006	123,340	100.0	24,962,365	15.1	8/24/2018	43,790,000	17.1	2,167,319
Total / Wtd. Avg.		805,746	100.0%	$165,700,000	100.0%		$256,700,000	100.0%	$14,130,019

(1)	Based on the underwritten rent roll dated May 31, 2018 and the Liberty Portfolio Loan Combination documents.

(2)	The Liberty Center at Rio Salado Property consists of four buildings: 1850 West Rio Salado Parkway (built in 2014 and represents approximately 18.0% of Liberty Portfolio Underwritten Net Operating Income (“NOI”)), 1870 West Rio Salado Parkway (built in 2017 and represents approximately 29.9% of Liberty Portfolio Underwritten NOI), 1910 West Rio Salado Parkway (built in 2014 and represents approximately 20.0% of Liberty Portfolio Underwritten NOI), and 1930 West Rio Salado Parkway (built in 2016 and represents approximately 16.8% of Liberty Portfolio Underwritten NOI).

Centene (352,988 SF; 43.8% of GLA; 44.1% of Underwritten Base Rent): Centene, rated Ba1/BB+ by Moody’s/S&P, is a Fortune 500 multi-national healthcare company headquartered in St. Louis, Missouri. Centene utilizes its space at the Liberty Center at Rio Salado Property as one of the primary office locations for its Nursewise (a wholly-owned subsidiary of Centene in the business of providing multilingual telehealth services) and Cenpatico Integrated Care (a wholly-owned subsidiary of Centene that offers agencies, health plans, and states solutions to administer healthcare services more effectively) business lines. Centene first leased 77,867 SF of space in October 2015 and has since expanded to its current footprint of 352,988 SF across multiple buildings at the Liberty Center at Rio Salado Property. Centene occupies 236,131 SF through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 SF through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 SF through December 31, 2028 in the 1910 West Rio Salado Parkway building, and has two five-year renewal options and no termination options. For the fiscal year ending December 31, 2017, Centene reported approximately $48.4 billion in total revenues and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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approximately 33,700 employees. As of October 16, 2018, Centene had a market capitalization of approximately $30.1 billion.

The Vanguard Group (123,340 SF; 15.3% of GLA; 15.9% of Underwritten Base Rent): The Vanguard Group is a privately-owned investment manager founded in 1975 and, as of January 31, 2018, it employed approximately 16,600 people in the United States and had approximately $5.1 trillion in global assets under management. The Vanguard Group primarily provides its services to investment companies and caters to pooled investment vehicles, corporations, individuals, retirement plan sponsors, institutional investors, separate account institutional clients and financial advisors. The Vanguard Group utilizes the entire 123,340 SF of office space at the 8501 East Raintree Drive Property as a regional office and has been in occupancy since the property was constructed in 2006.

DHL Express (117,593 SF; 14.6% of GLA; 15.0% of Underwritten Base Rent): DHL Express, rated A3/BBB+ by Moody’s/Fitch, the United States branch of Deutsche Post DHL Group, one of the world’s largest international courier service company with express, global forwarding, freight and supply chain divisions, utilizes its space at the Liberty Center at Rio Salado Property as a corporate office. Deutsche Post DHL Group currently employs approximately 520,000 employees in over 220 countries worldwide. As of October 16, 2018, Deutsche Post DHL Group had a market capitalization of approximately $40.7 billion. According to the 2017 annual report, Deutsche Post DHL Group reported earnings before interest and taxes of approximately $4.65 billion for fiscal year 2017.

The following table presents certain information relating to the major retail tenants (of which certain tenants may have co-tenancy provisions) at the Liberty Portfolio Properties:

Largest Owned Tenants(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Centene(4)	NR / Ba1 / BB+	352,988	43.8%	$6,897,298	44.1%	$19.54	1/31/2028	2, 5-year options
The Vanguard Group	NR / NR / NR	123,340	15.3	2,485,301	15.9	20.15	7/31/2026	2, 5-year options
DHL Express	BBB+ / A3 / NR	117,593	14.6	2,347,468	15.0	19.96	2/28/2023	2, 5-year options
WageWorks, Inc.	NR / NR / NR	76,162	9.5	1,330,550	8.5	17.47	12/31/2021	2, 5-year options
Carvana, LLC(5)	NR / NR / NR	69,774	8.7	1,332,683	8.5	19.10	2/29/2024	3, 5-year options
DriveTime Automotive Group, Inc.(5)	NR / NR / NR	65,889	8.2	1,258,480	8.0	19.10	2/29/2024	3, 5-year options
Largest Owned Tenants		805,746	100.0%	$15,651,781	100.0%	$19.43
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		805,746	100.0%	$15,651,781	100.0%	$19.43

(1)	Based on the underwritten rent roll dated May 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for investment grade tenants (DHL Express).

(4)	Centene occupies 236,131 SF through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 SF through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 SF through December 31, 2028 in the 1910 West Rio Salado Parkway building.

(5)	DriveTime Automotive Group, Inc. subleases its 65,889 SF of space to Carvana, LLC. The sublease is co-terminus with, and requires the same rent, as the original DriveTime Automotive Group, Inc. lease. In total, Carvana, LLC occupies 135,663 SF at the 1930 West Rio Salado Parkway building.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to the retail lease rollover schedule at the Liberty Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
2018 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	76,162	9.5	9.5%	1,330,550	8.5	$17.47	1
2022	0	0.0	9.5%	0	0.0	$0.00	0
2023	117,593	14.6	24.0%	2,347,468	15.0	$19.96	1
2024	135,663	16.8	40.9%	2,591,163	16.6	$19.10	2
2025	0	0.0	40.9%	0	0.0	$0.00	0
2026	123,340	15.3	56.2%	2,485,301	15.9	$20.15	1
2027	0	0.0	56.2%	0	0.0	$0.00	0
2028(4)	352,988	43.8	100.0%	6,897,298	44.1	$19.54	3
2029 & Beyond	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	805,746	100.0%		$15,651,781	100.0%	$19.43	8

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for investment grade tenants (DHL Express).

(4)	Centene occupies 236,131 SF through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 SF through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 SF through December 31, 2028 in the 1910 West Rio Salado Parkway building.

The following table presents certain information relating to historical leasing at the Liberty Portfolio Properties:

Historical Leased %(1)

As of 5/31/2018(2)
Owned Space	100.0%

(1)	Due to the various construction dates of the Liberty Portfolio Properties, historical occupancy information on a portfolio basis is not available. The 8501 East Raintree Drive Property has maintained 100.0% occupancy since 2008 and the buildings located at the Liberty Center at Rio Salado Property have steadily increased occupancy each year since construction was completed to reach the current 100.0% occupancy levels represented in the underwritten rent rolls dated May 31, 2018.

(2)	Based on the underwritten rent roll dated May 31, 2018.

■	Tax Abatement. The four buildings located at the Liberty Center at Rio Salado Property receive a 50.0% real estate tax abatement for eight years commencing on the respective certificate of occupancy date for each building through a Government Property Lease Excise Tax (“GPLET”) abatement with the Arizona Department of Revenue and the City of Tempe. In lieu of paying real estate taxes, the borrower pays to the Arizona Department of Revenue and the City of Tempe, in the form of rent, 50.0% of what the respective buildings’ real estate taxes otherwise would have been (2018 rent due under the GPLET abatement for the four buildings located at the Liberty Center at Rio Salado Property was equal to $882,940). The borrower has a leasehold interest in each of the buildings located at the Liberty Center at Rio Salado Property, which are subject to the GPLET abatement until expiration of the underlying lease, at which point title in the fee interest will automatically vest in the borrower. The Liberty Portfolio Loan documents permit the borrower to acquire in fee the real property underlying any one or more GPLET ground leases in connection with the expiration, termination, and/or cancellation of such GPLET ground lease in accordance with the Liberty Portfolio Loan documents, including modifying the Liberty Portfolio Loan documents to spread to the fee interest. Real estate taxes were underwritten based on the 10-year average of each respective building’s current tax amount and full tax amount when the GPLET abatement expires. Assuming a 1.0% growth rate, 14.21% tax rate and 18.0% assessment ratio, the average annual real estate tax savings from the 2018/2019 tax year through the 2027/2028 tax year for the Liberty Center at Rio Salado Property is equal to $508,706 per year. The 8501 East Raintree Drive Property is not subject to an abatement and real estate taxes were underwritten to the budgeted amount equal to $509,650. Below is a table illustrating the GPLET abatements for each building at the Liberty Center at Rio Salado Property:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Liberty Center at Rio Salado Tax Abatement Summary

Liberty Center at Rio Salado Building	Certificate of Occupancy Date	GPLET Expiration Date	Remaining GPLET Term (years)(1)	Unabated Annual Real Estate Tax 10-yr Average	UW Annual Real Estate Tax 10-yr Average
1850 West Rio Salado Parkway	10/30/2014	10/29/2022	3.9	$535,060	$431,237
1870 West Rio Salado Parkway	2/15/2018	2/14/2026	7.2	$412,042	$246,330
1910 West Rio Salado Parkway	7/8/2015	7/7/2023	4.6	$508,615	$384,629
1930 West Rio Salado Parkway	9/28/2016	9/27/2024	5.8	$391,784	$276,599
Total / Wtd. Avg.			5.1	$1,847,501	$1,338,795

(1)	Remaining GPLET Term (years) is based on the Cut-off Date for the CGCMT 2018-C6 trust in December 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Liberty Portfolio Properties:

Cash Flow Analysis(1)

	2016	2017	Annualized T-7 7/31/2018	Underwritten		Underwritten $ per SF
Base Rent	$7,167,149	$8,527,073	$14,118,837	$15,204,627	(2)	$18.87
Rent Steps	0	0	0	447,154	(3)	0.55
Reimbursements	1,636,533	1,973,158	2,845,390	4,078,245		5.06
Gross Potential Rent	$8,803,682	$10,500,231	$16,964,227	$19,730,026		$24.49
Other Income(4)	1,504	1,017	0	0		0.00
Parking	101,350	332,312	397,500	425,867		0.53
Economic Vacancy & Credit Loss(5)	0	0	(3)	(986,501)		(1.22)
Effective Gross Income	$8,906,536	$10,833,560	$17,361,723	$19,169,391		23.79

Real Estate Taxes(6)	$917,693	$1,064,918	$1,347,045	$1,848,445		$2.29
Insurance	25,512	35,316	39,670	104,950		0.13
Management Fee	246,091	335,747	622,361	575,082		0.71
Other Operating Expenses	515,579	649,349	849,823	1,531,103		1.90
Total Operating Expenses	$1,704,875	$2,085,330	$2,858,899	$4,059,580		$5.04

Net Operating Income(7)	$7,201,661	$8,748,230	$14,502,824	$15,109,811		$18.75
Replacement Reserves	0	0	0	161,149		0.20
TI/LC	0	0	0	818,643		1.02
Net Cash Flow	$7,201,661	$8,748,230	$14,502,824	$14,130,019		$17.54

Occupancy	NAV	NAV	100.0%(2)	95.0%(5)
NOI Debt Yield(8)	4.3%	5.3%	8.8%	9.1%
NCF DSCR(8)	0.90x	1.10x	1.82x	1.77x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent rolls dated May 31, 2018.

(3)	Represents approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for investment grade tenants (DHL Express).

(4)	Other Income consists of telecommunications income for the 2016 and 2017 historical cash flow information.

(5)	Underwritten Economic Vacancy & Credit Loss represents the economic vacancy of 5.0%.

(6)	Real Estate Taxes ($1,848,445) were underwritten using the budgeted real estate tax amount for the 8501 East Raintree Property ($509,650), and the 10-year average of the current abated real estate taxes and the fully unabated real estate taxes due when the GPLET’s expire at each of the respective buildings that make up the Liberty Center at Rio Salado Property ($1,338,795). See “—Tax Abatements” above.

(7)	The difference between 2016 Net Operating Income, 2017 Net Operating Income, the Annualized T-7 7/31/2018 and the Underwritten Net Operating Income is primarily attributable to the construction and stabilization of the Liberty Center at Rio Salado Property. The Liberty Center at Rio Salado Property consists of four buildings: 1850 West Rio Salado Parkway (built in 2014 and represents approximately 18.0% of Underwritten Net Operating Income), 1870 West Rio Salado Parkway (built in 2017 and represents approximately 29.9% of Underwritten Net Operating Income), 1910 West Rio Salado Parkway (built in 2014 and represents approximately 20.0% of Underwritten Net Operating Income), and 1930 West Rio Salado Parkway (built in 2016 and represents approximately 16.8% of Underwritten Net Operating Income). The 8501 East Raintree Drive Property was built in 2006 and represents approximately 15.4% of Underwritten Net Operating Income. The Liberty Portfolio Properties are all 100.0% leased and all outstanding landlord obligations and free rent were reserved for at origination.

(8)	Calculated based on the Liberty Portfolio Loan Combination.

■	Appraisal. According to the appraisal, the Liberty Portfolio Properties had an aggregate “as-is” appraised value of $256,700,000 as of August 2018.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Liberty Center at Rio Salado	Direct Capitalization Approach	$210,280,000	N/A	6.00%
	Discounted Cash Flow Approach(1)	$212,910,000	7.00%	6.25%	(1)
8501 East Raintree Drive	Direct Capitalization Approach	$43,950,000	N/A	5.50%
	Discounted Cash Flow Approach(1)	$43,790,000	7.25%	6.00%	(1)

(1)	Represents the terminal cap rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Environmental Matters. According to the Phase I environmental reports, dated July 23, 2018, there are no recognized environmental conditions or recommendations for further action at the Liberty Portfolio Properties.

■	Market Overview and Competition. The Liberty Portfolio Properties are located within the Phoenix office market which, according to the appraisal as of year-end 2017, had an overall office supply of approximately 179.4 million SF, a vacancy rate of 14.6% and average asking rent of $23.94 per SF. According to the appraisal, during the period beginning in 2009 and ending June 30, 2018, the Phoenix office market added approximately 12.4 million SF of supply and reduced vacancy by approximately 6.2% while maintaining an average asking rent that ranged from $23.52 per SF in 2009 to $25.14 per SF as of June 30, 2018. According to a third party report, the technology industry continues to expand, and many technology companies have relocated from Southern California or expanded in the Phoenix office market to utilize the cheaper rents for back-office operations. The Phoenix office market is currently home to the back-office operations of prominent technology companies including PayPal, Yelp and San Francisco-based financial technology firm Upgrade. According to the appraisal, the Phoenix market has also become a significant market in the United States for advanced business services jobs in the financial sector. According to the United States Bureau of Labor Statistics, as of August 31, 2018, the financial services sector accounts for approximately 9.1% of total non-farm employment in the Phoenix market and supports approximately 191,500 jobs. Since the beginning of 2017, firms such as Bank of the West, Charles Schwab, and Northern Trust have relocated or expanded within the Phoenix office market.

The buildings that make up the Liberty Center at Rio Salado Property are located at 1850, 1870, 1910 and 1930 West Rio Salado Parkway in Tempe, Arizona, approximately 9.5 miles east of downtown Phoenix. Tempe, the eighth largest city in Arizona, is an urban community located in the southeast valley that is bordered by Scottsdale to the north, Mesa to the east, Chandler to the south and Phoenix to the west. Tempe is served by Interstate 10, U.S. Route 60 and State Routes 101 and 143. The Salt River flows through the northern portion of Tempe, and Phoenix Sky Harbor International Airport is located approximately four miles west of Tempe. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 5,947, 91,845 and 328,873, respectively. Additionally, the average household income within a one-, three- and five-mile radius was $50,990, $51,485 and $60,211, respectively, as of year-end 2017. The Liberty Center at Rio Salado Property is part of the Phoenix Airport Area submarket, which, according to the appraisal, as of June 30, 2018, contained an office supply of approximately 12.4 million SF, with a vacancy rate of 21.8% and average gross asking rent equal to $23.83 per SF (compared to the weighted average UW Gross Rent at the Liberty Center at Rio Salado Property of $24.35 per SF).

The 8501 East Raintree Property is located in Scottsdale, Arizona, approximately 26.6 miles northeast of downtown Phoenix. Scottsdale, the seventh largest city in Arizona, is bordered by Tempe to the south, Fountain Hills and McDowell Mountain Regional Park to the east, Tonto National Forest to the north and Phoenix and Paradise Valley to the west. Scottsdale is served by Interstates 10 and 17, as well as U.S. Route 60, which are all located within 10 miles of the 8501 East Raintree Property. Also, Phoenix Sky Harbor International Airport is located approximately six miles west of Scottsdale. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 5,184, 70,146 and 168,757, respectively. Additionally, the average household income within a one-, three- and five-mile radius was $114,175, $125,706 and $127,144, respectively, as of year-end 2017. The 8501 East Raintree Property is part of the Scottsdale Airpark submarket, which, according to the appraisal as of June 30, 2018, contained an office supply of approximately 13.2 million SF with a vacancy rate of 13.1% and average gross asking rent equal to $27.76 per SF (compared to the Underwritten Gross Rent for The Vanguard Group at the 8501 East Raintree Property of $25.26 per SF).

The following table presents certain information relating to the primary competition for the Liberty Portfolio Properties:

Directly Competitive Buildings(1)

Property Name	Office Area (GLA)	City	Occupancy	Tenant Name	Lease Type	Rent (per SF)
Liberty Portfolio Properties	805,746 (2)	Tempe/Scottsdale	100.0%	Various	NNN	$19.75 - $20.00(3)
Price Road Office	66,759	Chandler	100.0%	Walgreens (Call Center)	NNN	$15.75
Chaparral Commerce Center	271,085	Scottsdale	100.0%	McKesson Corp.	NNN	$16.31
Norterra West One	147,638	Phoenix	100.0%	USAA (IT Dept.)	NNN	$17.21
Rio 2100	100,102	Tempe	100.0%	Varsity Tutors LLC	FSG	$28.37
Rio Office	63,500	Tempe	100.0%	Benchmark Elec., Inc.	FSG	$30.25
The Alameda	235,000	Tempe	93.2%	Lennar Homes	NNN	$19.00

(1)	Source: Appraisal unless otherwise indicated.

(2)	Based on the underwritten rent roll dated May 31, 2018.

(3)	Represents the range of concluded market office rent from the appraisal (on a net basis) for the Liberty Portfolio Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #2: Liberty Portfolio

■	The Borrower. The borrower is RS Phoenix Portfolio LLC, a Delaware limited liability company and single-purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Liberty Portfolio Loan Combination. H25A, LLC, a Delaware limited liability company, is the non-recourse carveout guarantor for the Liberty Portfolio Loan Combination.

Bruce Karsh, the borrower sponsor, is a co-chairman and co-founder of Oaktree Capital which, as of June 30, 2018, manages approximately $122.0 billion in assets. He is also the Chief Investment Officer and serves as portfolio manager for Oaktree Capital’s Distressed Opportunities, Value Opportunities and Multi-Strategy Credit strategies. Bruce Karsh serves on the boards of a number of privately-held companies and is a member of the investment committee of the Broad Foundations. He is a Duke University alumnus and served as Chairman of the Board of DUMAC, LLC, the entity that manages Duke University’s endowment, from 2005 to 2014.

■	Escrows. On the origination date of the Liberty Portfolio Loan Combination, the borrower funded a reserve of (i) $89,189 for real estate taxes, (ii) $18,366 for insurance, (iii) $3,125 for deferred maintenance, (iv) $1,161,769 for unfunded obligations, (v) $109,603 for Carvana, LLC free rent and (vi) $77,257 for ground rent related to the GPLET leases with respect to the Liberty Center at Rio Salado Property.

On each due date, the borrower will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $44,594 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy (initially estimated to be $9,183 per month), (iii) $13,429 for capital expenditures, (iv) one-twelfth of the ground rent payable during the next-ensuing 12 months under the GPLET leases with respect to the Liberty Center at Rio Salado Property (initially estimated to be $77,257 per month), and (v) on each monthly payment date occurring on and after the occurrence and during the continuance of a Specified Tenant Trigger Period (as defined below), the borrower will deposit an amount equal to the specified tenant sweep excess cash flow (within the meaning of Liberty Portfolio Loan Combination documents) generated by the Liberty Portfolio Properties for the immediately preceding interest accrual period.

■	Lockbox and Cash Management. The Liberty Portfolio Loan Combination documents require a hard lockbox with springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the Liberty Portfolio Properties directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each and every future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the Liberty Portfolio Properties into the clearing account promptly upon receipt. All funds deposited into the clearing account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Liberty Portfolio Loan Combination documents for the payment of taxes, insurance, debt service, and funding reserves, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Liberty Portfolio Loan Combination documents are (a) to the extent a Specified Tenant Trigger Period is continuing, swept into a Specified Tenant (as defined below) reserve, (b) to the extent a Trigger Period is continuing but no Specified Tenant Trigger Period is continuing, held by the lender in an excess cash flow reserve account as additional collateral for the Liberty Portfolio Loan Combination, or (c) to the extent that no Trigger Period is continuing, disbursed to the borrower.

A “Trigger Period” commences upon the earliest to occur of: (i) a mortgage loan event of default having occurred and is continuing, (ii) the debt service coverage ratio being less than 1.20x (unless the Collateral Cure Conditions (defined below) are satisfied) or (iii) the continuance of a “Specified Tenant Trigger Period”, which commences upon a Specified Tenant and/or the guarantor of the related Specified Tenant’s lease experiencing a bankruptcy event, a Specified Tenant ceasing to occupy its space or “going dark” (unless it is an investment-grade tenant), a Specified Tenant giving notice of its intent to terminate the space (such Trigger Period to commence a specified number of months prior to the designated termination date), a Specified Tenant terminating or canceling its lease or any portion thereof, its rejection in bankruptcy, or other failure of such lease to be in full force and effect, a Specified Tenant being in monetary default or material non-monetary default under its lease or a Specified Tenant failing to renew its lease prior to the Specified Tenant Extension Deadline (as defined below). A Trigger Period will expire upon, in the case of a Trigger Period caused by clause (i) above, the cure of such event of default; in the case of a Trigger Period caused by the event described in clause (ii) above, either the debt service coverage ratio is 1.25x for two consecutive calendar quarters or the borrower depositing with the lender cash or an evergreen letter of credit in an amount that (if

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

53

LOAN #2: Liberty Portfolio

applied to pay the balance of the Liberty Portfolio Loan Combination) would cause the Liberty Portfolio Loan Combination to have a DSCR at least equal to 1.25x( the “Collateral Cure Conditions”)(such reserve or letter of credit will be released to the borrower upon the Liberty Portfolio Loan Combination having a DSCR at or above 1.25x for two consecutive calendar quarters (not taking into account the foregoing reserve)); and in the case of a Trigger Period caused by the event described in clause (iii) above, the Specified Tenant Trigger Period ceasing to exist in accordance with the Liberty Portfolio Loan documents.

“Specified Tenant” means, as applicable, (i) Centene, (ii) The Vanguard Group and (iii) any tenant whose lease, individually or when aggregated with all other leases at the Liberty Portfolio Properties with the same tenant, any affiliate of such tenant, any guarantor of such tenant’s lease and/or any affiliate of such guarantor of such tenant’s lease, either (a) accounts for 25.0% or more of total rental income for the respective Liberty Portfolio Properties or (b) demises 25.0% or more of the respective Liberty Portfolio Properties’ gross leasable area.

“Specified Tenant Extension Deadline” means the earlier to occur of (A) (i) with respect to Centene, the date occurring 18 months prior to the expiration of the applicable term of the applicable Centene lease and (ii) with respect to any other Specified Tenant other than Centene, the date occurring 12 months prior to the expiration of the applicable Specified Tenant lease and (B) the deadline to renew the applicable Specified Tenant lease pursuant to such Specified Tenant Lease.

■	Property Management. The Liberty Portfolio Properties are currently managed by Signature Real Estate Services, Inc., an independent, third party property manager. Under the Liberty Portfolio Loan Combination documents, the lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the Liberty Portfolio Loan Combination documents is continuing; (iii) property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a material default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager with a successor property manager pursuant to a new management agreement, which is approved in writing by the lender in the lender’s reasonable discretion, which approval may be conditioned on receipt of a rating agency confirmation from the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Excluded Tax Parcel. As of the origination date of the Liberty Portfolio Loan Combination, the 8501 East Raintree Drive Property was legally subdivided from, but still part of a larger tax parcel with, certain adjacent property that is not part of the collateral for the Liberty Portfolio Loan Combination (the “Excluded Parcel”). The borrower has represented that all conditions precedent to the consummation of the severance of the 8501 East Raintree Drive Property from the Excluded Parcel for real estate tax purposes such that the 8501 East Raintree Drive Property is assessed for real estate tax purposes as one or more wholly independent tax lots (the "Scottsdale Tax Parcelization") have been satisfied, except the ministerial creation by the Maricopa County Assessor’s Office of separate tax lots for the 8501 East Raintree Drive Property and the Excluded Parcel. The entity that sold the 8501 East Raintree Drive Property to the borrower (the “Liberty Portfolio Seller”) is required pursuant to the applicable purchase-and-sale agreement (the “Liberty Portfolio PSA”) to pay to the borrower all real estate taxes with respect to the Excluded Parcel not later than ten business days prior to the due date thereof to the extent that such real estate taxes relate to the period prior to the consummation of the Scottsdale Tax Parcelization. The borrower will be required to escrow a true up payment for real estate taxes with respect to the Excluded Parcel if (a) the Scottsdale Tax Parcelization has not occurred and (b) any of the following conditions are not satisfied: (i) no event of default under the Liberty Portfolio Loan documents has occurred and is continuing, (ii) borrower is diligently pursuing in a commercially reasonable good faith manner the Scottsdale Tax Parcelization, (iii) the Liberty Portfolio Seller is not in default of its obligation to pay to the borrower real estate taxes with respect to the Excluded Parcel pursuant to the Liberty Portfolio PSA or (iv) borrower has delivered evidence of the payment of taxes with respect to the Excluded Parcel at least five days prior to the due date of such taxes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

54

LOAN #2: Liberty Portfolio

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Liberty Portfolio Properties (provided that, in the event the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is no longer in effect, the borrower is not required to spend more than two times the then-current premium for all-risks insurance, provided that, the borrower is required to purchase the maximum coverage with such amount), plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

55

LOAN #3: Cambridge corporate center

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

56

LOAN #3: Cambridge corporate center

verizonwireless
15,672 SF
KCI
20,673 SF
WESTERN UNION MONEY TRANSFER
6,097 SF
DUKE ENERGY
31,339 SF
WEST WING
NORTH WING
yodle
local online advertising
34,462 SF
CHARLOTTE
(City of Charlotte)
25,191 SF
(Red Ventures)
97,599 SF
EAST WING
GM
95,304 SF

DAVID TAYLOR DRIVE
2 LEVEL
PARKING DECK
NORTH WING
EAST WING
MALLARD CREEK CHURCH ROAD
CLAUDE FREEMAN DRIVE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

57

LOAN #3: Cambridge corporate center

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

58

LOAN #3: Cambridge corporate center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Charlotte, North Carolina	Cut-off Date Balance		$43,500,000
Property Type	Office	Cut-off Date Balance per SF		$124.35
Size (SF)	349,823	Percentage of Initial Pool Balance		5.9%
Total Occupancy as of 8/31/2018	96.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/31/2018	96.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1990 / 2016	Mortgage Rate		5.48990%
Appraised Value	69,200,000	Original Term to Maturity (Months)		120
Appraisal Date	9/11/2018	Original Amortization Term (Months)		360
Borrower Sponsors	Yeheskel Frankel and Arch Cambridge MM LLC	Original Interest Only Term (Months)		60
Property Management	Stream Realty Partners-Charlotte, L.P.	First Payment Date		12/6/2018
		Maturity Date		11/6/2028

Underwritten Revenues	$7,646,804
Underwritten Expenses	$2,775,048	Escrows(1)
Underwritten Net Operating Income (NOI)	$4,871,755		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,327,649	Taxes	$142,007	$35,502
Cut-off Date LTV Ratio	62.9%	Insurance	$29,899	$3,737
Maturity Date LTV Ratio	58.4%	Replacement Reserve	$0	$8,500
DSCR Based on Underwritten NOI / NCF	1.65x / 1.46x	TI/LC(2)	$1,773,407	$0
Debt Yield Based on Underwritten NOI / NCF	11.2% / 9.9%	Other(3)	$66,618	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$43,500,000	65.0%	Purchase Price	$63,000,000	94.1%
Principal’s New Cash Contribution	16,341,338	24.4	Reserves	2,011,931	3.0
Mezzanine Loan(4)	6,900,000	10.3	Closing Costs	1,942,528	2.9
Other Sources(5)	213,120	0.3
Total Sources	$66,954,458	100.0%	Total Uses	$66,954,458	100.0%

(1)	See “—Escrows” below.

(2)	Monthly deposits into the TI/LC reserve account are waived so long as the balance in the TI/LC account remains above $1,500,000. If the balance in the TI/LC reserve falls below $1,500,000 the borrower is required to deposit a monthly amount equal to $29,249 until the balance reaches the cap of $2,000,000.

(3)	The Upfront Other escrow represents $66,618 for free rent related to the Duke Energy Carolinas (“Duke Energy”) tenant.

(4)	The Mezzanine Loan is full term interest only, is co-terminous with the Cambridge Corporate Center mortgage loan and accrues interest at a fixed rate equal to 10.75000% per annum.

(5)	Other Sources consist of various purchaser credits awarded to the sponsor including, but not limited to, credits for prepaid tenant rent, tenant security deposits and leasing commissions.

■	The Mortgage Loan. The mortgage loan (the Cambridge Corporate Center Loan) is evidenced by a note in the original principal amount of $43,500,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in a Class A office building located in Charlotte, North Carolina (the “Cambridge Corporate Center Property”). The Cambridge Corporate Center Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on October 9, 2018 and represents approximately 5.9% of the Initial Pool Balance. The note evidencing the Cambridge Corporate Center Loan has an outstanding principal balance as of the Cut-off Date of $43,500,000 and an interest rate of 5.48990% per annum. The proceeds of the Cambridge Corporate Center Loan along with a $6,900,000 mezzanine loan and $16,341,338 of borrower equity were primarily used to purchase the Cambridge Corporate Center Property, fund reserves and pay loan origination costs.

The Cambridge Corporate Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Cambridge Corporate Center Loan requires monthly payments of interest only through and including the payment date in November 2023 followed by payments of principal and interest for the remaining term of the Cambridge Corporate Center Loan. The scheduled maturity date of the Cambridge Corporate Center Loan is the due date in November 2028. Provided that no event of default has occurred and is continuing under the Cambridge Corporate Center Loan documents, at any time after the second anniversary of the securitization closing date, the Cambridge Corporate Center Loan may be defeased with certain “government securities” as permitted under the Cambridge Corporate Center Loan documents. Voluntary prepayment of the Cambridge Corporate Center Loan is permitted on or after the due date occurring in August 2028 without payment of any prepayment premium.

■	The Mortgaged Property. The Cambridge Corporate Center Property is a Class A office building located in Charlotte, North Carolina, on the corner of Claude Freeman Drive and Mallard Creek Church Road. The Cambridge Corporate Center Property is located within the University Research Park, one of the nation’s largest research and development parks. The University Research Park supports approximately 30,000 employees through various office uses, including back-office support and serving as certain companies’ corporate headquarters and research facilities. The superior utility infrastructure, along with dual redundant power and extensive fiber infrastructure, make the University Research Park attractive to data- and research-intensive businesses that rely on uninterrupted power. The Cambridge Corporate Center Property benefits from its own three CAT manufactured diesel powered 2,000 kilowatt emergency electrical generators, which provide uninterrupted power to its tenants. Since 2014, the Cambridge

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #3: Cambridge corporate center

Corporate Center Property has undergone approximately $8.1 million in renovations, including the construction of a new 453-stall parking deck for Red Ventures, the second largest tenant at the Cambridge Corporate Center Property, as well as upgrades to a majority of the HVAC systems and bathrooms.

The Cambridge Corporate Center Property features an amenity package which includes approximately six parking spaces per 1,000 SF of NRA, highway access to Interstate 85 and Interstate 485, on-site security and property management, as well as a deli and fitness area. The Cambridge Corporate Center Property also benefits from larger floor plates than most of the competitive Class A buildings in the Charlotte market.

As of August 31, 2018, the Cambridge Corporate Center Property was 96.5% leased to 10 tenants. Of the 96.5% of GLA currently leased, approximately 49.6% is leased to five investment grade tenants who are responsible for 53.6% of the underwritten base rent. In addition, four tenants representing approximately 44.9% of the GLA and 49.0% of underwritten base rent have been in occupancy at the Cambridge Corporate Center Property since at least 2005.

The largest tenant by underwritten base rent, General Motors LLC (“General Motors”) (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), currently leases 95,304 SF (27.2% of GLA) through July 2022. General Motors, which has a market capitalization of approximately $51.6 billion as of May 14, 2018, has been in occupancy since 1999 and utilizes its space at the Cambridge Corporate Center Property as an OnStar call center. OnStar is a subsidiary of General Motors that provides subscription-based communications, in-vehicle security, emergency services, hands-free calling and remote diagnostics. In the event of a collision, technology in the vehicle will automatically send information about the vehicle’s condition and location to the OnStar call center. Due to the 24-hour, seven-day-a-week operating requirement of the OnStar call center, it is critical for General Motors to be in a building that provides redundant, uninterrupted power and fiber infrastructure such as the Cambridge Corporate Center Property.

The second largest tenant at the Cambridge Corporate Center Property by underwritten base rent, Red Ventures, currently leases 97,599 SF (27.9% of GLA) through July 2026. Red Ventures is a marketing and advertising company, as well as a digital consumer choice platform that helps the world’s largest brands connect with high-value customers. Founded in 2000, Red Ventures employs approximately 2,700 people across North Carolina, South Carolina, Seattle and Sao Paulo, Brazil. Red Ventures uses data to optimize and improve the customer lifecycle from demand generation through the close of the sale, and owns brands such as Bankrate, creditcards.com, The Points Guy, allconnect and Reviews.com.

The third largest tenant by underwritten base rent, Yodle Web.com (“Yodle”), currently leases 34,462 SF (9.9% of GLA) through February 2024. Yodle is an online marketer with a focus on providing help to local businesses in finding and keeping their customers in the simplest, most profitable ways possible. Yodle was founded in 2005 and currently has more than 45,000 local business customers across more than 250 industries, with the largest categories including legal and professional services, dental and medical services, and contractor and other home services. Yodle, which is ranked ninth on Forbes’ list of America’s Most Promising Companies, reviews the marketing needs of local businesses and offers a comprehensive desktop, mobile, web and social presence, email campaigns and appointment reminders through one affordable and automated platform. Yodle was acquired in February 2016 for $342 million by Web.com.

The fourth largest tenant by underwritten base rent, Duke Energy (rated BBB+/Baa1/A- by Fitch/Moody’s/S&P), currently leases 31,339 SF (9.0% of NRA) through June 2026. Duke Energy is one of the largest power holding companies in the United States, supplying and delivering electricity to approximately 7.4 million United States customers, and has been a tenant at the Cambridge Corporate Center Property since 2005. The Duke Energy space is currently utilized as office space and can be utilized as a disaster recovery facility as it conforms to U.S. Nuclear Regulatory Commission standards, since it is located approximately 10 miles from the Duke Energy headquarters in downtown Charlotte and meets the requirements for redundant power.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

60

LOAN #3: Cambridge corporate center

The following table presents certain information relating to the major tenants at the Cambridge Corporate Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
General Motors	BBB/Baa3/BBB	95,304	27.2%	$2,331,262	31.5%	$24.46	7/31/2022	1, 5-year option
Red Ventures	NR/NR/NR	97,599	27.9	2,314,072	31.3	$23.71	7/31/2026	2, 5-year options
Yodle	NR/NR/NR	34,462	9.9	710,431	9.6	$20.61	2/29/2024	1, 5-year option
Duke Energy Carolinas	BBB+/Baa1/A-	31,339	9.0	645,583	8.7	$20.60	6/30/2026	1, 5-year option
City of Charlotte	NR/Aa2/AA+	25,191	7.2	520,950	7.0	$20.68	12/31/2020	NA
KCI USA	NR/NR/NR	20,673	5.9	386,343	5.2	$18.69	11/30/2019	NA
Verizon Wireless	A-/Baa1/BBB+	15,672	4.5	331,620	4.5	$21.16	5/31/2019	1, 5-year option
Western Union(4)	BBB+/Baa2/BBB	6,097	1.7	140,281	1.9	$23.01	12/31/2019	NA
Claude Snack Express	NR/NR/NR	1,022	0.3	20,527	0.3	$20.08	2/28/2023	NA
Enterprise Cleaning (storage)	NR/NR/NR	361	0.1	2,991	0.0	$8.28	MTM	NA
Ten Largest Owned Tenants		327,720	93.7%	$7,404,061	100.0%	$22.59
Remaining Tenants(5)		10,033	2.9	0	0.0	$0.00
Vacant		12,070	3.5	0	0.0	$0.00
Total / Wtd. Avg. All Tenants(6)		349,823	100.0%	$7,404,061	100.0%	$22.59

(1)	Based on the underwritten rent roll dated August 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $143,876 of contractual rent steps through July 2019 and the present value of rent steps for General Motors ($171,674).

(4)	Includes 900 SF of storage space that is currently leased to Western Union on a month-to-month basis. Western Union pays $25.00 per SF for its leased office space and $11.51 per SF for its leased storage space.

(5)	Remaining Tenants consists of amenity space for the management office, fitness center, engineering office, security office, and building dock area. There is no UW Base Rent associated with the amenity space.

(6)	The Wtd. Avg. UW Base Rent $ per SF calculation excludes 10,033 SF of amenity space.

The following table presents certain information relating to the lease rollover schedule at the Cambridge Corporate Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	11,294	3.2%	3.2%	$13,347	0.2%	$10.58(3)	1
2018	0	0.0	3.2%	0	0.0	$0.00	0
2019	41,542	11.9	15.1%	847,888	11.5	$20.41	3
2020	25,191	7.2	22.3%	520,950	7.0	$20.68	1
2021	0	0.0	22.3%	0	0.0	$0.00	0
2022	95,304	27.2	49.5%	2,331,262	31.5	$24.46	1
2023	1,022	0.3	49.8%	20,527	0.3	$20.08	1
2024	34,462	9.9	59.7%	710,431	9.6	$20.61	1
2025	0	0.0	59.7%	0	0.0	$0.00	0
2026	128,938	36.9	96.5%	2,959,656	40.0	$22.95	2
2027	0	0.0	96.5%	0	0.0	$0.00	0
2028	0	0.0	96.5%	0	0.0	$0.00	0
2029 & Thereafter	0	0.0	96.5%	0	0.0	$0.00	0
Vacant	12,070	3.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(4)	349,823	100.0%		$7,404,061	100.0%	$22.59	10

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $143,876 of contractual rent steps through July 2019 and the present value of rent steps for General Motors ($171,674).

(3)	MTM includes 10,033 SF of amenity space. The UW Base Rent $ per SF calculation excludes the amenity space for which there is no UW Base Rent.

(4)	The Wtd. Avg. UW Base Rent $ per SF calculation excludes the 10,033 SF of amenity space.

The following table presents certain information relating to historical leasing at the Cambridge Corporate Center Property:

Historical Leased%(1)

	2015	2016	2017	As of 8/31/2018(2)
Owned Space	77.0%	94.0%	96.0%	96.5%

(1)	As provided by the borrowers and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated August 31, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cambridge Corporate Center Property:

Cash Flow Analysis(1)

	2015	2016	2017	T-12 7/31/2018	Underwritten	Underwritten $ per SF
Base Rent	$4,665,890	$5,273,965	$6,644,496	$6,845,288	$7,088,511	$20.99
Contractual Rent Steps	0	0	0	0	315,549(2)	0.93
Gross Up Vacancy	0	0	0	0	275,135	0.79
Total Reimbursement Revenue	142,895	6,479	108,929	162,620	79,552	0.23
Other Income(3)	505,078	639,271	619,763	583,707	579,341	1.66
Gross Revenue	$5,313,863	$5,919,715	$7,373,188	$7,591,614	$8,338,089	$23.84
Other Income 2(4)	60,488	19,561	12,551	35,079	0	0.00
Vacancy & Credit Loss	0	0	0	0	(691,285)	(1.98)
Effective Gross Income	$5,374,351	$5,939,276	$7,385,739	$7,626,693	$7,646,804	$21.86

Real Estate Taxes	$377,377	$377,445	$407,930	$414,410	$411,095	$1.18
Insurance	43,322	39,478	36,552	35,732	42,713	0.12
Management Fee	161,231	178,178	221,572	231,316	229,404	0.66
Other Operating Expenses	2,067,621	2,095,583	2,069,335	2,085,478	2,091,836	5.98
Total Operating Expenses	$2,649,550	$2,690,685	$2,735,389	$2,766,935	$2,775,048	$7.93

Net Operating Income	$2,724,801	$3,248,591	$4,650,350	$4,859,759	$4,871,755	$13.93
TI/LC	0	0	0	0	460,149	1.32
Capital Expenditures	0	0	0	0	83,958	0.24
Net Cash Flow	$2,724,801	$3,248,591	$4,650,350	$4,859,759	$4,327,649	$12.37

Occupancy	77.0%	94.0%	96.0%	96.0%	96.5%(5)
NOI Debt Yield	6.3%	7.5%	10.7%	11.2%	11.2%
NCF DSCR	0.92x	1.10x	1.57x	1.64x	1.46x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes $143,876 of contractual rent steps through July 2019 and the present value of rent steps for General Motors ($171,674).

(3)	Other Income consists of electrical and overtime HVAC reimbursements.

(4)	Other Income 2 consists of late fees and tenant services administrative fee income.

(5)	Based on the underwritten rent roll dated August 31, 2018.

■	Appraisal. According to the appraisal, the Cambridge Corporate Center Property had an “as-is” appraised value of $69,200,000 as of September 11, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$71,600,000	N/A	6.50%
Discounted Cash Flow Approach	$69,200,000	8.00%	7.25%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated September 20, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Cambridge Corporate Center Property.

■	Market Overview and Competition. The Cambridge Corporate Center Property is located in Charlotte, North Carolina, within Mecklenburg County and the Northeast Charlotte office submarket. Located at 10101 Claude Freeman Drive, the Cambridge Corporate Center Property is approximately 11 miles to the northeast of the Charlotte commercial business district and is primarily accessible via Interstate 85.

According to the appraisal, Mecklenburg County has seen improvement in its unemployment rate every year from 2008 through 2017 and has a median household income of $62,072. Top employers within the county include Carolinas Healthcare System, Wells Fargo Bank, the Charlotte-Mecklenburg Board of Education, Bank of America and American Airlines. According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the property was 6,360, 76,581 and 174,543, respectively. The median household income within a one-, three- and five-mile radius of the property was $100,408, $65,009 and $61,037, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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As of the second quarter of 2018, the Northeast Charlotte submarket contained approximately 3.8 million SF of Class A office space, had a vacancy rate of 15.0% and had average asking rents of $23.38 per SF (compared to underwritten base rent of $21.95 per SF at the Cambridge Corporate Center Property). The appraisal identified five comparable office leases within the submarket when concluding to market rent for the Cambridge Corporate Center Property (highlighted in the chart below). Asking rents for the comparable leases ranged from $20.50 per SF to $26.50 per SF, with a weighted average of approximately $24.53 per SF. The property’s weighted average underwritten base rent per SF of $21.95 is approximately 10.5% lower than the comparable lease average rent per SF.

The following table presents certain information relating to sales comparables for the Cambridge Corporate Center Property:

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)	Sale Price per SF
Cambridge Corporate Center Property	Charlotte, NC	349,823(2)	10/2018	$63.0	$180.09
400 South Tryon	Charlotte, NC	583,911	5/2018	$133.5	$228.63
200 South Tryon	Charlotte, NC	215,496	9/2017	$35.5	$164.69
Edgewater Corporate Center	Fort Mill, SC	180,062	6/2017	$39.3	$218.32
BB&T Center	Charlotte, NC	570,601	6/2017	$148.5	$260.25
Esplanade	Charlotte, NC	202,817	2/2016	$38.0	$187.36

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 31, 2018.

The following table presents certain information relating to comparable leases for the Cambridge Corporate Center Property:

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA (SF)	Lease Term (years)	Base Rent per SF	Lease Type
Cambridge Corporate Center Property(2)	Charlotte, NC	Various	Various	349,823	5.4(3)	$21.95(3)	Gross
101 Independence Center	Charlotte, NC	Spaces	4/2018	31,516	12.8	$26.50	Full Service Gross
Three Resource Square	Charlotte, NC	ALS Resolvion	9/2017	15,523	6.3	$20.50	Full Service Gross
One Mallard Drive	Charlotte, NC	Confidential	6/2017	2,909	5.3	$21.00	Full Service Gross
Whitehall Corporate Center	Charlotte, NC	Atkins	1/2017	1,640	1.0	$24.15	Full Service Gross
200 South Tryon Street	Charlotte, NC	US Bank N.A.	1/2017	24,124	9.3	$25.00	Full Service Gross

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 31, 2018.

(3)	Represents the average figure.

■	The Borrowers. The borrowers are Cambridge Acquisitions LLC and Cambridge Acquisitions 2 LLC, as tenants-in-common and single-purpose entities structured to be bankruptcy remote, each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cambridge Corporate Center Loan. The non-recourse carveout guarantors are Yeheskel Frankel and 35 Oak Holdings Limited, a corporation organized under the laws of Ontario, Canada.

Yeheskel Frankel, a principal of Lakestar Properties, and Arch Cambridge MM LLC (“Arch Companies”) are the borrower sponsors for the Cambridge Corporate Center Loan. Lakestar Properties is a New Jersey-based real estate investment firm that owns shopping malls, regional retail centers, office buildings, and apartments throughout the country. Over the past 15 years, Lakestar Properties has acquired over 30 properties throughout the United States.

Escrows. In connection with the origination of the Cambridge Corporate Center Loan, the borrowers funded reserves of (i) $142,007 for real estate taxes, (ii) $29,899 for insurance, (iii) $1,773,407 for TI/LCs and (iv) $66,618 for a free rent reserve related to the Duke Energy tenant.

Additionally, on each due date, the borrowers are required to fund the following reserves with respect to the Cambridge Corporate Center Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $35,502) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $3,737) will be

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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necessary to cover premiums over the then succeeding 12-month period, (iii) a replacement reserve equal to $8,500, and (iv) if the TI/LC reserve drops below $1,500,000, a TI/LCs rollover reserve equal to $29,249 and subject to a cap of $2,000,000.

■	Lockbox and Cash Management. The Cambridge Corporate Center Loan documents require a hard lockbox and in-place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the clearing account are required to be transferred on each business day into a deposit account controlled by the lender, and funds in the deposit account are transferred on each business day to a lender controlled cash management account. Funds in the cash management account are disbursed monthly to pay debt service, fund reserves, and pay mezzanine debt service, and excess cash is (a) to the extent a Trigger Period (as defined below) exists, held by the lender as excess collateral, (b) to the extent no Trigger Period exists but a trigger period exists under the mezzanine loan documents, deposited in a mezzanine debt service account, and (c) if no Trigger Period exists, disbursed to the borrower.

A “Trigger Period” will (A) commence upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio (including the mezzanine loan) being less than 1.10x, or (iii) the commencement of a Specified Tenant Trigger Period (defined below), and (B) end, (a) with respect to clause (i), upon a cure related to the event of default, (b) with respect to clause (ii) if the debt service coverage ratio is at least 1.15x, including the mezzanine loan, for two consecutive calendar quarters, and (c) with respect to clause (iii), if such Specified Tenant Trigger Period ceases to exist.

“Specified Tenant” means, as applicable, (i) Red Ventures, (ii) General Motors and (iii) any tenant whose lease, individually or when aggregated with all other leases at the Cambridge Corporate Center Property with the same tenant, any affiliate of such tenant, any guarantor of such tenant’s lease and/or any affiliate of such guarantor of such tenant’s lease, either (a) accounts for 15.0% or more of total rental income for the Cambridge Corporate Center Property or (b) demises 15.0% or more of the Cambridge Corporate Center Property’s total square footage.

“Specified Tenant Trigger Period” means, a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business (if typically open to the public) during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) a Specified Tenant giving notice that it is terminating its lease with respect to 15% or greater of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant or (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earlier of (I) 12 months prior to when such notice is required to be given under such lease in accordance with the applicable terms and conditions thereof and (II) 12 months prior to the expiration of such lease and hereof for at least five years and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of (1) the satisfaction of the cure of the applicable trigger in accordance with the Cambridge Corporate Center Loan documents or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions hereof, the applicable tenant under each such lease being in actual, physical occupancy of, and open to the public for business in, the space and paying the full amount of rent due thereunder.

■	Property Management. The Cambridge Corporate Center Property is managed by Stream Realty Partners-Charlotte, L.P., an unaffiliated third party property manager. Provided that no event of default is occurring under the Cambridge Corporate Center Loan documents, the borrowers may replace the property manager with CBRE Group, Inc., Jones Lang LaSalle Incorporated, Cushman & Wakefield or their respective affiliates, or a manager approved in writing by the lender (which approval may be conditioned upon a rating agency confirmation). The lender may require the borrowers to replace the manager with an unaffiliated manager selected by the borrowers that meets the requirements for a qualified manager set forth in the Cambridge Corporate Center Loan documents upon the occurrence of: (i) an event of default under the Cambridge Corporate Center Loan documents, (ii) a default under the management agreement beyond the cure period, (iii) the insolvency of or commencement of insolvency or bankruptcy proceedings involving the manger that is not dismissed within 90 days of the filing thereof or any voluntary bankruptcy

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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or insolvency proceeding involving the manager, (iv) if at any time the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (v) a Trigger Period occurs and is continuing.

■	Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Cambridge Corporate Center Loan, MSC – Cambridge Charlotte Holdco, LLC funded a mezzanine loan in the amount of $6,900,000 to Cambridge Mezz LLC and Cambridge Mezz 2 LLC. The mezzanine loan carries an interest rate of 10.75000% per annum and is co-terminous with the Cambridge Corporate Center Loan. The Cambridge Corporate Center Loan is subject to an intercreditor agreement. Based on the total combined debt of $50,400,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

Financial Information

	Cambridge Corporate Center Loan	Cambridge Corporate Center Total Debt
Cut-off Date Balance	$43,500,000	$50,400,000
Cut-off Date LTV Ratio	62.9%	72.8%
Maturity Date LTV Ratio	58.4%	68.4%
DSCR Based on Underwritten NCF	1.46x	1.17x
Debt Yield Based on Underwritten NOI	11.2%	9.7%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Cambridge Corporate Center Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Cambridge Corporate Center Property. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the Cambridge Corporate Center Property would provide, as determined by the lender. In the event TRIA/TRIPRA is not renewed or extended any time during the loan term, and terrorism coverage is then subject to rating and availability on the open market, borrower will be required to obtain and maintain terrorism coverage for property, loss of rents/business income, general liability and excess liability/umbrella, as required by the loan agreement, at a cost not to exceed 200% of all the then-current premiums for all coverages required for the loan, for each subsequent policy term (“Terrorism Cap”) and, if the cost exceeds such Terrorism Cap, borrower must purchase the maximum amount of coverage available with funds equal to the Terrorism Cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: WOODLANDS SQUARE

Marshalls

EARTH FARE
HEALTHY FOOD FOR EVERYONE

BEALLS

amc

ULTA

PETSMART

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: WOODLANDS SQUARE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: WOODLANDS SQUARE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #4: WOODLANDS SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Oldsmar, Florida	Cut-off Date Balance	$42,250,000
Property Type	Retail	Cut-off Date Balance per SF	$136.86
Size (SF)	308,712	Percentage of Initial Pool Balance	5.7%
Total Occupancy as of 10/1/2018	95.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2018	95.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1992 / 2017	Mortgage Rate	4.75000%
Appraised Value	$67,500,000	Original Term to Maturity (Months)	120
Appraisal Date	9/5/2018	Original Amortization Term (Months)	NAP
Borrower Sponsor	J. Kenneth Dunn	Original Interest Only Period (Months)	120
Property Manager	Rainier Realty	First Payment Date	12/6/2018
	Management, LLC	Maturity Date	11/6/2028

Underwritten Revenues	$6,361,993
Underwritten Expenses	$1,627,475	Escrows(1)
Underwritten Net Operating Income (NOI)	$4,734,519		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,564,727	Taxes	$345,397	$36,550
Cut-off Date LTV Ratio	62.6%	Insurance	$0	$17,665
Maturity Date LTV Ratio	62.6%	Replacement Reserves	$0	$3,859
DSCR Based on Underwritten NOI / NCF	2.33x / 2.24x	TI/LC	$750,000	$10,290
Debt Yield Based on Underwritten NOI / NCF	11.2% / 10.8%	Other(2)	$388,615	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$42,250,000	62.7%	Purchase Price	$64,000,000	95.0%
Principal’s New Equity Contribution	24,645,085	36.6	Closing Costs	1,883,573	2.8
Other Sources	472,500	0.7	Reserves	1,484,012	2.2

Total Sources	$67,367,585	100.0%	Total Uses	$67,367,585	100.0%

(1)	See “—Escrows” below.

(2)	Upfront Other reserve consists of the following amounts for the tenant Shake and Peel (i) $93,243 for nine months of gap rent and reimbursements, (ii) $69,342 for unpaid leasing commissions, and (iii) $226,030 for unpaid tenant improvement costs and/or allowances.

■	The Mortgage Loan. The mortgage loan (the “Woodlands Square Loan”) is evidenced by a note in the original principal amount of $42,250,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 308,712 SF anchored retail shopping center located in Oldsmar, Florida (the “Woodlands Square Property”). The Woodlands Square Loan was originated by Rialto Mortgage Finance, LLC on October 26, 2018. The Woodlands Square Loan has an outstanding principal balance as of the Cut-off Date of $42,250,000 and an interest rate of 4.75000% per annum. The Woodlands Square Loan represents approximately 5.7% of the Initial Pool Balance. The proceeds of the Woodlands Square Loan were primarily used to acquire the Woodlands Square Property, pay closing costs and fund upfront reserves.

The Woodlands Square Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Woodlands Square Loan requires payments of interest only during its term. The scheduled maturity date of the Woodlands Square Loan is the due date in November 2028. Voluntary prepayment of the Woodlands Square Loan is permitted on or after the due date in August 2028 without payment of any prepayment premium. Provided no event of default under the Woodlands Square Loan is continuing, defeasance of the Woodlands Square with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization closing date.

■	The Mortgaged Property. The Woodlands Square Property is a 308,712 SF anchored retail center located in Oldsmar, Florida, approximately 18 miles northwest of the Tampa central business district. The Woodlands Square Property was constructed in 1992 and renovated in 2017 and consists of nine, single-story buildings situated on a 28.28-acre site with 1,436 surface parking spaces, resulting in a parking ratio of approximately 4.7 spaces per 1,000 SF. As of October 1, 2018, the Woodlands Square Property was 95.0% occupied by 25 national, regional and local tenants. There is a ground lease pad which is leased to Ruby Tuesday and is not accounted for in the overall square footage of the Woodlands Square Property. The Woodlands Square Property is anchored by Bealls, AMC Theatres, Marshalls, and Earth Fare. During 2017 the Woodlands Square Property underwent an extensive renovation of approximately $15.2 million. The renovations included the demolition of in-line retail space between the former tenant Office Depot (which vacated in 2016) and the current tenant AMC Theatres. The former Office Deport space was renovated and retenanted to PetSmart, Five Below, Kids Park, and Earth Fare. In addition, a freestanding Ulta Salon, Cosmetics & Fragrance was developed on a pad site within the overall development. The Woodlands Square Property’s renovations also included upgrades to the physical plant such as new lighting, signage, sealing and striping

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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of the parking lot, upgrades to the exterior facades on the existing improvements, and new roofing. Additionally, AMC Theatres was remodeled during the Woodlands Square Property’s renovation period.

The following table presents certain information relating to the major tenants at the Woodlands Square Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Renewal / Extension Options
AMC Theatres	B / B2 / B	67,967	22.0%	$1,739,450	34.4%	$25.59	5/31/2031	$138(4)	21.3%	3, 5-year options
Bealls	NR / NR / NR	84,146	27.3	681,583	13.5	8.10	12/31/2023	$155	7.1%	4, 5-year options
Earth Fare	NR / NR / NR	24,052	7.8	444,962	8.8	18.50	10/31/2037	NA	NA	3, 5-year options
Marshalls	NR / A2 / A+	29,747	9.6	377,787	7.5	12.70	8/31/2023	$266	6.2%	4, 5-year options
PetSmart	NR / Caa1 / CCC	17,965	5.8	332,352	6.6	18.50	1/31/2028	NA	NA	3, 5-year options
Ulta Salon, Cosmetics & Fragrance	NR / NR / NR	10,740	3.5	233,595	4.6	21.75	3/31/2028	NA	NA	3, 5-year options
Five Below	NR / NR / NR	8,475	2.7	165,263	3.3	19.50	1/31/2028	NA	NA	2, 5-year options
Craft Street Kitchen	NR / NR / NR	5,500	1.8	114,180	2.3	20.76	10/31/2025	$719	3.9%	1, 5-year option
Dollar Tree	NR / Baa3 / BBB-	10,216	3.3	112,376	2.2	11.00	5/31/2025	$252	7.1%	1, 5-year option
Anytime Fitness	NR / NR / NR	5,005	1.6	62,695	1.2	12.53	4/30/2020	NA	NA	2, 5-year options
Ten Largest Owned Tenants		263,813	85.5%	$4,264,243	84.4%	$16.16
Remaining Owned Tenants		29,566	9.6	787,557	15.6	26.64
Vacant Spaces (Owned Space)		15,333	5.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants(5)		308,712	100.0%	$5,051,800	100.0%	$17.22

(1)	Based on the underwritten rent roll dated October 1, 2018. Certain tenants may have co-tenancy provisions.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales $ per SF and Occupancy Cost were provided by the borrower and reflect year end 2017 for AMC Theatres, Marshalls, and TTM sales as of August 2018 for Bealls and Dollar Tree.

(4)	AMC Theatres has 20 screens. On a per-screen basis, the reported sales are $470,226 per screen.

(5)	Ruby Tuesday operates under a 20-year ground lease with a lease expiration of December 31, 2020. Ruby Tuesday’s square footage is not attributed to the square footage of the Woodlands Square Property and is not included in the Total / Wtd. Avg. All Owned Tenants, Tenant GLA, or % of GLA; however, the UW Base Rent of $119,790 is included.

The following table presents certain information relating to the lease rollover schedule at the Woodlands Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	915	0.3	0.3%	14,210	0.3	15.53	1
2019	0	0.0	0.3%	0	0.0	0.00	0
2020	5,006	1.6	1.9%	182,485	3.6	36.45	2
2021	2,400	0.8	2.7%	52,836	1.0	22.02	2
2022	1,200	0.4	3.1%	26,580	0.5	22.15	1
2023	125,843	40.8	43.8%	1,318,202	26.1	10.47	7
2024	0	0.0	43.8%	0	0.0	0.00	0
2025	17,916	5.8	49.7%	275,261	5.4	15.36	3
2026	0	0.0	49.7%	0	0.0	0.00	0
2027	2,100	0.7	50.3%	50,580	1.0	24.09	1
2028	41,980	13.6	63.9%	846,410	16.8	20.16	5
2029 & Thereafter	96,019	31.1	95.0%	2,285,236	45.2	23.80	3
Vacant	15,333	5.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(2)	308,712	100.0%		$5,051,800	100.0%	$17.22	25

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Ruby Tuesday operates under a 20-year ground lease with a lease expiration of December 31, 2020. Ruby Tuesday’s square footage is not attributed to square footage of the Woodlands Square Property and is not included in the Expiring Owned GLA, or % of Owned GLA; however, the UW Base Rent of $119,790 is included. The UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes the annual UW Base Rent associated with the Ruby Tuesday pad site.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to historical leasing at the Woodlands Square Property:

Historical Leased %(1)

	2015	2016	2017	As of 10/1/2018(2)
Owned Space	84.1%	76.3%	93.3%	95.0%

(1)	As provided by the borrower which represents occupancy as of December 31 for the indicated year unless otherwise specified. The Woodlands Square Property underwent an extensive renovation of approximately $15.2 million during 2017; as such, the occupancy increased to 93.3% at the end of 2017.

(2)	Based on the underwritten rent roll dated October 1, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodlands Square Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 8/31/2018	Underwritten(2)		Underwritten $ per SF
Base Rent	$4,422,963	$4,303,976	$4,489,349	$5,070,320	$5,045,104		$16.34
Rent Steps	0	0	0	0	6,696		0.02
Gross Up Vacancy	0	0	0	0	312,499		1.01
Total Rent	$4,422,963	$4,303,976	$4,489,349	$5,070,320	$5,364,299		$17.38
Total Reimbursables	861,488	966,751	865,490	1,046,376	1,336,238		4.33
Other Income(3)	2,626	1,360	406	297	0		0.00
Less Vacancy & Credit Loss	(784,462)	(691,272)	(930,642)	(610,054)	(338,543	)(4)	(1.10)
Effective Gross Income	$4,502,615	$4,580,815	$4,424,603	$5,506,939	$6,361,993		$20.61

Total Operating Expenses	$1,367,228	$1,297,899	$1,413,268	$1,485,222	$1,627,475		$5.27

Net Operating Income(5)	$3,135,387	$3,282,916	$3,011,335	$4,021,717	$4,734,519		$15.34
TI/LC	0	0	0	0	123,484		0.40
Capital Expenditures	0	0	0	0	46,307		0.15
Net Cash Flow	$3,135,387	$3,282,916	$3,011,335	$4,021,717	$4,564,727		$14.79

Occupancy	84.1%	76.3%	93.3%	95.4%	95.0%
NOI Debt Yield	7.4%	7.8%	7.1%	9.5%	11.2%
NCF DSCR	1.54x	1.61x	1.48x	1.98x	2.24x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of October 1, 2018 and rent steps through April 1, 2019.

(3)	Other Income includes late fees, other income and other miscellaneous items.

(4)	Represents the underwritten economic vacancy of 5.1%.

(5)	The Woodlands Square Property underwent an extensive renovation of approximately $15.2 million in 2017. In addition, the former Office Deport space was renovated and retenanted to PetSmart, Five Below, Kids Park, and Earth Fare after the renovation. As such, Net Operating Income increased in the TTM 8/31/2018 compared to the 2017 Net Operating Income.

■	Appraisal. According to the appraisal, the Woodlands Square Property had an “as-is” appraised value of $67,500,000 as of an effective date of September 5, 2018.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$68,850,000	N/A	7.00%
Discounted Cash Flow Approach	$66,150,000	8.25%	7.25%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated September 14, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Woodlands Square Property.

■	Market Overview and Competition. The Woodlands Square Property is located in Oldsmar, Pinellas County, Florida, within the Tampa-St. Petersburg-Clearwater, Florida metropolitan statistical area (the “Tampa MSA”). Oldsmar is located in northern Pinellas County between Clearwater and Safety Harbor to the south and Palm Harbor and East Lake to the north. The top three industries that drive employment within the Tampa MSA are health care, retail and professional services. Major employers include Publix Super Markets, BayCare Health Care Systems, Wal-Mart, Verizon Communications Inc., TECO Energy, Times Publishing Co., and Lakeland Regional Medical Center. As of July 2018, the Tampa MSA unemployment rate and the state unemployment rate were both reported at 4.7%, according to the appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Access to the Woodlands Square Property’s neighborhood is provided by State Road 580 and US Highway 19. State Road 580 traverses the neighborhood in an east-west direction and connects the Woodlands Square Property neighborhood with the City of Dunedin to the west, and the City of Tampa to the east. US Highway 19 provides north-south access to the area. The neighborhood is comprised of a mixture of residential and commercial development, with commercial development concentrated along State Road 580 and US Highway 19. The 2018 estimated population within a one-, three- and five-mile radius of the Woodlands Square Property is approximately 10,076, 74,474, and 190,017, respectively. Average household income within a one-, three-, and five-mile radius is $75,390, $86,204, and $85,925, respectively.

According to the appraisal, the Woodlands Square Property is located within the Tampa/St. Petersburg retail market which contained over 254.5 million SF of retail space as of second quarter 2018. The Tampa/St. Petersburg retail market reported a vacancy rate of 4.75% and reported asking rent of $16.17 per SF. According to the appraisal, The Woodlands Square Property is located within the North Pinellas retail submarket which contained over 15.1 million SF of retail space as of second quarter 2018. The North Pinellas retail market reported a vacancy rate of 4.7% and reported asking rent of $17.32 per SF. As of second quarter 2018 the North Pinellas retail submarket reported positive absorption of 19,581 SF and 37,228 SF under construction.

The following table presents certain information relating to the primary competition for the Woodlands Square Property:

Competitive Set(1)

	Woodlands Square	East Lake Woodlands	Northwood Plaza	Seabreeze Center	Northwood Oaks Shopping Center	The Shoppes of Boot Ranch	Coral Landings	Curlew Crossing
Distance from Subject	-	1.1 miles	3.6 miles	2.6 miles	3.5 miles	1.1 miles	3.14 miles	2.9 miles
Property Type	Retail	Neighborhood	Neighborhood	Neighborhood	Neighborhood	Neighborhood	Neighborhood	Power Center
Year Built	1992	1982	1980	1985	1984	1990	1992	1984
Total GLA	308,712	139.246	199,929	146,673	132,441	241,043	145,378	212,388
Total Occupancy	95.0%(2)	99.0%	93.0%	98.0%	100.0%	100.0%	92.0%	99.0%
Anchor Tenant	Bealls, AMC Theatres, Marshalls, Earth Fare	Walmart Neighborhood Market, Walgreen’s	Publix, Stein Mart, CVS	Publix, Petco	Winn Dixie	Target, Publix, CVS Pharmacy	N/A	Home Depot, Staples, JoAnn Fabrics, Walgreens

(1)	Source: Appraisal.

(2)	Occupancy as of underwritten rent roll dated October 1, 2018.

■	The Borrower. The borrower is Rainier Woodlands Square Acquisitions, LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodlands Square Loan. The non-recourse carve-out guarantor is J. Kenneth Dunn.

The borrower sponsor of the Woodlands Square Property is J. Kenneth Dunn. Mr. Dunn, a co-founder of The Rainier Companies, is involved with all facets of the company and has primary responsibilities for acquisitions, business development, and negotiations. In 1994 Mr. Dunn co-founded Meridian Realty Advisors, directing the acquisition and management of more than $1 billion in transactions.

■	Escrows. On the origination date of the Woodlands Square Loan, the borrower funded escrow reserves of (i) $345,397 for real estate taxes, (ii) $750,000 for tenant improvement and leasing commissions, and (iii) $388,615 for tenant obligations.

On each due date, the borrower is required to fund the following reserves with respect to the Woodlands Square Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12 month period (initially estimated to be $36,550 per month); (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (initially estimated to be $17,665 per month), provided that insurance is not covered under an acceptable blanket policy (unless an event of default under the Woodlands Square Loan documents is continuing); (iii) a replacement reserve in an amount equal to $3,859; and (iv) a tenant improvement and leasing commission reserve in an amount equal to $10,290 subject to (a) a $1,250,000 cap prior to the renewal of the Bealls lease, and (b) $1,000,000 from and after the renewal of the Bealls lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Lockbox and Cash Management. The Woodlands Square Loan does not currently have a lockbox in place. The Woodlands Square Loan requires a springing hard lockbox, and a springing cash management, each of which will be established upon written notification from the lender to the lockbox bank that a Cash Management Trigger Event (as defined below) has occurred. Upon the occurrence of a Cash Management Trigger Event, the Woodlands Square Loan documents require the borrower to (a) deliver direction letters to tenants instructing them to pay rent directly to a lender controlled lockbox account and (b) deposit all revenue generated by the Woodlands Square Property that it or the property manager receives within one business day of receipt. During the continuation of a Cash Management Trigger Event, the funds on deposit in the lockbox account are required to be transferred on the next business day to the cash management account to be applied in the following order of priority: (i) real estate taxes; (ii) insurance; (iii) monthly debt service payment; (iv) fees and expenses in accordance with the cash management agreement; (v) monthly replacement reserves; (vi) monthly tenant improvement and leasing commissions reserves; (vii) funds sufficient to pay any interest accruing at the default rate with respect to any event of default that has occurred; (viii) funds sufficient to pay the operating expenses set forth in the annual operating budget; (ix) funds sufficient to pay for extraordinary or other operating expenses not included in the approved annual budget if any, to a borrower-controlled account; and (x) if a Cash Sweep Event (as defined below) is (x) not in effect, all excess cash flow will be returned to a borrower control account; (y) in effect and due to a Critical Tenant Trigger Event (as defined below) to the lender controlled Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred, and (z) in effect, but a Critical Tenant Trigger Event is not in effect, all excess cash flow will be deposited in a lender controlled sub account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the property manager; provided however that in the event of bankruptcy action of a manager who is not affiliated with the borrower, the borrower will have 30 days within which to terminate such manager; (iii) a Cash Management DSCR Trigger Event (as defined below); or (iv) a Critical Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 30 days of such filing, among other conditions, for the borrower or the guarantor, or within 120 days for the property manager, in regard to clause (iii) above, such Cash Management DSCR Trigger Event has terminated, and in regard to clause (iv) above, a Critical Tenant Trigger Event Cure has occurred.

A “Cash Management DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.15x, until such time that the debt service coverage ratio based on the trailing twelve month period is greater than 1.20x for two consecutive quarters.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the manager; provided however that in the event of bankruptcy action of a manager who is not affiliated with the borrower, the borrower will have 30 days within which to terminate such manager before a Cash Sweep Event occurs; (iii) a Cash Sweep DSCR Trigger Event (as defined below); or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 30 days of such filing, among other conditions, for the borrower or the guarantor, or within 120 days for the property manager, in regard to clause (iii) above, the Cash Sweep DSCR Trigger Event has terminated, and in regard to clause (iv) above, a Critical Tenant Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.15x, until such time that the debt service coverage ratio based on the trailing twelve month period is greater than 1.20x for two consecutive quarters.

A “Critical Tenant Trigger Event” will occur upon (i) AMC Theatres or any other tenant occupying the space currently occupied by such tenant (a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) on or prior to twelve (12) months prior to the expiration date, the Critical Tenant fails to give notice of its election to renew its lease; (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify landlord of its election to renew its lease, if Critical Tenant fails to give such notice; (iv) an event of default under the Critical Tenant lease exists; (v) a bankruptcy action of the Critical Tenant or any guarantor under a Critical Tenant Lease occurs; or (vi) if the Critical Tenant discontinues its normal business operations. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii), the date that (1) a Critical Tenant Lease extension is executed and delivered by the borrower along with related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) after a cure of applicable event of default; (c) with respect to clause (v) after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; or (d) with respect to clause (vi) the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the Critical Tenant space has been leased to one or more replacement tenants for a term of at least five years on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space has been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

■	Property Management. The Woodlands Square Property is currently managed by Rainier Realty Management, LLC, an affiliate of the borrower, pursuant to a management agreement. The Woodlands Square Loan documents provide that lender consent is required for the borrower to terminate the property manager or consent to the assignment of the property manager’s rights under the management agreement, provided the borrower may, without lender’s consent, replace the property manager with a Qualified Manger (as defined in the Woodlands Square Loan documents).

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Woodlands Square Property, plus 18 months of business interruption coverage as calculated under the loan documents (with an additional extended period of indemnity as reasonably required by the lender) in an amount equal to 100% of the projected gross income from the Woodlands Square Property (on an actual loss sustained basis) for a period continuing until the restoration of the Woodlands Square Property is completed and containing an extended period endorsement which provides for up to 12 months of additional coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: phoenix marriott tempe at the buttes

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: phoenix marriott tempe at the buttes

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #5: phoenix marriott tempe at the buttes

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Tempe, Arizona	Cut-off Date Balance(2)		$40,410,208
Property Type	Hospitality	Cut-off Date Balance per Room(1)		$185,141
Size (Rooms)	353	Percentage of Initial Pool Balance		5.5%
Total TTM Occupancy as of 7/31/2018	63.1%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 7/31/2018	63.1%	Type of Security		Leasehold
Year Built / Latest Renovation	1987 / 2017	Mortgage Rate		5.11000%
Appraised Value	$96,700,000	Original Term to Maturity (Months)		120
Appraisal Date	8/22/2018	Original Amortization Term (Months)		360
Borrower Sponsor	William J. Yung III	Original Interest Only Period (Months)		NAP
Property Management	Columbia Sussex Management, LLC	First Payment Date		11/6/2018
		Maturity Date		10/6/2028

Underwritten Revenues	$27,024,294
Underwritten Expenses	$18,534,800
Underwritten Net Operating Income (NOI)	$8,489,494	Escrows(3)
Underwritten Net Cash Flow (NCF)	$7,138,279		Upfront	Monthly
Cut-off Date LTV Ratio(1)	67.6%	Taxes	$156,460	$13,038
Maturity Date LTV Ratio(1)	55.9%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.99x / 1.67x	Replacement Reserve(4)	$0	$112,601
Debt Yield Based on Underwritten NOI / NCF(1)	13.0% / 10.9%	Other(5)	$342,961	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$65,500,000	100.0%	Loan Payoff	$49,770,127	76.0%
			Principal Equity Distribution	13,713,878	20.9
			Closing Costs	1,516,574	2.3
			Reserves	499,421	0.8
Total Sources	$65,500,000	100.0%	Total Uses	$65,500,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Phoenix Marriott Tempe at the Buttes Loan Combination (as defined below).

(2)	The Cut-off Date Balance of $40,410,208 represents the controlling note A-1, which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $65,354,781. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $24,944,573 and is expected to be contributed to the Benchmark 2018-B7 securitization transaction. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	Monthly Replacement Reserve represents FF&E reserve deposits equal to one-twelfth of 5.0% of the gross revenues for the prior calendar year (initially estimated to be approximately $112,601). See “—Escrows” below.

(5)	Upfront Other reserves represent a (i) $301,961 seasonality reserve, (ii) $38,500 deferred maintenance reserve and (iii) $2,500 comfort letter reserve. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Phoenix Marriott Tempe at the Buttes Loan”) is part of a loan combination (the “Phoenix Marriott Tempe at the Buttes Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s leasehold interest in a full service hotel located in Tempe, Arizona (the “Phoenix Marriott Tempe at the Buttes Property”). The Phoenix Marriott Tempe at the Buttes Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $40,410,208 and represents approximately 5.5% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $24,944,573, and is expected to be contributed to the Benchmark 2018-B7 securitization transaction. The Phoenix Marriott Tempe at the Buttes Loan Combination, which accrues interest at an interest rate of 5.11000% per annum, was originated by Citi Real Estate Funding Inc. (“CREFI”) on September 20, 2018, had an aggregate original principal balance of $65,500,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $65,354,781. The proceeds of the Phoenix Marriott Tempe at the Buttes Loan Combination were primarily used to refinance a prior debt secured by the Phoenix Marriott Tempe at the Buttes Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves. The prior financing of the Phoenix Marriott Tempe at the Buttes Property was not included in a securitization.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,500,000	$40,410,208	CGCMT 2018-C6	Yes
A-2	$25,000,000	$24,944,573	Benchmark 2018-B7	No
Total	$65,500,000	$65,354,781

The Phoenix Marriott Tempe at the Buttes Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Phoenix Marriott Tempe at the Buttes Loan Combination is the due date in October 2028. Provided that no event of default has occurred and is continuing under the Phoenix Marriott Tempe at the Buttes Loan documents, at any time after the earlier of (i) September 20, 2022 and (ii) the second anniversary of the securitization of the last note of the Phoenix Marriott Tempe at the Buttes Loan Combination, the Phoenix Marriott Tempe at the Buttes Loan Combination may be defeased with certain direct full faith and credit obligations of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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the United States of America or other obligations which are “government securities” permitted under the Phoenix Marriott Tempe at the Buttes Loan documents. Voluntary prepayment of the Phoenix Marriott Tempe at the Buttes Loan Combination is permitted on or after the due date in July 2028 without payment of any prepayment premium. In addition, in the event that insurance proceeds from a casualty are applied to the Phoenix Marriott Tempe at the Buttes Loan and such proceeds are insufficient to repay the debt in its entirety, the borrower has the right to repay the Phoenix Marriott Tempe at the Buttes Loan in its entirety and obtain a release of the Phoenix Marriott Tempe at the Buttes Property.

■	The Mortgaged Property. The Phoenix Marriott Tempe at the Buttes Property is a five-story, 353 room, full service hotel located on approximately 27.7 acres in Tempe, Arizona. The Phoenix Marriott Tempe at the Buttes Property is located adjacent to Tempe Diablo Stadium, the spring training home of the Los Angeles Angels of Anaheim, as well as approximately four miles southwest of downtown Tempe and three miles southeast of Phoenix Sky Harbor International Airport. The 353 rooms consist of 183 standard rooms with a king-sized bed, 161 standard rooms with two double-sized beds, seven studio suites, one executive suite and one presidential suite. The Phoenix Marriott Tempe at the Buttes Property was initially constructed in 1987, but has undergone an approximately $9.3 million renovation since it was acquired by the borrower sponsor in October 2016. Amenities include two outdoor swimming pools featuring a waterslide and four whirlpools, 42,173 SF of meeting space spread across 19 rooms, an onsite spa, and four food and beverage outlets. The food and beverage outlets include the Top of the Rock Restaurant, which features panoramic views of the Valley of the Sun, the Thirsty Cactus Pool Bar and Grill, which offers poolside dining for lunch, a lobby bar and an onsite Starbucks. The Phoenix Marriott Tempe at the Buttes Property is subject to a franchise agreement with Marriott International, Inc. that expires in October 2036.

According to a July 2018 hospitality research report, the Phoenix Marriott Tempe at the Buttes Property had a 63.1% occupancy, $188.05 ADR and $118.67 RevPAR as of the trailing 12-month period ending July 31, 2018. The Phoenix Marriott Tempe at the Buttes Property’s $118.67 RevPAR ranked it first in its competitive set of eight properties as of July 31, 2018.

The demand segmentation at the Phoenix Marriott Tempe at the Buttes Property consists of 49% leisure, 34% group, 15% commercial and 2% extended stay. The primary competitive set for the Phoenix Marriott Tempe at the Buttes Property consists of seven full-service hotels ranging in size from 209 to 563 rooms, and containing an aggregate of 2,277 rooms (excluding the Phoenix Marriott Tempe at the Buttes Property). The following table presents certain information relating to the 2017 demand analysis with respect to the Phoenix Marriott Tempe at the Buttes Property based on market segmentation:

2017 Accommodated Room Night Demand(1)

Property	Commercial	Group	Leisure	Extended-Stay
Phoenix Marriott Tempe at the Buttes Property	15%	34%	49%	2%
Sheraton Hotel Phoenix Airport Tempe	38%	15%	41%	6%
Hilton Pointe Squaw Peak Resort	14%	40%	44%	2%
DoubleTree Phoenix Tempe	18%	40%	39%	3%
Destination Hotels The Scottsdale Resort at McCormick Ranch	14%	60%	24%	2%
Destination Hotels Tempe Mission Palms Hotel	18%	50%	29%	3%
Hilton Phoenix Airport	32%	20%	43%	5%
Marriott Phoenix Airport	22%	20%	55%	3%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Phoenix Marriott Tempe at the Buttes Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 7/31/2018	Underwritten	Underwritten $ per Room
Room Revenue	$16,142,844	$16,628,939	$14,526,633	$14,885,818	$14,885,818	$42,169
Food & Beverage Revenue	9,502,498	11,591,350	10,911,059	11,096,187	11,096,187	31,434
Other Revenue	973,097	859,114	958,300	1,042,289	1,042,289	2,953
Total Revenue	$26,618,439	$29,079,404	$26,395,992	$27,024,294	$27,024,294	$76,556

Room Expense	$3,437,267	$3,509,931	$3,699,022	$3,763,307	$3,763,307	$10,661
Food & Beverage Expense	6,360,310	7,199,986	6,343,210	6,286,965	6,286,965	17,810
Other Expense	281,677	306,421	292,592	307,772	307,772	872
Total Departmental Expense	$10,079,254	$11,016,338	$10,334,825	$10,358,044	$10,358,044	$29,343
Total Undistributed Expense	7,886,306	8,254,415	6,867,105	6,854,909	7,042,608	19,951
Fixed Charges	455,912	381,216	494,967	435,400	257,583	730
Ground Rent Expense(2)	801,577	969,337	855,139	876,565	876,565	2,483
Total Operating Expenses	$19,223,048	$20,621,306	$18,552,034	$18,524,917	$18,534,800	$52,507

Net Operating Income	$7,395,391	$8,458,097	$7,843,958	$8,499,376	$8,489,494	$24,050
FF&E	1,330,922	1,453,970	1,319,800	1,351,215	1,351,215	3,828
Net Cash Flow	$6,064,469	$7,004,127	$6,524,158	$7,148,162	$7,138,279	$20,222

Occupancy(3)	74.6%	74.8%	63.0%	63.1%	63.1%
NOI Debt Yield	11.3%	12.9%	12.0%	13.0%	13.0%
NCF DSCR	1.42x	1.64x	1.53x	1.67x	1.67x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	See “—Ground Lease” below for terms of the Phoenix Marriott Tempe at the Buttes Property’s ground lease.

(3)	Occupancy declined in 2017 due to the sponsor renovating rooms between September 2017 and February 2018. During that period, an average of 65 rooms were offline each day.

■	Appraisal. According to the appraisal, the Phoenix Marriott Tempe at the Buttes Property had an “as-is” appraised value of $96,700,000 as of August 22, 2018.

Appraisal Approach	Appraised Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$97,500,000	N/A	7.75%
Discounted Cash Flow Approach	$96,700,000	10.5%	8.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated August 31, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Phoenix Marriott Tempe at the Buttes Property other than the continued implementation of an asbestos operations and maintenance plan.

■	Market Overview and Competition. The Phoenix Marriott Tempe at the Buttes Property is located in Tempe, Arizona, approximately four miles southwest of downtown Tempe and three miles southeast of Phoenix Sky Harbor International Airport. Phoenix Sky Harbor International Airport is the primary airport serving the Phoenix-Mesa-Scottsdale MSA, with a passenger volume of approximately 43.9 million in 2017. The Cactus League, the spring training home for 15 Major League Baseball franchises at 10 stadiums, generates demand, with Tempe Diablo Stadium, the spring training home of the Los Angeles Angels of Anaheim, located adjacent to the Phoenix Marriott Tempe at the Buttes Property.

Arizona State University’s (“ASU”) main campus is located in Tempe, approximately four miles east of the Phoenix Marriott Tempe at the Buttes Property. According to ASU’s website, ASU’s Tempe fall 2017 enrollment at the Tempe campus was 51,164. According to the appraisal, ASU students participate in 24 varsity sports, which draw spectators and teams from around the country to its Tempe campus.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Phoenix Marriott Tempe at the Buttes Property is 8,764, 117,780 and 300,886, respectively. The 2018 estimated average household income within a one-, three- and five-mile radius of the Phoenix Marriott Tempe at the Buttes Property is $58,536, $60,903 and $65,908, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The appraisal noted two hotels with a combined 490 rooms in development that are expected to have some degree of competitive interaction with the Phoenix Marriott Tempe at the Buttes Property. Both hotels are currently under construction and have anticipated opening dates in May 2019 and January 2020, respectively.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Phoenix Marriott Tempe at the Buttes Property and its competitive set, as provided in a market research report for the Phoenix Marriott Tempe at the Buttes Property:

Historical Statistics(1)(2)

	Phoenix Marriott Tempe at the Buttes				Competitive Set				Penetration
	2015	2016	2017	TTM 7/31/2018	2015	2016	2017	TTM 7/31/2018	2015	2016	2017	TTM 7/31/2018
Occupancy	74.6%	74.8%	63.0%	63.1%	67.9%	68.2%	67.9%	68.3%	109.9%	109.6%	92.8%	92.3%
ADR	$167.84	$171.95	$182.61	$188.05	$144.08	$144.45	$148.10	$148.65	116.5%	119.0%	123.3%	126.5%
RevPAR	$125.29	$128.64	$115.10	$118.67	$97.85	$98.59	$100.55	$101.59	128.0%	130.5%	114.5%	116.8%

(1)	Source: 2015, 2016 and 2017 data is based on a December 2017 hospitality research report.

(2)	Source: TTM 7/31/2018 data is based on a July 2018 hospitality research report.

The following table presents certain information relating to the primary competition for the Phoenix Marriott Tempe at the Buttes Property:

Phoenix Marriott Tempe at the Buttes Property Competitive Set(1)

Property	Number of Rooms	Year Built
Phoenix Marriott Tempe at the Buttes Property	353	1987
Sheraton Hotel Phoenix Airport Tempe	209	1984
Hilton Pointe Squaw Peak Resort	563	1977
DoubleTree Phoenix Tempe	270	1975
Destination Hotels The Scottsdale Resort at McCormick Ranch	326	1976
Destination Hotels Tempe Mission Palms Hotel	303	1986
Hilton Phoenix Airport	259	1989
Marriott Phoenix Airport	347	1999
Total(2)	2,277

(1)	Source: Appraisal.

(2)	Total excludes the Phoenix Marriott Tempe at the Buttes Property.

■	The Borrower. The borrower is CP Buttes, LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Phoenix Marriott Tempe at the Buttes Loan Combination. Columbia Sussex Corporation and CSC Holdings, LLC, jointly and severally, are the non-recourse carve-out guarantors under the Phoenix Marriott Tempe at the Buttes Loan documents.

Founded in 1972, Columbia Sussex Corporation is a privately-owned hotel owner and operator. Currently, Columbia Sussex Corporation owns and manages 39 hotels across 20 different states. The 39 hotels within Columbia Sussex Corporation’s portfolio include hotels operated under the JW Marriott, Westin, Hyatt Regency and Hilton flags.

■	Escrows. At the origination of the Phoenix Marriott Tempe at the Buttes Loan Combination, the borrower deposited $301,961 into a seasonality reserve account, $156,460 into a tax reserve account for payment of the GPLET (as defined below) reserve account, $38,500 into an deferred maintenance reserve account, and $2,500 into a comfort letter reserve account. As the city of Tempe is the ground lessor under the ground lease that the Phoenix Marriott Tempe at the Buttes Property is subject to, the land is exempt from country property taxes. In lieu of property taxes, however, the borrower is required to pay a Government Property Lease Excise Tax (“GPLET”). According to the Maricopa County Records and the City of Tempe, the GPLET is based on a rate schedule, which currently assesses the Phoenix Marriott Tempe at the Buttes Property at $0.60 per SF plus an amount for taxes based on business personal property. The GPLET rate adjusts downward as the age of the Phoenix Marriott Tempe at the Buttes Property increases, with the GPLET rate expected to decrease to $0.30 per SF in 2027.

On each monthly payment date, the borrower is required to deposit (i) $13,038 into a tax reserve account for payment of the GPLET and (ii) a reserve for FF&E, in an amount equal to the greater of (a) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement and (b) (1) during the continuance of a Phoenix Marriott Tempe at the Buttes Trigger Period (as defined below), one-twelfth of 5.0% of the greater of (x) the annual gross revenues for the immediately preceding calendar year and (y) the projected annual gross revenues

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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for the hotel related operations for the calendar year in which such deposit occurs, as set forth in the approved annual budget, or (2) if no Phoenix Marriott Tempe at the Buttes Tigger Period is continuing or during the continuance of a Phoenix Marriott Tempe at the Buttes Trigger Period where no approved annual budget exists, one-twelfth of 5.0% of the annual gross revenues for the hotel related operations for the immediately preceding calendar year. Monthly FF&E reserve deposits are initially estimated to be $112,601 and will be adjusted each April during the term of the Phoenix Marriott Tempe at the Buttes Loan.

On each monthly payment date beginning in January 2019, the borrower is required to deposit into a seasonality reserve an amount equal to 110% of the quotient of (x) the aggregate amount by which operating income at the Phoenix Marriott Tempe at the Buttes Property for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x based on the then-current annual budget (“Negative Monthly Amount”) for the 12-month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then-current seasonality annual budget, to be adjusted annually on February 1st of each calendar year by the lender.

■	Lockbox and Cash Management. The Phoenix Marriott Tempe at the Buttes Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to deliver letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Phoenix Marriott Tempe at the Buttes Property into the lockbox account. The borrower is also required to deliver a tenant direction letter to each future commercial tenant that leases more than 5,000 square feet, or any portion of the property utilized as a health spa or restaurant. Prior to the occurrence of a Phoenix Marriott Tempe at the Buttes Trigger Period, funds in the lockbox account are to be disbursed to the borrower’s operating account. Upon the occurrence of an Phoenix Marriott Tempe at the Buttes Trigger Period, all sums on deposit in the lockbox account are required to be swept each business day into a cash management account for the payment of, among other things, ground lease rent, debt service and property operating expenses, and for the funding of monthly escrows, with any excess to be held as additional collateral by the lender until the expiration of the applicable Phoenix Marriott Tempe at the Buttes Trigger Period, after which it is returned to the borrower.

A “Phoenix Marriott Tempe at the Buttes Trigger Period” will (a) commence upon the first to occur of (i) an event of default under the Phoenix Marriott Tempe at the Buttes Loan documents, (ii) the debt yield falling below 8.25%, (iii) a Phoenix Marriott Tempe at the Buttes Franchise Agreement Trigger Event (as defined below), (iv) the date which is 12 months prior to the expiration of the Phoenix Marriot Tempe at the Buttes Property’s franchise agreement if a Phoenix Marriott Tempe at the Buttes Franchise Renewal Event (as defined below) has not occurred or (v) any bankruptcy action of Columbia Sussex Management, LLC and (b) expire upon (1) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (i) above, the cure (if applicable) of such event of default, (2) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (ii) above, the debt yield being equal to or greater than 8.75% for one calendar quarter, (3) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (iii) above, lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the applicable franchisor) that the borrower has cured all defaults under the franchise agreement, if the event was caused by the bankruptcy of the franchisor, such franchisor no longer being insolvent or subject to bankruptcy proceedings, the borrower and the franchisor have reaffirmed the franchise agreement, the Phoenix Marriott Tempe at the Buttes Property continues to be operated pursuant to the franchise agreement and all permits applicable to the franchise agreement are in full force and effect, (4) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (iv) above, the occurrence of a Phoenix Marriott Tempe at the Buttes Franchise Renewal Event (as defined below), (5) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (v) above, the replacement of Columbia Sussex Management, LLC in accordance with the terms of the Phoenix Marriott Tempe at the Buttes Loan documents.

A “Phoenix Marriott Tempe at the Buttes Franchise Agreement Trigger Event” means (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect and (iv) any bankruptcy or similar insolvency of franchisor.

A “Phoenix Marriott Tempe at the Buttes Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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certificate from the applicable franchisor) that (i) the related franchise agreement has been extended or replaced by a new franchise agreement in accordance with the terms of the Phoenix Marriott Tempe at the Buttes Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Phoenix Marriott Tempe at the Buttes Loan Combination, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to a PIP reserve in accordance with the terms of the Phoenix Marriott Tempe at the Buttes Loan documents.

■	Property Management. The Phoenix Marriott Tempe at the Buttes Property is managed by Columbia Sussex Management, LLC, a borrower affiliate, pursuant to a management agreement expiring October 12, 2036.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

■	Ground Lease. The Phoenix Marriott Tempe at the Buttes Property is subject to a ground lease with the city of Tempe that expires on December 31, 2074; provided, that if either (a) at any time prior to January 27, 2019 the $3.0 million extension fee paid to the ground lessor by the prior owner of the Phoenix Marriott Tempe at the Buttes Property is rescinded and not repaid by borrower within 30 days’ notice after such rescission or (b) borrower fails to expend the remaining $658,234 of capital expenditure funds prior to January 27, 2022, subject to lender’s cure rights, then the expiration of the ground lease will be September 30, 2044.

Annual ground rent due under the ground lease is equal to the greater of (i) a minimum annual rent set forth in the ground lease which is subject to annual Consumer Price Index (“CPI”) increases capped at 6.0% (currently $43,728) and (ii) from now until the lease year ending on December 31, 2024, the sum of (a) 3.5% of gross rooms revenue and (b) 1.5% of gross food and beverage revenue. For lease years beginning on or after January 1, 2025, the fee structure referenced in clause (ii) above will be increased to 3.75% of gross rooms revenue and 1.75% of gross food and beverage revenue, and for lease years beginning on and after January 1, 2044, the fee structure referenced in clause (ii) above increases to 4.0% of gross rooms revenue and 2.0% of gross food and beverage revenue. In addition, a municipal service fee payment is also required under the ground lease. The municipal service fee is currently equal to $14,201 per month and will be adjusted annually for increases in CPI, capped at 6.0% per year.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Phoenix Marriott Tempe at the Buttes Property, plus business interruption coverage in an amount equal to 100% of the projected gross income less non-continuing expenses from the Phoenix Marriott Tempe at the Buttes Property for 18 months with 6 months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #6: OPTIMUM PORTFOLIO – GROUP B

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller		CREFI
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance		$33,855,066
Property Type	Multifamily	Cut-off Date Balance per Unit		$131,221
Size (Units)	258	Percentage of Initial Pool Balance		4.6%
Total Occupancy as of 11/1/2018	96.9%	Number of Related Mortgage Loans		3
Owned Occupancy as of 11/1/2018	96.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.34000%
Appraised Value(1)	$52,100,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	9/6/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor	Joseph Ehrman	Original Interest Only Period (Months)		120
Property Management	OptimumProp LLC	First Payment Date		12/6/2018
		Maturity Date		11/6/2028

Underwritten Revenues	$3,826,194
Underwritten Expenses	$1,368,351	Escrows
Underwritten Net Operating Income (NOI)	$2,457,842		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,374,195	Taxes	$80,370	$40,185
Cut-off Date LTV Ratio	65.0%	Insurance	$70,066	$7,785
Maturity Date LTV Ratio	65.0%	Replacement Reserve(2)	$215,000	$0
DSCR Based on Underwritten NOI / NCF	1.34x / 1.30x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.3% / 7.0%	Other(3)	$26,824	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,855,066	100.0%	Loan Payoff	$20,559,969	60.7%
			Principal Equity Distribution	12,127,937	35.8
			Closing Costs	774,901	2.3
			Upfront Reserves	392,260	1.2

Total Sources	$33,855,066	100.0%	Total Uses	$33,855,066	100.0%

(1)	See the “Portfolio Summary” table below for the individual properties’ appraised values.

(2)	At origination, the borrower deposited $215,000 into the Replacement Reserve account which is equal to the replacement reserve minimum balance as defined under the Optimum Portfolio -Group B Loan (as defined below) documents. If the balance in the Replacement Reserve drops below $215,000, the borrower is required to deposit $8,600 on each monthly payment date until the balance in the account is equal to or greater than the minimum reserve balance of $215,000.

(3)	Upfront Other reserve represents $26,824 for deferred maintenance. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Optimum Portfolio – Group B Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a 258-unit multifamily portfolio comprised of seven properties located in Jersey City, New Jersey at: 630 Bergen Avenue (the “630 Bergen Avenue Property”), 19-25 Kensington Avenue (the “19-25 Kensington Avenue Property”), 9 Garrison Avenue (the “9 Garrison Avenue Property”), 47 Duncan Avenue, 225 Academy Street, 1531-1537 Kennedy Boulevard, 24-28 Belvidere Avenue (collectively, the “Optimum Portfolio - Group B Properties”). The Optimum Portfolio – Group B Loan had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $33,855,066 and represents approximately 4.6% of the Initial Pool Balance. The Optimum Portfolio – Group B Loan accrues interest at a fixed rate of 5.34000% per annum. The proceeds of the Optimum Portfolio – Group B Loan were primarily used to refinance prior debt secured by the Optimum Portfolio – Group B Properties, return equity to the borrower sponsor, pay closing costs and fund upfront reserves. The Optimum Portfolio - Group B Loan was originated on November 6, 2018 by Citi Real Estate Funding Inc. (“CREFI”).

The Optimum Portfolio - Group B Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Optimum Portfolio - Group B Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in November 2028. Provided that no event of default has occurred and is continuing under the Optimum Portfolio - Group B Loan documents, at any time after the second anniversary of the securitization closing date, the Optimum Portfolio - Group B Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under Optimum Portfolio - Group B Loan documents. Voluntary prepayment of the Optimum Portfolio - Group B Loan is permitted (in whole, but not in part) without penalty on or after the monthly payment due date occurring in August 2028.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	The Mortgaged Properties.

The following table presents certain information relating to the individual Optimum Portfolio – Group B Properties:

Portfolio Summary

Property Name	Year Built / Renovated	Units	Property Occupancy(1)	Allocated Cut-off Date Balance	% Allocated Loan Combination Original Balance	Appraised Value	% Appraised Value	UW NCF
630 Bergen Avenue	1930 / 2018	66	97.0%	$9,839,035	29.1%	$14,400,000	27.6%	$689,326
19-25 Kensington Avenue	1920 / 2018	65	98.5	8,696,521	25.7	13,400,000	25.7	609,903
9 Garrison Avenue	1918 / 2018	37	94.6	5,053,507	14.9	7,900,000	15.2	354,154
47 Duncan Avenue	1922 / 2018	32	93.8	4,020,097	11.9	7,000,000	13.4	279,821
225 Academy Street	1920 / NAP	22	100.0	2,979,037	8.8	4,900,000	9.4	209,588
1531-1537 Kennedy Boulevard	1920 / 2018	24	95.8	2,198,343	6.5	3,100,000	6.0	155,783
24-28 Belvidere Avenue	1927 / NAP	12	100.0	1,068,526	3.2	1,400,000	2.7	75,622
Total / Wtd. Avg.		258	96.9%	$33,855,066	100.0%	$52,100,000	100.0%	$2,374,195

(1)	Based on the underwritten rent roll dated November 1, 2018.

The following table presents certain information relating to the unit mix at the Optimum Portfolio – Group B Properties:

Portfolio – Multifamily Unit Mix(1)

Unit Type	Average Unit Size (SF)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month(2)	Average Market Rent per Month(3)
Studio	360	1	0.4%	1	100.0%	$1,075	$1,100
1 BR	731	71	27.5	70	98.6	1,140	1,301
2 BR	940	142	55.0	136	95.8	1,277	1,493
3 BR	1,198	39	15.1	38	97.4	1,427	1,708
4 BR	1,620	4	1.6	4	100.0	1,466	2,000
Medical Office	1,200	1	0.4	1	100.0	1,650	1,650
Total / Wtd. Avg.	931	258	100.0%	250	96.9%	$1,264	$1,480

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	In-Place Average Rent per Month excludes units occupied by the superintendent of each respective Property.

(3)	Source: Appraisal.

630 Bergen Avenue Property

The 630 Bergen Avenue Property, which was built in 1930, is a five-story walk-up multifamily building containing 66 units located in Jersey City, New Jersey on a 0.61 acre site. The 630 Bergen Avenue Property also generates revenue from two antenna tenants: Verizon Wireless (which has been in occupancy since January 2007 and has 2, 5-year renewal options) and Cingular Wireless (which has been in occupancy since 2002 and has 2, 5-year renewal options). The antenna tenants collectively contribute $73,392 of income annually. The 630 Bergen Avenue Property’s amenities include common area heat and electric, an on-site laundry unit and an elevator. The city of Jersey City has rent control regulations in place for apartment buildings of 5 units or greater and, as a result, the 630 Bergen Avenue Property is governed by the city’s ordinance. Jersey City rent control regulations allow for a maximum annual increase in rents based off of the Consumer Price Index (“CPI”) with a maximum increase of 4.0% per apartment. The residential unit mix consists of 21 one-bedroom units (with an average in-place base rent of $1,079 per month), 26 two-bedroom units (with an average in-place base rent of $1,377 per month) and 19 three-bedroom units (with an average in-place base rent of $1,516 per month). As of the underwritten rent roll dated November 1, 2018, the 630 Bergen Avenue Property was 97.0% occupied. The borrower sponsor has invested approximately $855,000 in the 630 Bergen Avenue Property for unit renovations and various capital expenditures items related to the building since acquiring the property as part of a greater portfolio acquisition that occurred in several transactions spanning from 2006 through 2008.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to the unit mix at the 630 Bergen Avenue Property:

630 Bergen Avenue – Multifamily Unit Mix(1)
Unit Type	Average Unit Size (SF)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
1 BR	810	21	31.8%	21	100.0%	$1,079	$1,300
2 BR(3)	1,080	26	39.4	25	96.2	1,377	1,500
3 BR	1,350	19	28.8	18	94.7	1,516	1,700
Total / Wtd. Avg.	1,072	66	100.0%	64	97.0%	$1,317	$1,494

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 630 Bergen Avenue Property that is occupied by a superintendent who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon 24 units.

The following table presents certain information relating to historical leasing at the 630 Bergen Avenue Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	100.0%	97.1%	98.5%	97.0%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated November 1, 2018.

19-25 Kensington Avenue Property

The 19-25 Kensington Avenue Property, which was built in 1920, is a five-story walk-up multifamily building containing 65 units located in Jersey City, New Jersey on a 0.52 acre site. The 19-25 Kensington Avenue Property’s amenities include common area electric and heat, as well as an elevator. The city of Jersey City has rent control regulations in place for apartment buildings of 5 units or greater and, as a result, the 19-25 Kensington Avenue Property is governed by the city’s ordinance. Jersey City rent control regulations allow for a maximum annual increase in rents based off of the CPI with a maximum increase of 4.0% per apartment. The residential unit mix consists of 14 one-bedroom units (with an average in-place base rent of $1,126 per month), 33 two-bedroom units (with an average in-place base rent of $1,383 per month), 17 three-bedroom units (with an average in-place base rent of $1,349 per month) and one 1,200 SF medical office unit with in-place rent of $1,650 per month. As of the underwritten rent roll dated November 1, 2018, the 19-25 Kensington Avenue Property was 98.5% occupied. The borrower sponsor has invested approximately $806,000 in the 19-25 Kensington Avenue Property for unit renovations and various capital expenditures items related to the building since acquiring the property as part of a greater portfolio acquisition that occurred in several transactions spanning from 2006 through 2008.

The following table presents certain information relating to the unit mix at the 19-25 Kensington Avenue Property:

19-25 Kensington Avenue – Multifamily Unit Mix(1)

Unit Type	Average Unit Size (SF)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
1 BR	911	14	21.5%	14	100.0%	$1,126	$1,300
2 BR(3)	1,030	33	50.8	32	97.0	1,383	1,500
3 BR	1,044	17	26.2	17	100.0	1,349	1,700
Medical Office	1,200	1	1.5	1	100.0	1,650	1,650
Total / Wtd. Avg.	1,011	65	100.0%	64	98.5%	$1,321	$1,512

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 19-25 Kensington Avenue Property that is occupied by a superintendent who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon 31 units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to historical leasing at the 19-25 Kensington Avenue Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	98.4%	100.0%	98.4%	98.5%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated November 1, 2018.

9 Garrison Avenue Property

The 9 Garrison Avenue Property, which was built in 1918, is a five-story walk-up multifamily building containing 37 units located in Jersey City, New Jersey on an 0.2 acre site. The city of Jersey City has rent control regulations in place for apartment buildings of 5 units or greater and, as a result, the 9 Garrison Avenue Property is governed by the city’s ordinance. Jersey City rent control regulations allow for a maximum annual increase in rents based off of the CPI with a maximum increase of 4.0% per apartment. The residential unit mix consists of 11 one-bedroom units (with an average in-place base rent of $1,258 per month) and 26 two-bedroom units (with an average in-place base rent of $1,406 per month). As of the underwritten rent roll dated November 1, 2018, the 9 Garrison Avenue Property was 94.6% occupied. The borrower sponsor has invested approximately $670,000 in the 9 Garrison Avenue Property for unit renovations and various capital expenditures items related to the building since acquiring the property as part of a greater portfolio acquisition that occurred in several transactions spanning from 2006 through 2008.

The following table presents certain information relating to the unit mix at the 9 Garrison Avenue Property:

9 Garrison Avenue – Multifamily Unit Mix(1)

Unit Type	Average Unit Size (SF)(2)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
1 BR	660	11	29.7%	11	100.0%	$1,258	$1,300
2 BR(3)	880	26	70.3	24	92.3	1,406	1,500
Total / Wtd. Avg.	815	37	100.0%	35	94.6%	$1,358	$1,441

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 9 Garrison Avenue Property that is occupied by a superintendent who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon 23 units.

The following table presents certain information relating to historical leasing at the 9 Garrison Avenue Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	100.0	100.0%	97.3%	94.6%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated November 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Optimum Portfolio - Group B Properties:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 9/30/2018	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(2)	$3,369,130	$3,456,390	$3,699,045	$3,602,151	$3,717,465	$14,409
Potential Income from Vacant Units	0	0	0	0	144,600	560
Gross Potential Rent	$3,369,130	$3,456,390	$3,699,045	$3,602,151	$3,862,065	$14,969
Vacancy & Credit Loss & Concessions(3)	0	0	0	0	(193,137)	(749)
Other Income(4)	25,574	0	91,674	46,273	157,266	610
Effective Gross Income	$3,394,704	$3,456,390	$3,790,718	$3,648,424	$3,826,194	$14,830

Real Estate Taxes(5)	$363,630	$352,364	$377,473	$395,779	$511,299	$1,982
Insurance	118,962	113,670	114,367	94,193	88,973	345
Management Fee	101,841	103,692	110,971	109,453	114,786	445
Other Operating Expenses	675,389	667,150	654,545	653,294	653,294	2,532
Total Operating Expenses	$1,259,823	$1,236,877	$1,257,357	$1,252,719	$1,368,351	$5,304

Net Operating Income	$2,134,881	$2,219,513	$2,533,362	$2,395,705	$2,457,842	$9,527
Replacement Reserves	0	0	0	0	83,647	324
TI/LC	0	0	0	0	0	0
Net Cash Flow	$2,134,881	$2,219,513	$2,533,362	$2,395,705	$2,374,195	$9,202

Occupancy(2)	99.2%	98.9%	98.8%	NAV	96.9%
NOI Debt Yield	6.3%	6.6%	7.5%	7.1%	7.3%
NCF DSCR	1.16x	1.21x	1.38x	1.31x	1.30x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Occupancy are based on occupied units as of the underwritten rent roll dated November 1, 2018. A rent roll was not provided for the TTM 9/30/2018 period.

(3)	Vacancy & Credit Loss & Concessions is underwritten to the current, economic vacancy of 5.0%.

(4)	Other Income includes antenna income and on-site laundry income.

(5)	Real Estate Taxes were underwritten based on the actual 2018 bills. Jersey City completed a city-wide revaluation of its tax rolls in 2018 for the first time since 1988. The next city-wide revaluation in Jersey City is scheduled for 2027.

■	Appraisal. According to the appraisal, the Optimum Portfolio – Group B Properties had an aggregate “as-is” appraised value of $52,100,000 as of September 6, 2018.

Appraisal Summary – Direct Capitalization Approach

Property	Value	Capitalization Rate
630 Bergen Avenue	$14,400,000	4.75%
19-25 Kensington Avenue	$13,400,000	4.75%
9 Garrison Avenue	$7,900,000	4.75%
47 Duncan Avenue	$7,000,000	4.50%
225 Academy Street	$4,900,000	4.75%
1531-1537 Kennedy Boulevard	$3,100,000	5.25%
24-28 Belvidere Avenue	$1,400,000	5.50%
	$52,100,000	4.77%

■	Environmental Matters. According to the Phase I environmental reports, dated between September and October 2018, there are no recognized environmental conditions or recommendations for further action at the Optimum Portfolio - Group B Properties.

■	Market Overview and Competition. The Optimum Portfolio – Group B Properties are located in Jersey City, New Jersey. Jersey City is the largest city in Hudson County and second largest city in the state of New Jersey. According to the appraisal, the Optimum Portfolio – Group B Properties are part of the New York-Jersey City-White Plains NY-NJ metropolitan area. The top three industries in the New York-Jersey City-White Plains NY-NJ metropolitan area include trade, transportation & utilities, financial activities and government. Financial and service industries, with direct transit access to Manhattan, have played a prominent role in the redevelopment of the Jersey City waterfront and the creation of one of the nation's largest downtown central business districts. Large employers such as Goldman Sachs, JP Morgan Chase, Bank of America, BNP Paribas, and Deutsche Bank have relocated personnel to office space along the Hudson River waterfront. According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Optimum Portfolio – Group B Properties are 113,457, 565,538 and 1,524,453,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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respectively. The estimated 2018 median household income, per the appraisal, within a one-, three- and five-mile radius is $71,213, $86,170 and $91,050, respectively.

According to the appraisal, the Optimum Portfolio – Group B Properties are located within the Northern New Jersey Multifamily Market and the Hudson County Multifamily Submarket. As of the second quarter of 2018, the Northern New Jersey Multifamily Class B/C Market had a total inventory of 140,126 units with a market vacancy of 3.7% and average asking rent of $1,591 per unit which represents an increase over the 2017 and 2016 average asking rents of $1,539 per unit and $1,502 per unit, respectively.  As of the second quarter of 2018, the Hudson County Multifamily Class B/C Submarket had a total inventory of 26,626 units with a market vacancy of 5.9% and an average asking rent of $2,845 per unit, which represents an increase over the 2017 and 2016 average asking rents of $2,686 per unit and $2,652 per unit, respectively.  Within the Hudson County Multifamily Submarket 5,865 units are under construction, with an additional 19,168 units of planned multifamily construction and 17,518 units of proposed multifamily construction. Average asking rents in both the Northern New Jersey Multifamily Class B/C Market and Hudson County Multifamily Class B/C Submarket have increased annually each year since 2009.

The following table presents certain information relating to the primary competition for the Optimum Portfolio - Group B Properties:

Directly Competitive Buildings(1)

	37-39 Duncan Avenue(2)	2465 Kennedy Boulevard(2)	238-242 Garfield Avenue	162 Bergen Avenue	Wangdu Apartments	114 Stuyvesant Avenue	639 Bergen Avenue	61 Duncan Avenue	126,130 & 134 Corbin Avenue
Year Built	1954	1950	1913	1925	1921	1915	1900	2016	1900
Number of Units	128	68	44	24	41	8	32	57	63
Occupancy	97.7%	97.1%	100.0%	100.0%	95.0%	75.0%	100.0%	100.0%	100.0%
Unit size (SF):
Studio	520	440	NAP	484	572	NAP	NAP	NAP	500
1-BR	780	660	500	NAP	620	NAP	600	836	NAP
2-BR	1,040	880	750	NAP	1,015	700	650	1,014	NAP
Rent per Month:
Studio	$1,112	$1,120	NAP	$815	$925	NAP	NAP	NAP	$1,300
1-BR	$1,466	$1,411	$1,015	NAP	$1,241	NAP	$1,300	$1,180	NAP
2-BR	$1,671	$1,504	$1,350	NAP	$1,450	$1,550	$1,500	$1,470	NAP

(1)	Source: Appraisal.

(2)	Number of Units, Occupancy and Rent per Month for the 37-39 Duncan Avenue Property and 2465 Kennedy Boulevard Property are based on the November 1, 2018 rent roll.

■	The Borrower. The borrower is Journal Square Group LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Optimum Portfolio – Group B Loan. The sponsor and non-recourse carveout guarantor for the loan is Joseph Ehrman of Optimum Properties. Joseph Ehrman has an ownership interest in over 2,500 multifamily units across New Jersey, 2,362 units of which are located in Jersey City, New Jersey. Joseph Ehrman founded Optimum Properties in 1999 and has 19 years of experience investing and managing multifamily properties.

■	Escrows. On the origination date of the Optimum Portfolio – Group B Loan, the borrowers funded reserves of (i) $80,370 for real estate taxes, (ii) $70,066 for insurance, (iii) $26,824 for deferred maintenance and (iv) $215,000 for replacement reserves.

On each due date, the borrowers will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (initially estimated to be $40,185 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy (initially estimated to be $7,785 per month) and (iii) to the extent the balance in the replacement reserve account falls below $215,000, the borrower will be required to make monthly deposits of $8,600 into the replacement reserve account, subject to a cap of $215,000.

■	Lockbox and Cash Management. The Optimum Portfolio - Group B Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of an Optimum Portfolio - Group B Trigger Period (as defined below), the borrowers will be required to establish a lockbox account into which all revenue from the Optimum Portfolio - Group B Properties is required to be deposited. All amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day during the continuance of an Optimum Portfolio - Group B Trigger Period or are required to be transferred to the borrowers’ account if no Optimum Portfolio - Group B Trigger Period is continuing. To the extent an Optimum Portfolio - Group B Trigger Period has occurred and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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is continuing, amounts in the cash management account are applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve as set forth in the Optimum Portfolio - Group B Loan documents. To the extent no Optimum Portfolio - Group B Trigger Period is continuing, funds in the excess cash flow reserve are required to be swept to the borrowers. Upon the occurrence and during the continuance of an event of default under the Optimum Portfolio - Group B Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Optimum Portfolio - Group B Loan (and/or toward the payment of expenses of the Optimum Portfolio - Group B Properties), in such order of priority as the lender may determine.

A “Optimum Portfolio - Group B Trigger Period” means a period commencing upon the earlier to occur of (i) the occurrence of an event of default under the Optimum Portfolio - Group B Loan documents and (ii) the debt service coverage ratio being less than 1.10x and continuing until, (y) with respect to an Optimum Portfolio - Group B Trigger Period which commenced in connection with clause (i), the cure, if applicable, of such event of default and (z) with respect to an Optimum Portfolio - Group B Trigger Period which commenced in connection with clause (ii), the debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters.

■	Property Management. The Optimum Portfolio - Group B Properties are currently managed by OptimumProp LLC, a borrower affiliate. Under the Optimum Portfolio - Group B Loan documents, the lender has the right to terminate or direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an Optimum Portfolio - Group B Trigger Period has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (iv) a material default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Subject to satisfaction of certain conditions in the Optimum Portfolio - Group B Loan documents, the borrowers have the right to replace the property manager with a successor property manager pursuant to a new management agreement, each approved in writing by the lender in the lender’s reasonable discretion and by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. An entity meeting the requirements of the Optimum Portfolio – Group B Loan documents and owning 100% of the direct or indirect equity interests in the borrower is permitted to obtain a mezzanine loan secured by the equity interests in the borrower upon satisfaction of the following conditions, among others: (i) no event of default is continuing under the Optimum Portfolio – Group B Loan documents; (ii) the loan-to-value ratio of the Optimum Portfolio – Group B Loan (including the mezzanine loan) does not exceed 65.0%; (iii) the debt service coverage ratio of the Optimum Portfolio – Group B (as calculated in the loan documents and including the mezzanine loan) is not less than 1.30x; (iv) the debt yield of the Optimum Portfolio – Group B Loan (including the mezzanine loan) is greater than or equal to 7.0% and (v) the mezzanine lender enters into a market intercreditor agreement in form and substance acceptable to the lender in its reasonable discretion.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Optimum Portfolio - Group B Properties, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of The Optimum Portfolio - Group B for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000 (except with respect to earthquake and named storm coverage, which may provide for no deductible in excess of 5.0% of the total insurable value of the applicable individual property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #7: shelbourne global portfolio i

1515 Broad Street

140 Centennial Avenue

675

675 Central Avenue

691

691 Central Avenue

1515 Broad Street

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller	CREFI
Location (City/State)	Various, New Jersey	Cut-off Date Balance(2)	$30,000,000
Property Type	Various	Cut-off Date Balance per SF(1)	$145.09
Size (SF)	640,983	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 7/31/2018	94.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2018	94.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	5.85300%
Appraised Value	$142,750,000	Original Term to Maturity (Months)	120
Appraisal Date	Various	Original Amortization Term (Months)	NAP
Borrower Sponsors	Barry Friedman and Benjamin Schlossberg	Original Interest Only Period (Months)	120
Property Management	Shelbourne Diversified LLC	First Payment Date	11/6/2018
Maturity Date	10/6/2028

Underwritten Revenues	$15,149,217
Underwritten Expenses	$6,643,263	Escrows
Underwritten Net Operating Income (NOI)	$8,505,955	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,983,871	Taxes	$573,000	$191,000
Cut-off Date LTV Ratio(1)	65.1%	Insurance	$71,290	$14,383
Maturity Date LTV Ratio(1)	65.1%	Replacement Reserve	$0	$11,755
DSCR Based on Underwritten NOI / NCF(1)	1.54x / 1.45x	TI/LC	$0	$31,752
Debt Yield Based on Underwritten NOI / NCF(1)	9.1% / 8.6%	Other(3)	$480,442	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination	$93,000,000	100.0%	Loan Payoff	$75,292,988	81.0%
Principal’s Equity Distribution	13,004,945	14.0
Landlord TI’s(4)	2,025,000	2.2
Closing Costs	1,552,335	1.7
Upfront Reserves	1,124,732	1.2
Total Sources	$93,000,000	100.0%	Total Uses	$93,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Shelbourne Global Portfolio I Loan Combination (as defined below).

(2)	The Cut-off Date Balance of $30,000,000 represents the non-controlling notes A-3 and A-4 of the $93,000,000 Shelbourne Global Portfolio I Loan Combination, which is evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $93.0 million. See “—The Mortgage Loan” below.

(3)	Upfront Other reserve includes (i) $464,248 for free rent and (ii) $16,194 for deferred maintenance.

(4)	Represents $1.625 million in owed TI’s to Universal Technical Institute and $0.4 million in owed TI’s to New Jersey Sharing Network.

■	The Mortgage Loan. The mortgage loan (the “Shelbourne Global Portfolio I Loan”) is part of a loan combination (the “Shelbourne Global Portfolio I Loan Combination”) evidenced by seven pari passu promissory notes that are together secured by a first mortgage encumbering the borrowers’ fee simple interest in seven office and industrial properties totaling 640,983 SF located across Bloomfield, New Providence and Piscataway Township, New Jersey (collectively, the “Shelbourne Global Portfolio I Properties”). The Shelbourne Global Portfolio I Loan, which is evidenced by the non-controlling notes A-3 and A-4 had an original principal balance of $30,000,000, has a Cut-off Date Balance of $30,000,000 and represents approximately 4.1% of the Initial Pool Balance. The Shelbourne Global Portfolio I Loan Combination had an original principal balance of $93,000,000 and has an outstanding principal balance as of the Cut-off Date of $93,000,000. The controlling note A-1, which had an original principal balance of $20,000,000 and has an outstanding principal balance as of the Cut-off Date of $20,000,000, was contributed to the UBS 2018-C13 securitization transaction. The non-controlling notes A-2 and A-5, which had an aggregate original principal balance of $25,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000, were contributed to the MSC 2018-L1 securitization transaction. The non-controlling notes A-6 and A-7, which had an aggregate original principal balance of $18,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $18,000,000, are currently held by German American Capital Corporation and expected to be contributed to the Benchmark 2018-B7 securitization transaction. The Shelbourne Global Portfolio I Loan Combination, which accrues interest at an interest rate of 5.85300% per annum, was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) on September 7, 2018. Citi Real Estate Funding Inc. (“CREFI”) has acquired the Shelbourne Global Portfolio I Loan from CCRE. The proceeds of the Shelbourne Global Portfolio I Loan Combination were primarily used to refinance prior debt secured by the Shelbourne Global Portfolio I Properties, return equity to the borrowers, pay origination costs and fund upfront reserves.

The Shelbourne Global Portfolio I Loan has an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Shelbourne Global Portfolio I Loan requires monthly payments of interest only for the term of the Shelbourne Global Portfolio I Loan. The scheduled maturity date of the Shelbourne Global Portfolio I Loan is the due date in October 2028. At any time after the earlier of (i) November 6, 2022 and (ii) the second anniversary of the securitization of the last note of the Shelbourne Global Portfolio I Loan Combination, the Shelbourne Global Portfolio I Loan may be defeased with direct non–callable obligations backed by the full faith and credit of the United States of America. Voluntary prepayment of the Shelbourne Global Portfolio I Loan is permitted on or after the due date occurring in August 2028 without payment of any prepayment premium.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Shelbourne Global Portfolio I Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	UBS 2018-C13	Yes
A-2, A-5	$25,000,000	$25,000,000	MSC 2018-L1	No
A-3, A-4	$30,000,000	$30,000,000	CGCMT 2018-C6	No
A-6, A-7	$18,000,000	$18,000,000	Benchmark 2018-B7	No
Total	$93,000,000	$93,000,000

■	The Mortgaged Properties. The Shelbourne Global Portfolio I Properties are comprised of one industrial building located in Bloomfield, New Jersey (the “Bloomfield Property”) totaling 290,009 SF, three industrial buildings and one office building located in Piscataway Township, New Jersey (collectively, the “Piscataway Township Properties”) totaling 230,456 SF, and two office buildings located in New Providence, New Jersey (collectively, the “New Providence Properties”) totaling 120,518 SF. As of July 31, 2018, the Shelbourne Global Portfolio I Properties were 94.6% leased by 13 tenants including Lummus Technology Inc., Cablevision, Universal Technical Institute, Montclair State University, and New Jersey Urology, LLC. Approximately 26.3% of the GLA is occupied by three investment-grade rated tenants. Since its acquisition of the Shelbourne Global Portfolio I Properties between 2013 and 2015, the Shelbourne Global Portfolio I Borrower Sponsors (as defined below) invested approximately $15.0 million in capital expenditures and TI/LC’s ($23.40 per SF). In addition, according to the Shelbourne Global Portfolio I Borrower Sponsors, tenants at the Shelbourne Global Portfolio I Properties have invested approximately $36.0 million ($114.78 per SF).

Portfolio Summary(1)

Property Name	Largest Tenant	Property Type	Property GLA	Occupancy	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value
1515 Broad Street	Lummus Technology Inc.	Industrial	290,009	100.0%	$42,100,000	45.3%	$3,610,826	$61,150,000
140 Centennial Avenue	Thales USA, Inc.	Industrial	86,860	100.0	17,100,000	18.4	1,469,450	23,600,000
675 Central Avenue	Chemetall US INC	Office	72,736	93.5	12,100,000	13.0	1,039,209	16,150,000
275 Centennial Avenue	Cablevision	Industrial	56,150	100.0	9,600,000	10.3	826,928	15,500,000
691 Central Avenue	NJ Organ & Tissue	Office	47,782	100.0	8,900,000	9.6	762,928	10,650,000
80 Kingsbridge Road	East Coast Fitness, LLC	Industrial	30,963	100.0	2,300,000	2.5	193,653	3,700,000
20 Kingsbridge Road	Puracap Pharmaceutical LLC	Office	56,483	46.9	900,000	1.0	80,877	12,000,000
Total / Wtd. Avg.			640,983	94.6%	$93,000,000	100.0%	$7,983,871	$142,750,000

(1)	Based on the underwritten rent rolls dated July 31, 2018.

The Shelbourne Global Portfolio I Properties consist of eight buildings across seven properties, totaling 640,983 SF. Built between 1955 and 1974 and most recently renovated between 2004 and 2012, the properties are comprised of office (42.7% of GLA), flex (34.0% of GLA), medical office (9.6% of GLA) and industrial space (13.7% of GLA).

The Bloomfield Property (45.2% of GLA) was built in 1968 and most recently renovated 2009. The Bloomfield Property is a two-building office complex comprised of a Class B building that is leased by three tenants and a recently gut renovated flex building that is fully occupied by Universal Technical Institute. The Shelbourne Global Portfolio I Borrower Sponsors and Universal Technical Institute have collectively invested over $24.0 million into the building to modernize the space.

The Piscataway Township Properties (36.0% of GLA) were built between 1969 and 1974 and the Piscataway Township property located at 140 Centennial Avenue was most recently renovated in 2006 and 2012. The Piscataway Township Properties consist of four separate office and industrial buildings, and are 87.0% occupied by five tenants, including Thales USA, Inc. (rated A2 by Moody’s) and Cablevision (rated B1 by Moody’s).

The New Providence Properties (18.8% of GLA) were built between 1955 and 1957 and most recently renovated in 2004 and 2008-2009. The New Providence Properties consist of two separate office buildings, and are 96.1% occupied by four tenants.

Lummus Technology Inc. (115,811 SF, 18.1% of GLA, 25.0% of underwritten base rent). Lummus Technology Inc. (“Lummus”) licenses proprietary process technologies to the hydrocarbon industry. It licenses over 100 technologies that are supported by more than 3,000 current and pending patents. Lummus is a subsidiary of McDermott, an engineering, procurement and construction company and a major process technology licensor. McDermott acquired Lummus as part of its Q1 2018 merger with Chicago Bridge & Iron Company.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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According to the Shelbourne Global Portfolio I Borrower Sponsors, Lummus has been a tenant at the Shelbourne Global Portfolio I Properties since 1995 and has invested approximately $12.0 million into its space. Lummus has a current lease expiration of December 31, 2022 with no termination options and one, five-year extension option remaining.

Since September 2016, Lummus subleases 32,105 SF to Acosta Foodservices, Inc. (“Acosta”) on a co-terminous lease. Acosta is a privately-held sales and marketing agency focused on institutional food industry clients based in Jacksonville, Florida with more than 100 offices around the world and over 30,000 employees.

Universal Technical Institute (112,467 SF, 17.5% of GLA, 16.0% of underwritten base rent). With more than 200,000 graduates in its 53-year history, Universal Technical Institute (“UTI”) is a provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The school has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona.

The following table presents certain information relating to the major tenants at the Shelbourne Global Portfolio I Properties:

Five Largest Owned Tenants(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Lummus Technology Inc.(4)	NR / NR / NR	115,811	18.1%	$2,972,178	25.0%	$25.66	12/31/2022	1, 5-year option
Universal Technical Institute	NR / NR / NR	112,467	17.5	1,894,131	16.0	$16.84	12/30/2030	2, 5-year options
Cablevision(5)	B- / B3 / B+	70,368	11.0	1,057,857	8.9	$15.03	11/30/2023	NAP
Thales USA, Inc.	NR / A2 / A-	61,224	9.6	1,071,420	9.0	$17.50	9/30/2023	2, 3- or 5-year options
NJ Organ & Tissue	NR / NR / NR	47,782	7.5	902,124	7.6	$18.88	1/31/2032	2, 5-year options
Five Largest Owned Tenants		407,652	63.6%	$7,897,710	66.5%	$19.37
Remaining Tenants		198,574	31.0	3,974,569	33.5	20.02
Vacant		34,757	5.4	0	0.0	0.00
Total / Wtd. Avg. All Tenants		640,983	100.0%	$11,872,280	100.0%	$19.58

(1)	Based on the underwritten rent rolls dated July 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $82,712 in contractual rent steps through September 30, 2019.

(4)	Since September 2016, Lummus subleases 32,105 SF to Acosta on a coterminous lease.

(5)	Cablevision leases 56,150 SF and 14,218 SF at the 275 Centennial Avenue and 80 Kingsbridge Road properties, respectively.

The following table presents certain information relating to the lease rollover schedule at the Shelbourne Global Portfolio I Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
2018 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	18,110	2.8	2.8%	335,578	2.8	$18.53	1
2021	24,856	3.9	6.7%	720,824	6.1	$29.00	1
2022	115,811	18.1	24.8%	2,972,178	25.0	$25.66	1
2023	167,823	26.2	51.0%	2,896,938	24.4	$17.26	4
2024	36,875	5.8	56.7%	944,797	8.0	$25.62	1
2025	0	0.0	56.7%	0	0.0	$0.00	0
2026	0	0.0	56.7%	0	0.0	$0.00	0
2027	0	0.0	56.7%	0	0.0	$0.00	0
2028	16,745	2.6	59.3%	133,960	1.1	$8.00	1
2029 & Beyond	226,006	35.3	94.6%	3,868,004	32.6	$17.11	4
Vacant	34,757	5.4	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	640,983	100.0%		$11,872,280	100.0%	$19.58	13

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $82,712 in contractual rent steps through September 30, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to historical leasing at the Shelbourne Global Portfolio I Properties:

Historical Leased %(1)

	2015	2016	2017	As of 7/31/2018(2)
Owned Space	91.9%	92.1%	92.1%	94.6%

(1)	As provided by the Shelbourne Global Portfolio I Borrower Sponsors and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent rolls dated July 31, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shelbourne Global Portfolio I Properties:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 5/31/2018		Underwritten		Underwritten $ per SF
Gross Potential Rent(2)	$10,858,286	$10,323,621	$10,714,708	$10,325,247		$12,437,906		$19.40
Total Recoveries	3,168,679	3,285,973	3,793,902	3,919,828		3,948,157		$6.16
Other Income	168,042	305,901	58,760	176,935		0		$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0		(1,236,844)		($1.93)
Effective Gross Income	$14,195,007	$13,915,495	$14,567,370	$14,422,010		$15,149,217		$23.63

Real Estate Taxes	$2,158,311	$2,049,902	$2,080,176	$2,095,999		$2,198,379		$3.43
Insurance	214,098	165,203	168,575	133,496		172,590		0.27
Management Fee	243,346	0	371,903	368,684		454,808		0.71
Other Operating Expenses	3,612,218	3,839,377	3,496,850	3,598,554		3,817,487		5.96
Total Operating Expenses	$6,227,974	$6,054,482	$6,117,503	$6,196,734		$6,643,263		$10.36

Net Operating Income	$7,967,033	$7,861,013	$8,449,867	$8,225,277		$8,505,955		$13.27
Replacement Reserves	0	0	0	0		141,056		0.22
TI/LC	0	0	0	0		381,028		0.59
Net Cash Flow	$7,967,033	$7,861,013	$8,449,867	$8,225,277		$7,983,871		$12.46

Occupancy	91.9%	92.1%	92.1%	94.6%	(1)	92.5%	(3)
NOI Debt Yield(4)	8.6%	8.5%	9.1%	8.8%		9.1%
NCF DSCR(4)	1.44x	1.42x	1.53x	1.49x		1.45x

(1)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated July 31, 2018.

(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $580,626, (ii) rent steps through September 2019 of $82,712, and (iii) straight line rent of $61,224 and $59,797 associated with Thales USA, Inc. and Montclair State University, respectively.

(3)	Vacancy is underwritten to the current, economic vacancy of 7.5%.

(4)	Calculated based on the Shelbourne Global Portfolio I Loan Combination.

■	Appraisal. According to the appraisal, the Shelbourne Global Portfolio I Properties had an aggregate “as-is” appraised value of $142,750,000 as of July and August 2018.

Appraisal Approach	Value	Discount Rate(1)	Capitalization Rate(1)
Discounted Cash Flow Approach	$143,400,000	7.09%	6.59%(2)
Direct Capitalization Approach	$141,600,000	N/A	6.14%(3)

(1)	Weighted average based on the respective individual discounted cash flow approach and direct capitalization approach values.

(2)	Represents the terminal cap rate.

(3)	The appraiser did not conclude a direct capitalization approach value or capitalization rate for the 20 Kingsbridge Road Property, therefore the discounted cash flow approach value and terminal capitalization rate was used in the weighted average calculation for the Direct Capitalization Approach capitalization rate.

■	Environmental Matters. According to the Phase I environmental assessments dated August 2018 for the 140 Centennial Avenue Property and the 275 Centennial Avenue Property, there exist recognized environmental conditions related to underground storage tanks located on each property. Due to the recognized environmental conditions, the Shelbourne Global Portfolio I Borrowers (as defined below) fully paid for and the lender obtained a 13-year lender’s environmental liability insurance policy for all Shelbourne Global Portfolio I Properties with aggregate limits of not less than $3,000,000, with a $250,000 deductible, and the Shelbourne Global Portfolio I Loan Combination documents prohibit the Shelbourne Global Portfolio I Borrowers from terminating the policy without the lender’s consent or intentionally taking any actions with respect to any property which would reasonably be expected to result in a forfeiture, or adversely affect the validity or enforceability of such policy prior to the date that is three

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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years after the Shelbourne Global Portfolio I Loan Combination stated maturity date. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The Shelbourne Global Portfolio I Properties are located across northern New Jersey and benefit from close proximity to New York City.

The Bloomfield Property is located in Bloomfield, New Jersey, within Essex County. Bloomfield is a township adjacent to Clifton, approximately seven miles north of Newark and 18 miles west of New York City. Garden State Parkway passes through the township, providing access to Interstate 280 and State Route 3. Air transportation is provided by Newark Liberty International Airport, approximately 13 miles southeast of Bloomfield. According to the appraisal, the 2017 population and median household income for Bloomfield were 50,823 individuals and $74,653, respectively.

The Piscataway Township Properties are located in Piscataway Township, New Jersey, within Middlesex County. According to the 2010 census, the township had a total population of 50,482. The township is in the northwestern portion of the county, with proximity to notable metropolitan areas, including Jersey City, Newark and New York City. Highways serving the township include Interstate 287, and State Route 18. Piscataway Township is primarily a residential community with a suburban development. Air transportation is provided by Central Jersey Regional Airport, approximately nine miles southwest of Piscataway Township. According to the appraisal, the 2017 population and median household income within three miles of Piscataway Township were 85,634 individuals and $87,348, respectively.

The New Providence Properties are located in New Providence, New Jersey, within Union County. New Providence is on the northwestern edge of the county’s border with Morris County. New Providence’s northern portion is bordered by the Passaic River. The borough is west of Summit, north of Berkeley Heights, and south of Chatham Township. New Providence is on the western slope of the Second Watchung Mountain, with numerous creeks comprising its landscape. Parks within the borough include Veterans Memorial Park, Clearwater Park, and Lions Park. New Providence is approximately 28 miles west of New York City and 15 miles west of Newark. According to the appraisal, the 2017 population and median household income within New Providence were 12,835 individuals and $140,041, respectively.

The following table presents certain information relating to the market with respect to the Shelbourne Global Portfolio I Properties:

Market Summary(1)

Property Name	Location	Submarket	Submarket Vacancy	Comp Set	Appraisal’s Conclusion	In-Place Vacancy
1515 Broad Street	Bloomfield, NJ	Bloomfield/Garden State Parkway	19.6%	26.7%	12.1%	0.0%
140 Centennial Avenue	Piscataway Township, NJ	Western Route 287	1.6	2.7	6.0	0.0
675 Central Avenue	New Providence, NJ	Route 78 East	10.9	14.8	10.0	6.5
275 Centennial Avenue	Piscataway Township, NJ	Western Route 287	1.6	2.7	3.0	0.0
691 Central Avenue	New Providence, NJ	Route 78 East	10.9	14.8	10.0	0.0
80 Kingsbridge Road	Piscataway Township, NJ	Western Route 287	1.6	0.0	3.0	0.0
20 Kingsbridge Road	Piscataway Township, NJ	Western Route 287	1.6	2.7	3.0	53.1
Total/Wtd. Avg.			11.5%	15.7%	8.9%	5.4%

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are Kingsbridge 2005, LLC, Shelbourne Broad Street, LLC and 691 Central Avenue SPE LLC (the “Shelbourne Global Portfolio I Borrowers”), each a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The non-recourse carveout guarantors and borrower sponsors of the Shelbourne Global Portfolio I Loan Combination are Barry Friedman and Benjamin Schlossberg, on a joint and several basis (the “Shelbourne Global Portfolio I Borrower Sponsors”), each of whom is a principal of Shelbourne Global Solutions. A non-consolidation opinion was delivered in connection with the origination of the Shelbourne Global Portfolio I Loan Combination.

Shelbourne Global Solutions (“Shelbourne”) is a privately-held company, headquartered in New York City, which invests in and manages real estate-related investments. Shelbourne has successfully partnered with institutional and privately-held firms in a wide variety of transactions with a focus on single- and multi-tenanted office and retail properties. Shelbourne has acquired more than 4.0 million SF of office space and flex space across the country since early 2013 and has in excess of $500 million in assets.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Escrows. At origination of the Shelbourne Global Portfolio I Loan, the borrowers funded reserves of (i) $573,000 for real estate taxes, (ii) $71,290 for insurance premiums, (iii) $16,194 for deferred maintenance and (iv) $464,248 for free rent associated with UTI.

The Shelbourne Global Portfolio I Borrowers are required to escrow monthly (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $191,000 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage (initially estimated at $14,383), (iii) $11,755 for capital expenditures, and (iv) $31,752 for tenant improvements and leasing commissions.

■	Lockbox and Cash Management. A soft lockbox is in place with respect to the Shelbourne Global Portfolio I Loan Combination. Upon the continuance of a Cash Management Period (as defined below), the Shelbourne Global Portfolio I Loan Combination documents require in place cash management. During the continuance of a Cash Management Period, funds in the lockbox account are required (i) to be swept to the cash management account on each business day, (ii) to be applied on each monthly payment date to fund the required reserve deposits as described above under “—Escrows and Reserves,” (iii) to pay debt service on the Shelbourne Global Portfolio I Loan Combination, (iv) to pay operating and extraordinary expenses, and (v) (A) provided no Primary Tenant Cash Trap Period (as defined below) exists and during the continuance of a Cash Management Period, to be swept into an excess cash flow account, up to the amount of any excess cash flow, and (B) during the continuance of a Primary Tenant Cash Trap Period, to be swept into a Primary Tenant (as defined below) reserve account to be applied to approved leasing expenses for Primary Tenants, up to the amount of any excess cash flow.

A “Cash Management Period” (A) will occur upon (i) an event of default, (ii) any bankruptcy action involving a borrower, a principal of the borrower, the guarantors, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x after the end of any calendar quarter, or (iv) the occurrence of a Primary Tenant Cash Trap Period, and (B) will expire upon (i) in the case of the foregoing clause (A)(i), the lender’s acceptance of a cure of the event of default, (ii) in the case of the foregoing clause (A)(ii), with respect to a bankruptcy action involving the property manager only, if such property manager is replaced by a qualified manager, (iii) in the case of the foregoing clause (A)(iii), the debt service coverage ratio having been at least equal to 1.25x for two consecutive quarters, and (iv) in the case of the foregoing clause (A)(iv), the occurrence of a Primary Tenant Trigger Cure Event (as defined below).

A “Primary Tenant Cash Trap Period” will commence upon the earliest to occur of (i) 12 months prior to the then current expiration of any Primary Tenant lease, whether such Primary Tenant lease is in its initial term or an extension term, (ii) the date upon which a Primary Tenant becomes involved in a bankruptcy action, (iii) the date a Primary Tenant is required to give notice of its extension of its lease (and such extension is not exercised or the Primary Tenant gives notice of its intention not to extend such Primary Tenant lease), which date will not be earlier than 12 months prior to the then current expiration date of such lease for any Primary Tenant, (iv) the date upon which any Primary Tenant vacates or “goes dark”, (v) the date upon which any Primary Tenant terminates or gives notice to terminate its lease or (vi) a monetary or material non-monetary default by any Primary Tenant under its lease. A Primary Tenant Cash Trap Period will continue until the borrower has entered into one or more leases with one or more replacement tenants demising in the aggregate the entire Primary Tenant space for a term of not less than five years and a net effective rental rate not less than the net effective rental rate under the Primary Tenant lease or in regard to clause (ii) above, the date upon which the bankruptcy proceeding is cured (a “Primary Tenant Trigger Cure Event”).

A “Primary Tenant” means (i) Lummus or (ii) UTI.

■	Property Management. The Shelbourne Global Portfolio I Properties are currently managed by Shelbourne Diversified LLC, a borrower affiliate. Under the Shelbourne Global Portfolio I Loan documents, the lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the debt service ratio is less than 1.00x, (ii) an event of default under the Shelbourne Global Portfolio I Loan documents is continuing, (iii) the property manager becomes insolvent or the subject of a bankruptcy action, (iv) a material default occurs under the management agreement beyond any applicable grace and cure periods, or (v) 50% or more of the direct or indirect ownership interest in the property manager has changed or control of the property manager has changed. The borrowers have the right to replace the property manager with a successor property

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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manager pursuant to a new management agreement, each approved in writing by the lender in the lender’s reasonable discretion and by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. In connection with an approved transfer and assumption of the Shelbourne Global Portfolio I Loan Combination, the borrowers are permitted to obtain preferred equity upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred or is continuing, (ii) the combined loan-to-value ratio including the preferred equity does not exceed 70.0% and (iii) the combined debt service coverage ratio (calculated as the ratio of the (x) net cash flow to (y) the sum of (a) the annual payments required under the Shelbourne Global Portfolio I Loan Combination documents during the next-ensuing 12-month period, plus (b) the maximum amount that would be payable as a preferred equity return during the next-ensuing 12-month period) is not less than 1.25x.

■	Release of Collateral. At any time after the expiration of the related lockout period, the borrowers may obtain the release of the 140 Centennial Avenue property, the 675 Central Avenue property, the 275 Centennial Avenue property, the 691 Central Avenue property, the 80 Kingsbridge Road property, and the 20 Kingsbridge Road property, collectively and not individually (collectively, the “Shelbourne Global Portfolio I Release Properties”), provided that, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to the greater of (A) 125% of the allocated loan amount for all of the Shelbourne Global Portfolio I Release Properties and (B) an amount such that, after giving effect to the release, (I) the debt service coverage ratio is equal to the greater of (1) 1.40x and (2) the debt service coverage prior to such release and (II) the loan-to-value ratio is less than or equal to the lesser of (1) 60.0% and (2) the loan-to-value ratio preceding the release, (ii) the borrowers deliver a rating agency confirmation from each applicable rating agency, and (iii) the borrowers deliver a REMIC opinion. The Shelbourne Global Portfolio I Loan Combination documents do not permit the partial release of the 1515 Broad Street property.

■	Terrorism Insurance. The Shelbourne Global Portfolio I Borrowers are required to maintain an “all risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Shelbourne Global Portfolio I Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income from the Shelbourne Global Portfolio I Properties for 18 months with 6 months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000, except in the case of loss of rental income coverage for the 1515 Broad Street property, which will have no deductible in excess of 72 hours. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	CREFI
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance	$27,224,423
Property Type	Multifamily	Cut-off Date Balance per Unit	$138,900
Size (Units)	196	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 11/1/2018(1)	97.4%	Number of Related Mortgage Loans	3
Owned Occupancy as of 11/1/2018	97.4%	Type of Security	Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate	5.34000%
Appraised Value(1)	$42,700,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	9/6/2018	Original Amortization Term (Months)	NAP
Borrower Sponsor	Joseph Ehrman	Original Interest Only Period (Months)	120
Property Management	OptimumProp LLC	First Payment Date	12/6/2018
Maturity Date	11/6/2028
Underwritten Revenues	$2,975,898
Underwritten Expenses	$992,332	Escrows
Underwritten Net Operating Income (NOI)	$1,983,566	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,927,015	Taxes	$83,616	$41,808
Cut-off Date LTV Ratio	63.8%	Insurance	$45,101	$5,011
Maturity Date LTV Ratio	63.8%	Replacement Reserve(2)	$150,000	$0
DSCR Based on Underwritten NOI / NCF	1.35x / 1.31x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.3% / 7.1%	Other(3)	$12,593	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,224,423	100.0%	Loan Payoff	$17,995,387	66.1%
Principal Equity Distribution	8,244,105	30.3
Closing Costs	693,622	2.5
Upfront Reserves	291,309	1.1

Total Sources	$27,224,423	100.0%	Total Uses	$27,224,423	100.0%

(1)	See the “Portfolio Summary” table below for the occupancy, year built, latest renovation and appraised value for each Optimum Portfolio – Group A Property (as defined below).

(2)	At origination, the borrower deposited $150,000 into the Replacement Reserve account which is equal to the replacement reserve minimum balance as defined under the Optimum Portfolio -Group A Loan (as defined below) documents. If the balance in the Replacement Reserve drops below $150,000, the borrower is required to deposit $6,120 on each monthly payment date until the balance in the account is equal to or greater than the minimum reserve balance of $150,000.

(3)	Upfront Other reserve represents deferred maintenance at the Optimum Portfolio - Group A Properties. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (“Optimum Portfolio - Group A Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a portfolio of two multifamily properties located in Jersey City, New Jersey (the “Optimum Portfolio - Group A Properties”). The Optimum Portfolio - Group A Properties consists of a 128-unit multifamily property located at 37-39 Duncan Avenue (the “37-39 Duncan Avenue Property”) and a 68-unit multifamily property located at 2465 Kennedy Boulevard (the “2465 Kennedy Boulevard Property”. The Optimum Portfolio - Group A Loan had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $27,224,423 and represents approximately 3.7% of the Initial Pool Balance. The Optimum Portfolio - Group A Loan accrues interest at an interest rate of 5.34000% per annum. Proceeds of the Optimum Portfolio - Group A Loan were primarily used to refinance a previous loan secured by the Optimum Portfolio - Group A Properties, return equity to the borrower sponsor, pay closing costs and fund upfront reserves. The Optimum Portfolio - Group A Loan was originated on November 6, 2018 by Citi Real Estate Funding Inc. (“CREFI”).

The Optimum Portfolio - Group A Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Optimum Portfolio - Group A Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in November 2028. Provided that no event of default has occurred and is continuing under the Optimum Portfolio - Group A Loan documents, at any time after the second anniversary of the securitization closing date, the Optimum Portfolio - Group A Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under Optimum Portfolio - Group A Loan documents. Voluntary prepayment of the Optimum Portfolio - Group A Loan is permitted (in whole, but not in part) without penalty on or after the monthly payment due date occurring in August 2028.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	The Mortgaged Properties.

The following table presents certain information relating to the Optimum Portfolio - Group A Properties:

Portfolio Summary

Property Name	Year Built / Renovated	Units	Property Occupancy(1)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	% Appraised Value	UW NCF
37-39 Duncan Avenue	1954 / 2018	128	97.7%	$17,826,072	65.5%	$28,100,000	65.8%	$1,266,204
2465 Kennedy Boulevard	1950 / 2018	68	97.1	9,398,351	34.5	14,600,000	34.2	660,811
Total / Wtd. Avg.		196	97.4%	$27,224,423	100.0%	$42,700,000	100.0%	$1,927,015

(1)	Based on the underwritten rent roll dated November 1, 2018.

37-39 Duncan Avenue Property

The 37-39 Duncan Avenue Property, which was built in 1954, is a seven-story walk-up multifamily building containing 128 units located in Jersey City, New Jersey on an approximately 1.0 acre site. The residential unit mix consists of 52 studio units (with an average in-place base rent of $1,112 per month), 62 one-bedroom units (with an average in-place base rent of $1,466 per month) and 14 two-bedroom units (with an average in-place base rent of $1,671 per month). As of the underwritten rent roll dated November 1, 2018, the 37-39 Duncan Avenue Property was 97.7% occupied. Average occupancy at the 37-39 Duncan Avenue Property since 2013 has been approximately 99.7%. The 37-39 Duncan Avenue Property features an on-site laundry facility for tenants.

Jersey City has rent control regulations in place for apartment buildings of 5 units or greater and, as a result, the 37-39 Duncan Avenue Property is subject to Jersey City’s rent control regulations. Jersey City rent control regulations allow for a maximum annual increase in rents based off of the Consumer Price Index (“CPI”) with a maximum increase of 4.0% per apartment. Jersey City rent control regulations do not allow for rents to be adjusted to market levels upon a tenant vacating a unit, but landlords may raise the rent of vacant units above the CPI increase (or the maximum of 4.0%) to the extent capital improvements are completed on the vacant units. For capital improvements up to $5,000 in value, the vacant unit's monthly base rent can be increased by $1.35 per $100 of improvements, and for capital improvements in excess of $5,000, the vacant unit's monthly base rent can be increased by $1.55 per $100 of improvements. The sponsor has invested approximately $15,000 towards renovations of vacant units, allowing for increases of monthly rents for these units of $232.50 in addition to any CPI increases.

The following table presents certain information relating to the unit mix at the 37-39 Duncan Avenue Property:

37-39 Duncan Avenue – Multifamily Unit Mix(1)
Unit Type	Average Unit Size (SF)(2)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
Studio	520	52	40.6%	51	98.1%	$1,112	$1,200
1 BR	780	62	48.4	60	96.8	1,466	1,500
2 BR(3)	1,040	14	10.9	14	100.0	1,671	1,700
Total / Wtd. Avg.	703	128	100.0%	125	97.7%	$1,342	$1,400

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 37-39 Duncan Avenue Property that is occupied by a superintendent who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon the 13 non-superintendent occupied units.

The following table presents certain information relating to historical leasing at the 37-39 Duncan Avenue Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	98.4%	100.0%	100.0%	97.7%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based upon underwritten rent roll dated November 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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2465 Kennedy Boulevard Property

The 2465 Kennedy Boulevard Property, which was built in 1950, is a seven-story walk-up multifamily building containing 68 units located in Jersey City, New Jersey on an approximately 0.3 acre site. The residential unit mix consists of 28 studio units (with an average in-place base rent of $1,120 per month), 14 one-bedroom units (with an average in-place base rent of $1,411 per month) and 26 two-bedroom units (with an average in-place base rent of $1,504 per month). As of the underwritten rent roll dated November 1, 2018, the 2465 Kennedy Boulevard Property was 97.1% occupied. Average occupancy at the 2465 Kennedy Boulevard Property since 2013 has been approximately 99.1%. The 2465 Kennedy Boulevard Property features an on-site laundry facility for tenants.

Jersey City has rent control regulations in place for apartment buildings of 5 units or greater and, as a result, the 2465 Kennedy Boulevard Property is subject to Jersey City’s rent control regulations. Jersey City rent control regulations allow for a maximum annual increase in rents up to annual percentage increases in the CPI, with a maximum increase of 4.0% per apartment. Jersey City rent control regulations do not allow for rents to be adjusted to market levels upon a tenant vacating a unit, but landlords may raise the rent of vacant units above the CPI increase (or the maximum of 4.0%) to the extent capital improvements are completed on the vacant units. For capital improvements up to $5,000 in value, the vacant unit's monthly base rent can be increased by $1.35 per $100 of improvements, and for capital improvements in excess of $5,000, the vacant unit's monthly base rent can be increased by $1.55 per $100 of improvements. The sponsor has invested approximately $15,000 towards renovations of vacant units, allowing for increases of monthly rents for these units of $232.50 in addition to any CPI increases.

The following table presents certain information relating to the unit mix at the 2465 Kennedy Boulevard Property:

2465 Kennedy Boulevard – Multifamily Unit Mix(1)

Unit Type	Average Unit Size (SF)(2)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
Studio	440	28	41.2%	27	96.4%	$1,120	$1,150
1 BR	660	14	20.6	14	100.0	1,411	1,400
2 BR(3)	880	26	38.2	25	96.2	1,504	1,550
Total / Wtd. Avg.	654	68	100.0%	66	97.1%	$1,325	$1,354

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 2465 Kennedy Boulevard Property that is occupied by a superintendent who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon 24 occupied units.

The following table presents certain information relating to historical leasing at the 2465 Kennedy Boulevard Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	100.0%	100.0%	97.1%	97.1%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated November 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #8: optimum portfolio – Group A

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Optimum Portfolio - Group A Properties:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 9/30/2018	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent	$2,740,559	$2,794,290	$2,866,872	$2,856,517	$3,029,976	$15,459
Potential Income from Vacant Units	0	0	0	0	82,800	422
Gross Potential Rent	$2,740,559	$2,794,290	$2,866,872	$2,856,517	$3,112,776	$15,882
Vacancy & Credit Loss & Concessions	0	0	0	0	(155,639)	(794)
Total Rent	$2,740,559	$2,794,290	$2,866,872	$2,856,517	$2,957,137	$15,087
Other Income	15,648	19,103	14,083	25,203	18,761	96
Effective Gross Income	$2,756,208	$2,813,393	$2,880,955	$2,881,720	$2,975,898	$15,183

Real Estate Taxes(2)	$298,300	$295,897	$302,145	$300,671	$417,336	$2,129
Insurance(3)	75,815	86,084	76,076	67,371	57,271	292
Management Fee	82,686	84,402	86,006	86,451	89,277	455
Other Operating Expenses	418,689	417,397	423,757	428,448	428,448	2,186
Total Operating Expenses	$875,489	$883,780	$887,985	$882,941	$992,332	$5,063

Net Operating Income	$1,880,718	$1,929,613	$1,992,970	$1,998,779	$1,983,566	$10,120
Replacement Reserves	0	0	0	0	56,551	289
TI/LC	0	0	0	0	0	0
Net Cash Flow	$1,880,718	$1,929,613	$1,992,970	$1,998,779	$1,927,015	$9,832

Occupancy	99.0%	100.0%	99.0%	NAV	97.4%
NOI Debt Yield	6.9%	7.1%	7.3%	7.3%	7.3%
NCF DSCR	1.28x	1.31x	1.35x	1.36x	1.31x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Real Estate Taxes were underwritten to the appraiser’s concluded tax expense of $417,336 ($2,129 per unit), which is based on actual 2018 tax bills. Jersey City completed a city-wide revaluation of its tax rolls in 2018 for the first time since 1988. The next city-wide revaluation in Jersey City is scheduled for 2027.

(3)	Insurance was underwritten per the actual insurance premium at $292 per unit.

■	Appraisal. According to the appraisal, the Optimum Portfolio - Group A had an aggregate “as-is” appraised value of $42,700,000 as of September 6, 2018.

Appraisal Approach – Direct Capitalization Approach

Property	Value	Discount Rate	Capitalization Rate
37-39 Duncan Avenue	$28,100,000	N/A	4.50%
2465 Kennedy Boulevard	$14,600,000	N/A	4.50%

■	Environmental Matters. According to the Phase I environmental reports, dated October 18, 2018 and October 19, 2018, there are no recognized environmental conditions or recommendations for further action at the Optimum Portfolio - Group A Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #8: optimum portfolio – Group A

■	Market Overview and Competition. The Optimum Portfolio – Group A Properties are located in Jersey City, New Jersey. Jersey City is the largest city in Hudson County and second largest city in the state of New Jersey. According to the appraisal, the Optimum Portfolio – Group A Properties are part of the New York-Jersey City-White Plains NY-NJ metropolitan area. The top three industries in the New York-Jersey City-White Plains NY-NJ metropolitan area include trade, transportation & utilities, financial activities and government. Financial and service industries, with direct transit access to Manhattan, have played a prominent role in the redevelopment of the Jersey City waterfront and the creation of one of the nation's largest downtown central business districts. Large employers such as Goldman Sachs, JP Morgan Chase, Bank of America, BNP Paribas, and Deutsche Bank have relocated personnel to office space along the Hudson River waterfront. According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Optimum Portfolio – Group A Properties is 113,457, 565,538 and 1,524,453, respectively. The estimated 2018 median household income, per the appraisal, within a one-, three- and five-mile radius is $71,213, $86,170 and $91,050, respectively.

According to the appraisal, the Optimum Portfolio – Group A Properties are located within the Northern New Jersey Multifamily Market and the Hudson County Multifamily Submarket. As of the second quarter of 2018, the Northern New Jersey Multifamily Class B/C Market had a total inventory of 140,126 units with a market vacancy of 3.7% and average asking rent of $1,591 per unit which represents an increase over the 2017 and 2016 average asking rents of $1,539 per unit and $1,502 per unit, respectively. As of the second quarter of 2018, the Hudson County Class B/C Submarket had a total inventory of 26,626 units with a market vacancy of 5.9% and an average asking rent of $2,845 per unit, which represents an increase over the 2017 and 2016 average asking rents of $2,686 per unit and $2,652 per unit, respectively. Within the Hudson County Multifamily Submarket 5,865 units are under construction with an additional 19,168 units of planned multifamily construction and 17,518 units of proposed multifamily construction. Average asking rents in both the Northern New Jersey Multifamily Class B/C Market and Hudson County Multifamily Class B/C Submarket have increased annually each year since 2009.

The following table presents certain information relating to the primary competition for the Optimum Portfolio - Group A Properties:

Directly Competitive Buildings(1)

	37-39 Duncan Avenue(2)	2465 Kennedy Boulevard(2)	238-242 Garfield Avenue	162 Bergen Avenue	Wangdu Apartments	114 Stuyvesant Avenue	639 Bergen Avenue	61 Duncan Avenue	126,130 & 134 Corbin Avenue
Year Built	1954	1950	1913	1925	1921	1915	1900	2016	1900
Number of Units	128	68	44	24	41	8	32	57	63
Occupancy	97.7%	97.1%	100.0%	100.0%	95.0%	75.0%	100.0%	100.0%	100.0%
Unit size (SF):
Studio	520	440	NAP	484	572	NAP	NAP	NAP	500
1-BR	780	660	500	NAP	620	NAP	600	836	700
2-BR	1,040	880	750	NAP	1,015	700	650	1,014	750
Rent per Month:
Studio	$1,112	$1,120	NAP	$815	$925	NAP	NAP	NAP	$1,300
1-BR	$1,466	$1,411	$1,015	NAP	$1,241	NAP	$1,300	$1,180	$1,425
2-BR	$1,671	$1,504	$1,350	NAP	$1,450	$1,550	$1,500	$1,470	$1,495

(1)	Source: Appraisal.

(2)	Number of Units, Occupancy and Rent per Month for the 37-39 Duncan Avenue Property and 2465 Kennedy Boulevard Property are based on the underwritten rent roll dated November 1, 2018.

■	The Borrower. The borrower is J City Group LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Optimum Portfolio – Group A Loan. The sponsor and non-recourse carveout guarantor for the loan is Joseph Ehrman of Optimum Properties. Joseph Ehrman has an ownership interest in over 2,500 multifamily units across New Jersey, 2,362 units of which are located in Jersey City, New Jersey. Joseph Ehrman founded Optimum Properties in 1999 and has 19 years of experience investing and managing multifamily properties.

■	Escrows. On the origination date of the Optimum Portfolio - Group A Loan, the borrower funded reserves of (i) $83,616 for real estate taxes, (ii) $45,101 for insurance, (iii) $150,000 for capital expenditures into a replacement reserve and (iv) $12,593 for deferred maintenance.

On each due date, the borrowers will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (initially estimated to be $41,808 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy (initially estimated to be $5,011 per month). To the extent the balance in the replacement reserve account falls below $150,000, the borrower will be

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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required to make monthly deposits of $6,120 into the replacement reserve account, subject to a cap in the replacement reserve account of $150,000.

■	Lockbox and Cash Management. The Optimum Portfolio - Group A Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of an Optimum Portfolio - Group A Trigger Period (as defined below), the borrowers will be required to establish a lockbox account into which all revenue from the Optimum Portfolio - Group A Properties is required to be deposited. All amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day during the continuance of an Optimum Portfolio - Group A Trigger Period or are required to be transferred to the borrowers’ account if no Optimum Portfolio - Group A Trigger Period is continuing. To the extent an Optimum Portfolio - Group A Trigger Period has occurred and is continuing, amounts in the cash management account are applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve as set forth in the Optimum Portfolio - Group A Loan documents. To the extent no Optimum Portfolio - Group A Trigger Period is continuing, funds in the excess cash flow reserve are required to be swept to the borrowers. Upon the occurrence and during the continuance of an event of default under the Optimum Portfolio - Group A Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Optimum Portfolio - Group A Loan (and/or toward the payment of expenses of the Optimum Portfolio - Group A Properties), in such order of priority as the lender may determine.

A “Optimum Portfolio - Group A Trigger Period” means a period commencing upon the earlier to occur of (i) the occurrence of an event of default under the Optimum Portfolio - Group A Loan documents and (ii) the debt service coverage ratio being less than 1.10x and continuing until, (a) with respect to an Optimum Portfolio - Group A Trigger Period which commenced in connection with clause (i), the cure, if applicable, of such event of default and (b) with respect to an Optimum Portfolio - Group A Trigger Period which commenced in connection with clause (ii), the debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters.

■	Property Management. The Optimum Portfolio - Group A Properties are currently managed by OptimumProp LLC, a borrower affiliate. Under the Optimum Portfolio - Group A Loan documents, the lender has the right to terminate or direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an Optimum Portfolio - Group A Trigger Period has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (iv) a material default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Subject to satisfaction of certain conditions in the Optimum Portfolio - Group A Loan documents, the borrowers have the right to replace the property manager with a successor property manager pursuant to a new management agreement, each approved in writing by the lender in the lender’s reasonable discretion and by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. An entity meeting the requirements of the Optimum Portfolio – Group A Loan documents and owning direct or indirect equity interests in the borrower is permitted to obtain a mezzanine loan secured by the equity interests in the borrower upon satisfaction of the following conditions, among others: (i) no event of default is continuing under the Optimum Portfolio – Group A Loan documents; (ii) the loan-to-value ratio of the Optimum Portfolio – Group A Loan (including the mezzanine loan) does not exceed 63.8%; (iii) the debt service coverage ratio of the Optimum Portfolio – Group A Loan (as calculated in the loan documents and including the mezzanine loan) is not less than 1.30x; (iv) the debt yield of the Optimum Portfolio – Group A Loan (including the mezzanine loan) is greater than or equal to 7.0% and (v) the mezzanine lender enters into a market intercreditor agreement in form and substance acceptable to the lender in its reasonable discretion.

■	Release of Collateral. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #8: optimum portfolio – Group A

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Optimum Portfolio - Group A Properties, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of The Optimum Portfolio - Group A for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000 (except with respect to earthquake and named storm coverage, which may provide for no deductible in excess of 5.0% of the total insurable value of the applicable individual property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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113

LOAN #9: Holiday Inn Fidi

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #9: Holiday Inn Fidi

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #9: Holiday Inn Fidi

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	LCF
Location (City/State)	New York, New York	Cut-off Date Balance(2)	$27,025,000
Property Type	Hospitality	Cut-off Date Balance per Room(1)	$176,880
Size (Rooms)	492	Percentage of Initial Pool Balance	3.7%
Total TTM Occupancy as of 6/30/2018	92.5%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 6/30/2018	92.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	2014 / NAP	Mortgage Rate	5.12050%
Appraised Value	$233,000,000	Original Term to Maturity (Months)	120
Appraisal Date	7/26/2018	Original Amortization Term (Months)	NAP
Borrower Sponsor	Jubao Xie	Original Interest Only Period (Months)	120
Property Management	Crescent Hotel & Resorts, LLC	First Payment Date	11/6/2018
Maturity Date	10/6/2028
Underwritten Revenues	$30,047,207
Underwritten Expenses	$17,696,201	Escrows(3)
Underwritten Net Operating Income (NOI)	$12,351,006
Underwritten Net Cash Flow (NCF)	$11,149,117	Upfront	Monthly
Cut-off Date LTV Ratio(1)	37.3%	Taxes	$1,617,071	$323,414
Maturity Date LTV Ratio(1)	37.3%	Insurance	$189,683	$31,614
DSCR Based on Underwritten NOI / NCF(1)	2.73x / 2.47x	FF&E	$0	$100,157
Debt Yield Based on Underwritten NOI / NCF(1)	14.2% / 12.8%	Other(4)	$1,300,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
A Notes Amount	$87,025,000	63.5%	Loan Payoff	$125,829,280	91.8%
B Note Amount	50,000,000	36.5	Principal Equity Distribution	4,286,252	3.1
Closing Costs	3,802,714	2.8
Reserves	3,106,754	2.3
Total Sources	$137,025,000	100.0%	Total Uses	$137,025,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Holiday Inn FiDi A-Notes (as defined below).

(2)	The Holiday Inn FiDi Loan (as defined below) has a Cut-off Date Balance of $27,025,000 and is evidenced by the non-controlling (so long as a control appraisal period is not in existence pursuant to the related co-lender agreement) note A-1-A of the Holiday Inn FiDi Loan Combination (as defined below), which is evidenced by three pari passu senior notes, with an aggregate outstanding balance as of the Cut-off Date of $87,025,000 and one controlling (so long as a control appraisal period is not in existence pursuant to the related co-lender agreement) subordinate B note, with an outstanding principal balance as of the Cut-off Date of $50,000,000. See the “Loan Combination Summary” table in “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	Upfront Other reserve consists of a $1,300,000 seasonality reserve.

■	The Mortgage Loan. The mortgage loan (the “Holiday Inn FiDi Loan”) is part of a loan combination (the “Holiday Inn FiDi Loan Combination”) evidenced by three pari passu senior notes and one subordinate B note that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 492-room full service hotel located in New York, New York (the “Holiday Inn FiDi Property”). The Holiday Inn FiDi Loan, which is evidenced by note A-1-A, represents a non-controlling (as long as a control appraisal period is not in existence pursuant to the related co-lender agreement) interest in the Holiday Inn FiDi Loan Combination. The Holiday Inn FiDi Loan had an original balance and has an outstanding principal balance as of the Cut-off Date of $27,025,000. The Holiday Inn FiDi Loan represents approximately 3.7% of the Initial Pool Balance. The related pari passu companion loan (together with the Holiday Inn FiDi Loan, the “Holiday Inn FiDi A-Notes”) which is evidenced by two non-controlling pari passu notes A-2 and A-3-A, had an aggregate original balance and has an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Holiday Inn FiDi Loan Combination had an aggregate original and has an aggregate outstanding principal balance as of the Cut-off Date of $137,025,000 and is evidenced by the Holiday Inn FiDi A-Notes and one controlling (so long as a control appraisal period is not in existence pursuant to the related co-lender agreement) subordinate B note (the “Holiday Inn FiDi B-Note”) with an outstanding principal balance as of the Cut-off Date of $50,000,000. The Holiday Inn FiDi B-Note is currently held by IGIS US Private Placement Real Estate Investment Trust No. 228. The Holiday Inn FiDi Loan accrues interest at an interest rate of 5.12050% per annum. The Holiday Inn FiDi Loan Combination, which accrues interest at an interest rate of 5.25900% per annum, is interest only for 120 months. The proceeds of the Holiday Inn FiDi Loan Combination were primarily used to refinance existing debt on the Holiday Inn FiDi Property, return equity to the borrower sponsor, pay closing costs and fund reserves.

The Holiday Inn FiDi Loan had an initial term of 120 months and has a remaining 118 months as of the Cut-off Date. The Holiday Inn FiDi Loan requires payments of interest only during its term. The scheduled maturity date of the Holiday Inn FiDi Loan is the due date in October 2028. Voluntary prepayments of the Holiday Inn FiDi Loan are permitted on or after the due date in June 6, 2028. Provided no event of default under the Holiday in FiDi Loan is continuing, defeasance of the Holiday in FiDi Loan Combination with direct non-callable obligations of the United States of America or other obligations which are “government securities” is permitted any time after the earlier of (i) the second anniversary of the securitization of the final senior note to be securitized and (ii) September 18, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #9: Holiday Inn Fidi

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A	$27,025,000	$27,025,000	CGCMT 2018-C6	No(1)
Note A-2	$35,000,000	$35,000,000	WFCM 2018-C47	No
Note A-3-A	$25,000,000	$25,000,000	LCF(2)	No
Note B	$50,000,000	$50,000,000	IGIS US Private Placement Real Estate Investment Trust No. 228	Yes(1)
Total / Wtd. Avg.	$137,025,000	$137,025,000

(1)	Following the occurrence (and during the continuance) of the control appraisal period pursuant to the related co-lender agreement, Note A-1-A will be the controlling note.

(2)	Expected to be contributed to one or more future securitizations.

Loan Combination Metrics
	% of Total Debt	Cut-off Date Cumulative LTV	UW Cumulative NOI Debt Yield	UW Cumulative NCF DSCR
A-Notes $87,025,000	63.5%	37.3%	14.2%	2.47x
B-Note $50,000,000	36.5%	58.8%	9.0%	1.53x

■	The Mortgaged Property. The Holiday Inn FiDi Property is a full service hotel with 492 guestrooms located at 99 and 103 Washington Street in the Financial District of Manhattan. Built in 2014, the Holiday Inn FiDi Property is a 50-story hotel situated on a 0.17 acre parcel located on the intersection formed by Rector Street and Washington Street, which is two blocks away from the PATH train at the World Trade Center and one block away from the Rector Street MTA New York City subway station. The Holiday Inn FiDi Property is located approximately 22 miles northwest of JFK International Airport, 11 miles east of Newark Liberty International Airport and 13 miles southwest of LaGuardia Airport. The Holiday Inn FiDi Property features a restaurant and lounge, a fitness center, a business center, on-site guest self-service laundry, and ice machines. The Holiday Inn FiDi Property contains 273 King rooms, 183 Double/Double rooms, 35 Queen rooms and one suite. Each room features a flat-panel television, a dresser, bedside tables, a desk with chair, wall sconces and floor lamps. The Holiday Inn FiDi Property also includes the St. George Tavern which seats approximately 120 people. According to the appraisal, the demand segmentation for the Holiday Inn FiDi Property is approximately 41% leisure, 38% corporate, 15% group and 6% extended stay. The Holiday Inn FiDi Property operates under a franchise agreement with Holiday Hospitality Franchising, LLC, which expires in October 2034 with no extensions.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Holiday Inn FiDi Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Holiday Inn FiDi Property				Competitive Set				Penetration
	12/31/2015	12/31/2016	12/31/2017	TTM 6/30/2018	12/31/2015	12/31/2016	12/31/2017	TTM 6/30/2018	12/31/2015	12/31/2016	12/31/2017	TTM 6/30/2018
Occupancy	72.9%	82.4%	89.1%	91.8%	85.5%	90.3%	91.8%	92.8%	85.3%	91.3%	97.0%	99.0%
ADR	$192.46	$182.51	$175.62	$179.02	$202.42	$193.70	$186.50	$188.92	95.1%	94.2%	94.2%	94.8%
RevPAR	$140.30	$150.39	$156.42	$164.37	$173.01	$174.87	$171.17	$175.26	81.1%	86.0%	91.4%	93.8%

(1)	Source: Travel Research Report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The following table presents certain information relating to the 2017 demand analysis with respect to the Holiday Inn FiDi Property based on market segmentation, as provided in the appraisal for the Holiday Inn FiDi Property:

2017 Accommodated Room Night Demand(1)

Leisure	Corporate	Group	Extended Stay
41.0%	38.0%	15.0%	6.0%

(1)	Source: Appraisal.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Holiday Inn FiDi Property:

Cash Flow Analysis

	2015	2016(1)	2017(1)	TTM 6/30/2018(1)	Underwritten	Underwritten $ per Room
Room Revenue	$25,401,384	$27,081,477	$28,088,962	$29,515,174	$29,515,174	$59,990
Food & Beverage Revenue	0	0	0	300,000	300,000	610
Other Revenue(1)	237,262	244,141	196,454	295,395	232,033	472
Total Revenue	$25,638,646	$27,325,618	$28,285,416	$30,110,569	$30,047,207	$61,072

Room Expense	5,263,368	5,428,644	5,874,610	6,501,344	6,501,344	13,214
Food & Beverage Expense	0	0	0	0	0	0
Other Expense	18,650	21,647	25,016	32,486	25,518	52
Total Departmental Expense	$5,282,018	$5,450,291	$5,899,626	$6,533,830	$6,526,862	$13,266
Total Undistributed Expense	6,124,746	6,304,755	6,356,901	6,606,266	6,855,809	13,935
Total Fixed Charges	3,299,628	4,973,356	4,557,799	4,286,683	4,313,531	8,767
Total Operating Expenses	$14,706,392	$16,728,402	$16,814,326	$17,426,779	$17,696,201	$35,968

Net Operating Income	$10,932,254	$10,597,216	$11,471,090	$12,683,790	$12,351,006	$25,104
FF&E	0	0	0	0	$1,201,888	2,443
Net Cash Flow	$10,932,254	$10,597,216	$11,471,090	$12,683,790	$11,149,117	$22,661

Occupancy	73.1%	82.2%	89.0%	92.5%	92.5%
NOI Debt Yield(2)	12.6%	12.2%	13.2%	14.6%	14.2%
NCF DSCR(2)	2.42x	2.35x	2.54x	2.81x	2.47x

(1)	Net Operating Income has increased from 2016 to TTM 6/30/2018 due to an increase in occupancy from 82.2% to 92.5%. The building was developed in 2014 and has had increasing occupancy each year since.

(2)	NOI Debt Yield and NCF DSCR are based on the Holiday Inn FiDi A-Notes.

■	Appraisal. As of the appraisal valuation date of July 26, 2018, the Holiday Inn FiDi Property had an “As Is” appraised value of $233,000,000.

Appraisal Approach	“As Is” Value	Discount Rate	Terminal Capitalization Rate
Discounted Cash Flow Approach	$233,000,000	7.50%	5.50%

■	Environmental Matters. According to a Phase I environmental report dated August 27, 2018, there are no recognized environmental conditions or recommendations for further actions at the Holiday Inn FiDi Property.

■	Market Overview and Competition. The Holiday Inn FiDi Property is located within the Financial District Submarket of Manhattan in New York, New York. The Holiday Inn FiDi Property is located on the northeast corner of Rector and Washington Streets, adjacent to the 9/11 Memorial Museum and 0.2 miles from the 9/11 Memorial Plaza. It is estimated that during 2017 the 9/11 Memorial Plaza had approximately 33 million visitors and the 9/11 Memorial Museum had approximately five million visitors.

The Holiday Inn FiDi Property is located adjacent to the Rector Street Station where the 1, N, Q, R and W subway lines are located, 0.1 miles from Wall Street Station where the 4 and 5 subway lines are located and 0.2 miles from the Broad Street Station where the J and Z subway lines are located. The Holiday Inn FiDi Property is located 0.3

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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miles from the World Trade Center Transportation Hub, known as Oculus, which has served 250,000 PATH daily commuters and millions of annual visitors according to the appraisal.

According to the appraisal, the estimated 2018 population within a one-, three-, and five-mile radius of the Holiday Inn FiDi Property is expected to be 86,914, 874,796 and 2,272,525, respectively; the estimated 2018 average household income within the same one-, three- and five-mile radii is expected to be $154,407, $129,878 and $113,998, respectively. A third party hospitality research report identified five other hotels within the Holiday Inn FiDi Property’s competitive set. Occupancy for the competitive set has increased from 91.8% during 2017 to 92.8% during the trailing 12 month period ending with June 2018. Occupancy at the Holiday Inn FiDi Property for these same periods has increased from 89.1% to 91.8%. ADR for the competitive set has increased from $186.50 during 2017 to $188.92 during the trailing 12 month period ending with June 2018. ADR for the Holiday Inn FiDi Property was $175.62 in 2017 and $179.02 during the trailing 12 month period ending with June 2018. As a result of the increased occupancy and ADR at the Holiday Inn FiDi Property, Revenue Per Available Room (“RevPAR”) has increased from $156.42 in 2017 to $164.37 in the trailing 12 month period ending with June 2018.

The following table presents certain information related to the competitive properties identified in the appraisal for the Holiday Inn FiDi Property:

Holiday Inn FiDi Property Competitive Set(1)

Property	Year Opened	Number of Rooms	Distance (in miles)	Appraiser’s Estimated 2017 Occupancy	Appraiser’s Estimated 2017 ADR	Appraiser’s Estimated 2017 RevPAR
Holiday Inn FiDi Property	2014	492	—	89.0%	$175.79	$156.41
Doubletree New York City Financial District	2010	399	0.3	89.0%	$209.00	$186.01
Hampton Inn Manhattan Downtown Financial District	2014	81	0.3	92.0%	$200.00	$184.00
Marriott New York Downtown	1991	513	0.1	85.0%	$269.00	$228.65
Hilton Millennium New York Downtown	1992	569	0.3	90.0%	$265.00	$238.50
Four Points by Sheraton New York Downtown	2016	261	0.4	90.0%	$204.00	$183.60
Holiday Inn New York City Wall Street	2008	113	0.3	94.0%	$194.00	$182.36
Total / Wtd. Avg.(2)		1,936		88.8%	$239.43	$212.11

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes rooms at the Holiday Inn FiDi Property.

■	The Borrower. The borrower is Golden Seahorse LLC, a Delaware limited liability company and single purpose entity with two independent directors. Counsel to the borrower delivered a non-consolidation opinion in connection with origination of the Holiday Inn FiDi Loan. Jubao Xie is the borrower sponsor and guarantor of certain nonrecourse carve-outs under the Holiday Inn FiDi Mortgage Loan. Jubao Xie is the managing member of Golden Seahorse LLC and has over 25 years of experience in commercial real estate investing and development. Mr. Xie founded Yiduo Group in 1992 which invests in real estate development, commercial spaces, property management and financial services. Mr. Xie still serves as the chairmen of Yiduo Group, which owns 16 subsidiaries. In 2009, Mr. Xie invested in and developed over 100 residential houses in Seattle.

■	Escrows. On the origination date of the Holiday Inn FiDi Loan, the borrower funded escrow reserves of $1,617,071 for real estate taxes, $1,300,000 for seasonality reserve and $189,683 for insurance.

On each due date, the borrower is required to fund the following reserves with respect to the Holiday Inn FiDi Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be payable over the succeeding twelve month period which currently equates to $323,414; and (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, which currently equates to $31,614.

On each due date, the borrower is required to fund an FF&E reserve equal to the greater of (A) (x) commencing in November 2018, one-twelfth of 2%, (y) commencing in November 2019, one-twelfth of 3%, and (z) commencing on November 2020 and thereafter, an amount equal to one-twelfth of 4%, in each case of the greater of (i) the gross revenue generated during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has furnished financial statements, and (ii) the gross revenue projected in the then-effective approved annual budget for the 12-month period to which such approved annual budget relates, or (B) the amount required to be reserved under the franchise agreement or the management agreement. Monthly FF&E reserve is currently estimated at $100,157.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Throughout the term of the Holiday Inn FiDi Loan Combination, if the seasonality reserve falls below the cap of $1.3 million then all excess cash flow is required to be deposited into the seasonality reserve until the cap is achieved. If on the December payment date of each calendar year, the seasonality reserve balance is less than the $1.3 million reserve cap, the borrower will be required to deposit into the seasonality reserve account an amount such that the amounts on deposit therein will be equal to $1.3 million (“Seasonality Requirement”).

■	Lockbox and Cash Management. The borrower and the Holiday Inn FiDi Manager (as defined below) are required to cause all rents and other gross revenue from the Holiday Inn FiDi Property to be delivered directly into a lender-controlled clearing account (the “Holiday Inn FiDi Clearing Account”). Credit card direction letters and tenant direction letters were delivered at closing to cause credit card payments and rents to be deposited directly into the Holiday Inn FiDi Clearing Account. To the extent the borrower or the Holiday Inn FiDi Manager receives any gross revenue from the operation of the Holiday Inn FiDi Property, the borrower and the Holiday Inn FiDi Manager are both required within one business day of such receipt to deposit such amounts into the Holiday Inn FiDi Clearing Account. Amounts on deposit in the Holiday Inn FiDi Clearing Account are swept daily to a lender-controlled cash management account (the “Holiday Inn FiDi Cash Management Account”). On each monthly payment date, amounts on deposit in the Holiday Inn FiDi Cash Management Account are applied to pay debt service, to make deposits into the reserve funds and pay operating expenses in accordance with the then current approved annual budget. If no Cash Sweep Event Period (defined below) is continuing, all excess cash after deposits for the Seasonality Requirements (if any) will be disbursed to the borrower.

A “Cash Sweep Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Holiday Inn FiDi Combination Loan; (ii) the occurrence and continuance of any event of default under the related management agreement; (iii) the date that the debt service coverage ratio is less than 1.20x through the Holiday Inn FiDi B-Note (equivalent to 1.95x through the Holiday Inn FiDi A-Notes); or (iv) the delivery of notice by the related franchisor of any breach or default by the borrower under the related franchise agreement that, with the passage of time and/or delivery of notice, permits the related franchisor to terminate or cancel the related franchise agreement. A Cash Sweep Event Period will end, with regard to clause (i) above, upon the lender’s acceptance in its sole discretion of a cure of such event of default; with regard to clause (ii) above, on the date on which (a) the event of default under the related management agreement has been cured to the lender’s satisfaction, or (b) the borrower has entered into a replacement management agreement with a qualified manager in accordance with the terms of the loan documents; with regard to clause (iii) above, upon the net cash flow debt service coverage ratio being at least 1.40x through the Holiday Inn FiDi B-Note (equivalent to 2.26x through the Holiday Inn FiDi A-Notes for two consecutive calendar quarters; or with regard to clause (iv) above, on the date on which the borrower has delivered evidence reasonably satisfactory to the lender, which may include a “good standing” or similar letter from the related franchisor, indicating that the related franchise agreement is in full force and effect with no default thereunder.

■	Property Management. The Holiday Inn FiDi Property is managed by Crescent Hotels & Resorts, LLC (the “Holiday Inn FiDi Manager”).

■	Current Mezzanine or Secured Subordinate Indebtedness. The Holiday Inn FiDi B-Note has a Cut-off Date balance of $50.0 million and is coterminous with the Holiday Inn FiDi A-Notes. The Holiday Inn FiDi B-Note requires interest-only payments through maturity. The Holiday Inn FiDi B-Note accrues interest at an interest rate of 5.50000% per annum on an Actual/360 basis. The Holiday Inn FiDi B-Note was sold to an unaffiliated third party purchaser. See “Description of the Mortgage Pool–The Loan Combinations–The Holiday Inn FiDi Loan Combination” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Holiday Inn FiDi loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to 100% of the full replacement cost of the Holiday Inn FiDi Property. The Holiday Inn FiDi loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: CAYUGA CAPITAL BUSHWICK PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: CAYUGA CAPITAL BUSHWICK PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Balance		$26,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit		$412,698
Size (Units)	63	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 9/30/2018	93.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2018	93.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		5.28000%
Appraised Value(1)	$40,800,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	8/10/2018	Original Amortization Term (Months)		NAP
Borrower Sponsors	Marshall Kesten, James P. Wiseman and	Original Interest Only Period (Months)		120
	Jacob L. Sacks	First Payment Date		12/6/2018
Property Management	CCM Property Management LLC	Maturity Date		11/6/2028

Underwritten Revenues	$2,382,402
Underwritten Expenses	$407,554	Escrows
Underwritten Net Operating Income (NOI)	$1,974,848		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,946,275	Taxes	$8,587	$2,862
Cut-off Date LTV Ratio	63.7%	Insurance	$18,837	$3,767
Maturity Date LTV Ratio	63.7%	Replacement Reserve	$0	$1,619
DSCR Based on Underwritten NOI / NCF	1.42x / 1.40x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.6% / 7.5%	Other(2)	$14,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,000,000	100.0%	Loan Payoff	$24,315,688	93.5%
			Principal Equity Distribution	987,894	3.8
			Closing Costs	654,369	2.5
			Upfront Reserves	42,050	0.2

Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	Please see the “Portfolio Summary” table below for the individual properties’ appraised values.

(2)	Upfront Other reserves represents $14,625 for deferred maintenance. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (“Cayuga Capital Bushwick Portfolio Loan”) is secured by a first mortgage encumbering the borrowers’ fee simple interest in a 63-unit multifamily portfolio comprised of three properties: the 184 Noll Street Property, 286 Stanhope Street Property and 324 Melrose Street Property, located in the Bushwick neighborhood of Brooklyn, New York (collectively, the “Cayuga Capital Bushwick Portfolio Properties”). The three properties comprising the Cayuga Capital Bushwick Portfolio Loan are all cross-collateralized and cross-defaulted with no releases. The Cayuga Capital Bushwick Portfolio Loan had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $26,000,000 and represents approximately 3.5% of the Initial Pool Balance. The Cayuga Capital Bushwick Portfolio Loan accrues interest at an interest rate of 5.28000% per annum. The proceeds of the Cayuga Capital Bushwick Portfolio Loan were primarily used to refinance prior debt secured by the Cayuga Capital Bushwick Portfolio Properties, return equity to the borrower sponsor, pay closing costs and fund upfront reserves. The Cayuga Capital Bushwick Portfolio Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on October 18, 2018.

The Cayuga Capital Bushwick Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Cayuga Capital Bushwick Portfolio Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in November 2028. Provided that no event of default has occurred and is continuing under the Cayuga Capital Bushwick Portfolio Loan documents, at any time after the second anniversary of the securitization closing date, the Cayuga Capital Bushwick Portfolio Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under Cayuga Capital Bushwick Portfolio Loan documents. Voluntary prepayment of the Cayuga Capital Bushwick Portfolio Loan is permitted (in whole, but not in part) without penalty on or after the monthly payment due date occurring in September 2028 without payment of a prepayment premium.

■	The Mortgaged Properties. The Cayuga Capital Bushwick Portfolio Properties have a total of 63 units across three properties (the “184 Noll Street Property”, “286 Stanhope Street Property” and “324 Melrose Street Property”).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: CAYUGA CAPITAL BUSHWICK PORTFOLIO

The following table presents certain information relating to the individual Cayuga Capital Bushwick Portfolio Properties:

Portfolio Summary(1)

Property Name	Year Built	Units	Property Occupancy(2)	Underwritten Rent Roll Date	Allocated Cut-off Date Balance	% Allocated Loan Combination Original Balance	Appraised Value(3)	% Appraised Value(3)	UW NCF
184 Noll Street	2009	32	90.6%	9/30/2018	$12,776,413	49.1%	$20,000,000	49.0%	$968,195
286 Stanhope Street	2009	23	95.7	9/30/2018	10,412,776	40.0	16,400,000	40.2	740,399
324 Melrose Street	2010	8	100.0	9/30/2018	2,810,811	10.8	4,400,000	10.8	237,681
Total / Wtd. Avg.		63	93.7%		$26,000,000	100.0%	$40,800,000	100.0%	$1,946,275

(1)	Based on the underwritten rent roll dated September 30, 2018 and the Cayuga Capital Bushwick Portfolio Loan documents.

(2)	Represents the occupancy of the residential component of each respective property.

(3)	Source: Appraisal.

184 Noll Street Property

The 184 Noll Street Property is a six-story multifamily building with commercial space that was constructed in 2009 and is comprised of 32 residential apartment units and 4,400 SF of office space (totaling 22,712 SF). The property features an elevator and a 16-space subterranean parking garage. The tenants have an option to lease a parking space for a monthly fee, as well as access to Zipcar service. The residential unit mix consists of four studio apartments, 10 two-bedroom apartments and 18 three-bedroom apartments. The studios average 375 SF with an average rental rate of $2,115 per month. The two-bedroom units average 527 SF with an average rental rate of $2,776 per month. The three-bedroom units average 641 SF with an average rental rate of $3,264 per month. As of the underwritten rent roll dated September 30, 2018, the residential component of the 184 Noll Street Property was 90.6% occupied with two vacant three-bedroom apartments and one vacant two-bedroom apartment. The residential component comprises approximately 86.9% of underwritten EGI. The commercial component is comprised of four office tenants: Ryan Barth-Dwyer, Michael Cappiello, Heaven Street, Inc. and Gypsy Housing. The 184 Noll Street Property benefits from a 15-year 421(a) tax abatement. Under the 421(a) tax abatement program, the residential taxes are 100.0% exempt for the first 11 years, with the exemption percentage declining annually in even 20.0% increments beginning in Year 12. The tax abatement completely phases out by the end of the 15th year with full taxes being paid starting in the 2027/2028 tax year. The chart below represents the multifamily unit mix at the 184 Noll Street Property.

184 Noll Street – Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average Rent per Month
Studio	4	12.5%	4	100.0%	375	$2,150	$2,115
2 BR	10	31.3	9	90.0	527	2,775	2,776
3 BR	18	56.3	16	88.9	641	3,300	3,264
Total / Wtd. Avg.	32	100.0%	29	90.6%	572	$2,992	$2,954

(1)	Based on the underwritten rent roll dated September 30, 2018.

(2)	Source: Appraisal.

286 Stanhope Street Property

The 286 Stanhope Street Property is a five-story multifamily building with commercial space that was constructed in 2009 and is comprised of 23 residential apartment units and 6,750 SF of commercial space (totaling 20,620 SF). The property features an elevator and a 12-space parking area in the rear of the building. The tenants have an option to lease a parking space for a monthly fee, as well as access to Zipcar service. As of the underwritten rent roll dated September 30, 2018, the residential component of the 286 Stanhope Street Property was 95.7% occupied (one vacant unit) with the residential unit mix consisting of two one-bedroom apartments, nine two-bedroom apartments, and 12 three-bedroom apartments. The one-bedroom units average 477 SF with an average rental rate of $2,349 per month. The two-bedroom units average 549 SF with an average rental rate of $2,579 per month. The three-bedroom units average 665 SF with an average rental rate of $2,885 per month. The residential component comprises approximately 77.5% of underwritten EGI. The commercial component is comprised of three tenants: Cellar Studio

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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(space utilized as ambulatory medical equipment storage), Still Waters In A Storm (a reading and learning center for children) and Lacey Fekishazy (a month-to-month office tenant). The 286 Stanhope Street property benefits from a 15-year 421(a) tax abatement on the residential component and a 25-year Industrial and Commercial Abatement Program (“ICAP”) tax abatement on the commercial component. Under the 421(a) program, the residential taxes are 100.0% exempt for the first 11 years, with the exemption percentage declining annually beginning in Year 12 in even 20.0% increments. The 421(a) tax abatement phases out completely by the end of the 15th year with full residential taxes being paid beginning in the 2026/2027 tax year. Under the 286 Stanhope Street Property’s 25-year ICAP, taxes on the commercial component are 100.0% exempt for the first 16 years, with the exemption percentage declining annually beginning in year 17 in even 10.0% increments. The ICAP phases out completely by the end of the 25th, year with full commercial taxes being paid beginning in the 2035/2036 tax year. The chart below represents the multifamily unit mix at the 286 Stanhope Street Property.

286 Stanhope Street – Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average Rent per Month
1 BR	2	8.7%	2	100.0%	477	$2,350	$2,349
2 BR	9	39.1	9	100.0	549	2,625	2,579
3 BR	12	52.2	11	91.7	665	3,000	2,885
Total / Wtd. Avg.	23	100.0%	22	95.7%	603	$2,797	$2,711

(1)	Based on the underwritten rent roll dated September 30, 2018.

(2)	Source: Appraisal.

With respect to the 184 Noll Street Property and the 286 Stanhope Street Property, both have a condominium structure in place. However, the sponsors are the only board members and control the condominiums. Each of the respective borrowers (184 Noll Owner LLC and 286 Stanhope Owner LLC) owns all of the units at the respective condominium, together with all common elements appurtenant thereto. In connection with the origination of the Cayuga Capital Bushwick Portfolio Loan, both co-borrowers covenanted that, among other things: (i) all of the terms and provisions of the condominium documents will be subordinate to the terms and provisions of the various mortgage loan documents (including, but not limited to, the application of insurance proceeds and condemnation awards); (ii) none of the units will be sold or marketed for sale; and (iii) the condominium units may not be modified, amended, or terminated without lender’s express written approval.

324 Melrose Street Property

The 324 Melrose Street Property is a four-story multifamily building that was constructed in 2010 and is comprised of eight residential apartment units totaling 5,290 SF. The 324 Melrose Street Property is a walk-up property with a unit mix of five two-bedroom units and three three-bedroom units. The two-bedroom units average 625 SF with an average rental rate of $2,629 per month. The three-bedroom units average 722 SF with an average rental rate of $3,333 per month. As of the underwritten rent roll dated September 30, 2018, the apartment units were 100.0% occupied. The property benefits from a 15-year 421(a) tax abatement. Under the 421(a) tax abatement program, the residential taxes are 100.0% exempt for the first 11 years, with the exemption percentage declining annually beginning in Year 12 in even 20.0% increments. The tax abatement completely phases out by the end of the 15th year, with full taxes being paid beginning in the 2026/2027 tax year. The chart below represents the multifamily unit mix at the 324 Melrose Street Property.

324 Melrose Street – Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average Rent per Month
2 BR	5	62.5%	5	100.0%	625	$2,650	$2,629
3 BR	3	37.5	3	100.0	722	3,400	3,333
Total / Wtd. Avg.	8	100.0%	8	100.0%	661	$2,931	$2,893

(1)	Based on the underwritten rent roll dated September 30, 2018.

(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: CAYUGA CAPITAL BUSHWICK PORTFOLIO

The following table presents certain information relating to historical leasing at the Cayuga Capital Bushwick Portfolio Properties:

Historical Leased %(1)(2)

	2016	2017	As of 9/30/2018(3)
Owned Space	96.1%	94.9%	93.7%

(1)	As provided by the borrowers and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the multifamily components of the Cayuga Capital Bushwick Portfolio Properties.

(3)	Based on the underwritten rent roll dated September 30, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cayuga Capital Bushwick Portfolio Properties:

Cash Flow Analysis(1)

	2016	2017	TTM 6/30/2018	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(2)	$2,114,269	$2,039,908	$2,055,972	$2,021,316	$32,084
Potential Income from Vacant Units	0	0	0	148,500	2,357
Gross Potential Rent	$2,114,269	$2,039,908	$2,055,972	$2,169,816	$34,442
Vacancy & Credit Loss & Concessions(3)	0	0	0	(150,082)	(2,382)
Total Rent	$2,114,269	$2,039,908	$2,055,972	$2,019,734	32,059
Net Commercial Income(4)	361,682	309,264	350,840	362,667	5,757
Effective Gross Income	$2,475,951	$2,349,172	$2,406,812	$2,382,402	$37,816

Real Estate Taxes(5)	$34,823	$25,656	$18,957	$32,772	$520
Insurance	35,704	48,044	50,964	48,869	776
Management Fee	74,279	70,475	72,204	71,472	1,134
Other Operating Expenses	269,953	181,838	254,441	254,441	4,039
Total Operating Expenses	$414,758	$326,013	$396,566	$407,554	$6,469

Net Operating Income	$2,061,192	$2,023,159	$2,010,246	$1,974,848	$31,347
Replacement Reserves – Apartments	0	0	0	15,750	250
Replacement Reserves – Commercial	0	0	0	1,673	27
TI/LC(6)	0	0	0	11,150	177
Net Cash Flow	$2,061,192	$2,023,159	$2,010,246	$1,946,275	$30,893

Occupancy(2)	96.1%	94.9%	NAV	93.7%
NOI Debt Yield	7.9%	7.8%	7.7%	7.6%
NCF DSCR	1.48x	1.45x	1.44x	1.40x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Occupancy is based on occupied units as of the underwritten rent roll dated September 30, 2018.

(3)	Vacancy & Credit Loss & Concessions is underwritten to the current, economic vacancy of 6.9%.

(4)	Net Commercial Income is comprised of rental income for the commercial tenants and parking income at the 184 Noll Street Property and the 286 Stanhope Street Property. The 286 Stanhope Street Property contains 6,750 SF of commercial retail space (that is currently 100.0% occupied by three tenants which collectively contribute $186,311 of rent) and 12 parking spaces (annual underwritten rent of $32,100). The 184 Noll Street Property contains 4,400 SF of office space (that is currently 100.0% occupied by four tenants which collectively contribute $129,864 of rent) and 16 parking spaces (annual underwritten rent of $33,480). There are no commercial tenants or parking spaces at the 324 Melrose Street Property.

(5)	The Cayuga Capital Bushwick Portfolio Properties are subject to a 15-year tax abatement via a 421(a) tax abatement program (for the residential units across the Cayuga Capital Bushwick Portfolio Properties) and a 25-year tax abatement via the ICAP tax abatement program (for the commercial space located at the 286 Stanhope Street Property). Real estate taxes at the Cayuga Capital Bushwick Portfolio Properties were underwritten to the current abated total real estate tax expense of $32,772 per annum for the three properties. See “—The Mortgaged Properties” above for specific information related to the tax abatements.

(6)	Represents an amount equal to $1.00 per SF for the 11,150 SF of commercial space located at the 184 Noll Street Property and 286 Stanhope Street Property.

■	Appraisal. According to the appraisal, the Cayuga Capital Bushwick Portfolio Properties had an aggregate “as-is” appraised value of $40,800,000 as of August 10, 2018.

Appraisal Approach – Direct Capitalization Approach	Value	Discount Rate	Capitalization Rate
184 Noll Street	$20,000,000	N/A	4.25%
286 Stanhope Street	$16,400,000	N/A	4.00%
324 Melrose Street	$4,400,000	N/A	4.25%

■	Environmental Matters. According to the Phase I environmental reports, dated August 17, 2018, there are no recognized environmental conditions or recommendations for further action at any of the three buildings comprising Cayuga Capital Bushwick Portfolio Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: CAYUGA CAPITAL BUSHWICK PORTFOLIO

■	Market Overview and Competition. The Cayuga Capital Bushwick Portfolio Properties are located in Kings County, Brooklyn, NY. According to the appraisal, Brooklyn has the highest population of the five boroughs that make up New York City. Bushwick is primarily a residential neighborhood with a mix of single-family and multifamily housing, as 52% of the land use is comprised of residential use. The Bushwick Initiative, which began in the mid-2000s and is run by the New York Department of Housing Development, began a concentrated effort within the neighborhood to improve housing, provide better sanitation, reduce crime and revitalize commercialization, with a focused effort on Knickerbocker Ave. As this effort continues, young professionals seeking affordable living alternatives to Manhattan have started moving into reconstructed areas of Bushwick. Bushwick has many other features, such as the Maria Hernandez Park, Brooklyn Public Library, and Woodhull and Wyckoff Medical Center, which are attractive to renters and homeowners alike. The neighborhood provides transportation via multiple subway lines including the M and L subway lines. The Bushwick area also provides convenient transportation on the Long Island Expressway (I-495) and into Manhattan via the Brooklyn, Manhattan and Williamsburg Bridges. Bushwick borders Williamsburg and also Downtown Brooklyn, which is the third largest Central Business District in New York City. According to the appraisal, the year-end 2017 population within the 11237 zip code of Brooklyn, New York was 54,344, and the average household income, for the same period, was $51,592. Also according to the appraisal, the year-end 2017 population within Kings County, New York was 2,688,928 and the average household income was $73,944. Additionally, according to the appraisal, the Cayuga Capital Bushwick Portfolio Properties are located in the Kings County multifamily submarket which, as of the first quarter of 2018, contains 37,231 units with an 8.4% vacancy rate and an average monthly rent of $2,530. The submarket experienced a positive net absorption of 4,281 units in 2017.

The following table presents certain information relating to the primary competition for the Cayuga Capital Bushwick Portfolio Properties:

Directly Competitive Buildings(1)

	184 Noll Street(2)	286 Stanhope Street(2)	324 Melrose Street(2)	618 Bushwick Avenue	97 Wilson Street	626 Bushwick Avenue	44 Stanhope Street	23 Bleeker Street	146 Meserole Street
Year Built	2009	2009	2010	2015	1931	1869 / 2017	2016	2013	2015
Number of units	32	23	8	15	6	98	20	20	56
Occupancy	90.6%	95.7%	100.0%	98.0%	98.0%	NAV	98.0%	97.0%	98.0%
Unit size (SF):
- Studio	375	NAP	NAP	450	400	400	NAP	NAP	NAP
- 1-BR	NAP	477	NAP	NAP	NAP	600	500	475	NAP
- 2-BR	527	549	625	NAP	NAP	NAP	NAP	NAP	700
- 3-BR	641	665	722	NAP	NAP	NAP	NAP	NAP	NAP
Rent per month:
- Studio	$2,115	NAP	NAP	$2,150	$2,100	$2,250	NAP	NAP	NAP
- 1-BR	NAP	$2,349	NAP	NAP	NAP	NAP	$2,300	$2,338	NAP
- 2-BR	$2,776	$2,579	$2,629	NAP	NAP	NAP	NAP	NAP	$2,900
- 3-BR	$3,264	$2,885	$3,333	NAP	NAP	NAP	NAP	NAP	NAP

	184 Noll Street(2)	286 Stanhope Street(2)	324 Melrose Street(2)	146 Evergreen Avenue	1563 Dekalb Avenue	311 Troutman Street	123 Boerum Street	34 Belvedere Street	1140 Bushwick Avenue
Year Built	2009	2009	2010	1931 / 2015	1931 / 2011	1961 / 2016	2017	2017	2013
Number of units	32	23	8	21	8	8	23	8	8
Occupancy	90.6%	95.7%	100.0%	100.0%	97.0%	98.0%	95.0%	100.0%	98.0%
Unit size (SF):
- Studio	375	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
- 1-BR	NAP	477	NAP	NAP	NAP	NAP	NAP	NAP	NAP
- 2-BR	527	549	625	500	700	NAP	NAP	NAP	NAP
- 3-BR	641	665	722	595	NAP	700	735	636	750
Rent per month:
- Studio	$2,115	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
- 1-BR	NAP	$2,349	NAP	NAP	NAP	NAP	NAP	NAP	NAP
- 2-BR	$2,776	$2,579	$2,629	$2,500	$2,500	NAP	NAP	NAP	NAP
- 3-BR	$3,264	$2,885	$3,333	$2,925	NAP	$2,996	$3,300	$3,550	$3,100

(1)	Source: Appraisal.

(2)	The rent per month for the Cayuga Capital Bushwick Portfolio Properties is based off of the underwritten rent roll dated September 30, 2018.

■	The Borrowers. The borrowers are 324 Melrose Owner LLC, 184 Noll Owner LLC and 286 Stanhope Owner LLC. The sponsors for the loan are Marshall Kesten, Jacob L. Sacks and James P. Wiseman. Marshall Kesten is the owner of PMG Automotive Warehouse and has worked in the Brooklyn automotive industry for over 30 years. Jacob L. Sacks and co-founder James P. Wiseman started Cayuga Capital Management (“CCM”) with the purchase of their first, Brooklyn, multifamily rental building in 2004. They began full-time operations in 2007 and have grown into a firm with over $800 million of real estate in Brooklyn and Queens. Together, the principals have over 32 years of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #10: CAYUGA CAPITAL BUSHWICK PORTFOLIO

experience in investment banking, hedge fund administration and private equity investment into real estate. CCM currently owns approximately 450 apartment units and almost 450,000 SF of commercial space within Brooklyn. The sponsors have significant experience within the Bushwick area of Brooklyn, having been one of the first developers to capitalize upon conversion opportunities that became available due to the large stock of former industrial buildings.

■	Escrows. On the origination date of the Cayuga Capital Bushwick Portfolio Loan, the borrowers funded reserves of (i) $8,587 for real estate taxes, (ii) $18,837 for insurance and (iii) $14,625 for deferred maintenance.

On each monthly due date, the borrowers will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (initially estimated to be $2,862 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy (initially estimated to be $3,767 per month) and (iii) $1,619 for replacement reserves.

■	Lockbox and Cash Management. The Cayuga Capital Bushwick Portfolio Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cayuga Capital Bushwick Portfolio Trigger Period (as defined below), the borrowers will be required to establish a lockbox account into which all revenue from the Cayuga Capital Bushwick Portfolio Properties is required to be deposited. All amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day during the continuance of a Cayuga Capital Bushwick Portfolio Trigger Period, provided that if no Cayuga Capital Bushwick Portfolio Trigger Period is continuing, such amounts will be transferred to the borrowers’ account. To the extent a Cayuga Capital Bushwick Portfolio Trigger Period has occurred and is continuing, amounts in the cash management account are applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve as set forth in the Cayuga Capital Bushwick Portfolio Loan documents. To the extent no Cayuga Capital Bushwick Portfolio Trigger Period is continuing, funds in the excess cash flow reserve are required to be swept to the borrowers. Upon the occurrence and during the continuance of an event of default under the Cayuga Capital Bushwick Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Cayuga Capital Bushwick Portfolio Loan (and/or toward the payment of expenses of the Cayuga Capital Bushwick Portfolio Properties), in such order of priority as the lender may determine.

A “Cayuga Capital Bushwick Portfolio Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default and (ii) the debt yield being less than 6.25%, and (B) expiring upon, (y) with respect to a Cayuga Capital Bushwick Portfolio Trigger Period which commenced in connection with clause (i), above, the cure (if applicable) of such event of default, and (z) with respect to a Cayuga Capital Bushwick Portfolio Trigger Period which commenced in connection with clause (ii) above, the debt yield being equal to or greater than 6.5% for two consecutive calendar quarters.

■	Property Management. The Cayuga Capital Bushwick Portfolio Properties are currently managed by CCM Property Management LLC, a borrower affiliate. Under the Cayuga Capital Bushwick Portfolio Loan documents, the lender has the right to terminate or direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) a Cayuga Capital Bushwick Portfolio Trigger Period has occurred and is continuing; (iii) the debt service coverage ratio is less than 1.10x; (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (v) a material default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Subject to the satisfaction of certain conditions in the Cayuga Capital Bushwick Portfolio Loan documents, the borrowers have the right to replace the property manager with a successor property manager pursuant to a new management agreement, each approved in writing by the lender in the lender’s reasonable discretion and by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Cayuga Capital Bushwick Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income of the Cayuga Capital Bushwick Portfolio Properties for 12 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000 (except with regard to earthquake and named storms, which may have deductible no greater than 5% of the total insurable value of the applicable Cayuga Capital Bushwick Portfolio Property). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #11: MOFFETT TOWERS – BUILDINGS E, F, G

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)	CCRE
Location (City/State)	Sunnyvale, California	Cut-off Date Balance(4)	$25,000,000
Property Type	Office	Cut-off Date Balance per SF(2)	$419.75
Size (SF)	676,598	Percentage of Initial Pool Balance	3.4%
Total Occupancy as of 12/6/2018	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/6/2018	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2009 / 2011-2012	Mortgage Rate	4.13098592%
Appraised Value(1)	$705,800,000	Original Term to Maturity (Months)	120
Appraisal Date	November 15, 2019	Original Amortization Term (Months)	NAP
Borrower Sponsor	Joseph K. Paul	Original Interest Only Period (Months)	120
Property Management	Paul Holdings, Inc. d/b/a Jay Paul Company	First Payment Date	11/6/2018
Maturity Date	10/6/2028

Underwritten Revenues	$44,603,641
Underwritten Expenses	$8,747,532	Escrows
Underwritten Net Operating Income (NOI)	$35,856,109	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$35,309,093	Taxes	$1,772,695	$253,242
Cut-off Date LTV Ratio (1)(2)	40.2%	Insurance(5)	$0	$0
Maturity Date LTV Ratio(1)(2)	40.2%	Replacement Reserve	$0	$11,277
DSCR Based on Underwritten NOI / NCF(2)	3.01x / 2.97x	TI/LC	$23,914,655	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.6% / 12.4%	Other(6)	$15,021,721	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$284,000,000	56.8%	Prior Loan Payoff	$321,129,945	64.2%
Mezzanine Loans	$216,000,000	43.2%	Principal Equity Distribution	$130,975,725	26.2%
Reserves	$40,709,070	8.1%
Closing Costs	$7,185,260	1.4%
Total Sources	$500,000,000	100.0%	Total Uses	$500,000,000	100.0%

(1)	The Appraised Value reflects a “prospective market value upon stabilization” which assumes rent concessions and outstanding TI/LC are deposited into the TI/LC and free rent reserve accounts. At origination, the borrower deposited $23,914,655 into the TI/LC reserve account and $15,021,721 into the free rent reserve account. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are calculated based upon the Appraised Value of $705,800,000. The “as-is” appraised value is $646,700,000 as of July 30, 2018 equating to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 43.9% and 43.9%, respectively, for the Moffett Towers – Buildings E,F,G Loan Combination (as defined below) balance of $284.0 million, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.3% and 77.3%, respectively, for the total debt balance of $500.0 million. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $504,200,000 as of July 30, 2018, equating to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.3% and 56.3%, respectively, for the Moffett Towers – Buildings E,F,G Loan Combination and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 99.2% and 99.2%, respectively, for the total debt.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Moffett Towers – Buildings E, F, G Loan Combination.

(3)	The Moffett Towers – Buildings E,F,G Loan Combination was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Goldman Sachs Mortgage Company (“GSMC”) and Wells Fargo Bank, National Association (“WFBNA”).

(4)	The Cut-off Date Balance of $25.0 million represents the non-controlling note A-2-1, which together with the remaining pari passu notes, comprise a $284.0 million loan combination (the “Moffett Towers – Buildings E,F,G Loan Combination”).

(5)	Insurance escrows are waived so long as the Moffett Towers – Buildings E,F,G property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each monthly payment date, the borrower will be required to fund an insurance reserve equal to one-twelfth of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

(6)	Other reserves consist of the following upfront and ongoing reserves. At loan origination, the borrower deposited $15,021,721 for outstanding rent concessions due under the Amazon lease. This reserve is inclusive of both free rent and gap rent. The rent concession reserve will be drawn down from October 2018 to September 2023. On each monthly payment date during the continuance of a lease sweep period, but only until the aggregate lease sweep funds transferred in the lease sweep account during the lease sweep in question (inclusive of the initial lease termination payment application made into the lease sweep account with respect to such lease sweep period) equals the applicable threshold, the borrower will pay to the lender, the lesser of (i) a required minimum monthly lease sweep deposit amount and (ii) available cash. If, during a lease sweep period, the aggregate lease sweep funds transferred into the lease sweep account during the lease sweep period in question equals the applicable threshold, then on each monthly payment date during such ease sweep period, all required minimum monthly lease sweep deposit amounts and available cash (or such required minimum monthly lease sweep deposit amounts or other amounts required to be deposited) will be deposited into the debt service reserve account.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #11: MOFFETT TOWERS – BUILDINGS E, F, G

The following table presents certain information relating to the major tenant at the Moffett Towers – Buildings E, F, G property (the “Moffett Towers – Buildings E, F, G Property”):

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Summary(1)

Tenant / Building	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	UW Base Rent per SF(3)	% of Total UW Base Rent	Lease Expiration
Amazon / Building E	A+/Baa1/AA-	224,492	33.2%	$41.73	28.5%	2/28/2024
Amazon / Building F(4)(5)(6)	A+/Baa1/AA-	224,492	33.2%	$53.77	36.7%	6/30/2030
Amazon / Building G(6)(7)	A+/Baa1/AA-	227,614	33.6%	$50.19	34.8%	6/30/2030
Total / Wtd. Avg. Occupied		676,598	100.0%	$48.57	100.0%
Vacant		0	0%
Total		676,598	100.0%

(1)	Based on the underwritten rent roll dated as of November 6, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Excludes $4,389,651 ($6.49 per SF) of straight-lined rent that was underwritten. See “—Operating History and Underwritten Net Cash Flow” below.

(4)	Hewlett-Packard (“HP”) occupies Building F until March 31, 2019. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve. Amazon is in a free rent period from May 2019 until October 2019 for Building F.

(5)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for-day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition, the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

(6)	The free rent period for Building F (224,492 SF) extends through October 2019 and through April 2019 for suite G100 (25,778 SF). The free rent period for Building G extends through September 2023.

(7)	HP occupies the Building G lab (7,874 SF) until March 31, 2023. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers – Buildings E, F, G Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)

Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual UW Base Rent per SF	% UW Base Rent Rolling	Cumulative % of UW Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	1	224,492	33.2%	224,492	33.2%	$41.73	28.5%	28.5%
2025	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
2026	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
2027	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
2028	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
Thereafter	5	452,106	66.8%	676,598	100.0%	$51.96	71.5%	100.0%
Vacant	NAP	NAP	NAP			NAP	NAP
Total / Wtd. Avg.	6	676,598	100.0%			$48.57	100.0%

(1)	Based on the underwritten rent roll dated November 6, 2018.

(2)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for-day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #11: MOFFETT TOWERS – BUILDINGS E, F, G

The following table presents certain information relating to historical leasing at the Moffett Towers – Buildings E, F, G Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/6/2018(2)
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated November 6, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Moffett Towers – Buildings E, F, G Property:

Cash Flow Analysis(1)
	2015	2016	2017	T-12 5/31/2018(2)	UW(2)	UW per SF
Base Rent	$24,343,756	24,880,050	$24,897,611	$24,995,672	$32,862,043	$48.57
Credit Tenant Rent Step Credit	0	0	0	0	4,389,651(3)	$6.49
Gross Potential Rent	$24,343,756	24,880,050	$24,897,611	$24,995,672	$37,251,694	$55.06
Total Recoveries	7,282,052	7,258,304	7,681,625	7,822,621	8,747,514	$12.93
Amenity Building Rent	0	0	0	0	904,393	$1.34
Less: Vacancy(4)	0	0	0	0	(2,299,960)	($3.40)
Effective Gross Income	$31,625,808	$32,138,354	$32,579,236	$32,818,293	$44,603,641	$65.92
Total Operating Expenses	7,258,056	7,161,119	7,625,984	7,649,481	8,747,532	$12.93
Net Operating Income	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,856,109	$52.99
TI/LC(5)	0	0	0	0	411,696	$0.61
Capital Expenditures	0	0	0	0	135,320	$0.20
Net Cash Flow	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,309,093	$52.19

Occupancy	100.0%	100.0%	100.0%	100.0%
NOI Debt Yield	8.6%	8.8%	8.8%	8.9%
NCF DSCR	2.05x	2.10x	2.10x	2.12x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	UW Net Operating Income is higher than T-12 5/31/2018 Net Operating Income primarily because of new leases commencing in 2018 and beyond with the sole tenant, Amazon, to occupy the space currently occupied by HP. The new leases make up 63.8% of annual rent and 58.2% of net rental area.

(3)	Represents straight-lined rent through the maturity date of the Moffett Towers – Buildings E,F,G Loan Combination.

(4)	The UW Vacancy is 5.0%. The Moffett Towers - Buildings E,F,G Property is 100.0% leased as of November 6, 2018.

(5)	UW TI/LC is inclusive of a credit of $1,184,047, equal to 1/20th of the lease sweep and debt service reserve cap. This credit is netted out of the above TI/LC total.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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135

LOAN #12: RIVERWALK II

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Lawrence, Massachusetts	Cut-off Date Balance(2)		$25,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$111.45
Size (SF)	538,338	Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 11/1/2018	96.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2018	96.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1900,1906, 2014 / 2014-2018	Mortgage Rate		5.35675%
Appraised Value	$93,800,000	Original Term to Maturity (Months)		120
Appraisal Date	10/2/2018	Original Amortization Term (Months)		360
Borrower Sponsor	Salvatore N. Lupoli	Original Interest Only Period (Months)		36
Property Management	Jenet Management	First Payment Date		12/6/2018
		Maturity Date		11/6/2028
Underwritten Revenues	$9,222,987
Underwritten Expenses	$3,098,215	Escrows
Underwritten Net Operating Income (NOI)	$6,124,772		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,855,603	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	64.0%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	57.1%	Replacement Reserve(3)	$120,000	$0
DSCR Based on Underwritten NOI / NCF(1)	1.52x / 1.46x	TI/LC(4)	$800,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.2% / 9.8%	Other(5)	$142,890	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$60,000,000	92.3%	Loan Payoff	$51,810,426	79.7%
Mezzanine Loan(6)	5,000,000	7.7	Principal Equity Distribution(7)	11,541,445	17.8
			Reserves	1,062,890	1.6
			Closing Costs	585,239	0.9
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Riverwalk II Loan Combination (as defined below).

(2)	The Cut-off Date Balance of $25.0 million represents the non-controlling notes A-3, A-4 and A-6, which together with the remaining pari passu notes, comprise a $60.0 million loan combination (“Riverwalk II Loan Combination”).

(3)	The Riverwalk II borrower is required to escrow monthly $4,423 into a replacement reserve, in the event that the balance of the replacement reserve account is less than $50,000, subject to a cap of $75,000.

(4)	The Riverwalk II borrower is required to escrow monthly $22,464 into a TI/LC reserve, in the event that the balance of the TI/LC reserve account is less than $400,000, subject to a cap of $600,000.

(5)	The Upfront Other escrow consists of $142,890 free rent, which consists of free rent obligations for Mentor and Rooted Salon & Apothecary.

(6)	Concurrent with the origination of the Riverwalk II Loan Combination, Arbor Realty Mezz Holdings LLC originated a mezzanine loan (the, “Riverwalk II Mezzanine Loan”), which is secured by the direct equity ownership in the Riverwalk II borrower. The Riverwalk II Mezzanine Loan has an original principal balance of $5,000,000, has a coupon of 9.0000% per annum and is coterminous with the Riverwalk II Loan Combination. Including the Riverwalk II Loan Combination and the Riverwalk II Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative DSCR Based on Underwritten NCF and cumulative Debt Yield Based on Underwritten NOI are 69.3%, 1.31x, and 9.4%, respectively. The Riverwalk II Loan Combination lender and the Riverwalk II Mezzanine Loan lender have entered into an intercreditor agreement. The Riverwalk II Mezzanine Loan may be prepaid in full without penalty at any time during the first eight years of the Riverwalk II Mezzanine Loan term.

(7)	The borrower sponsor has invested approximately $62.4 million to fully renovate the Riverwalk II Property, along with $6.7 million in TI/LCs, resulting in a total cost basis of approximately $85.0 million.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

136

LOAN #12: RIVERWALK II

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Riverwalk II property (the “Riverwalk II Property”):

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA(2)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
NxStage Medical, Inc.(3)	NR / NR / NR	141,200	26.2%	$2,047,400	27.0%	$14.50	5/31/2023	2, 5-year options
Lupoli Companies	NR / NR / NR	44,743	8.3	872,545	11.5	$19.50	12/31/2033	NAP
Elder Services	NR / NR / NR	58,149	10.8	688,482	9.1	$11.84	9/3/2024	NAP
Department of Children & Families	NR / NR / NR	43,854	8.1	606,748	8.0	$13.84	6/30/2023	NAP
Mentor(4)	NR / NR / NR	30,423	5.7	397,324	5.2	$13.06	12/31/2025	2, 5-year options
Department of Transitional Assistance	NR / NR / NR	24,117	4.5	346,079	4.6	$14.35	6/30/2023	NAP
Flow Fitness	NR / NR / NR	9,902	1.8	189,425	2.5	$19.13	12/31/2033	NAP
Cambridge College(5)	NR / NR / NR	8,242	1.5	158,659	2.1	$19.25	8/31/2026	2, 5-year options
Melmark New England	NR / NR / NR	11,077	2.1	132,481	1.7	$11.96	11/12/2020	2, 5-year options
Riverwalk Group d/b/a Dental Solutions	NR / NR / NR	6,613	1.2	119,034	1.6	$18.00	7/31/2024	2, 7-year options
Ten Largest Owned Tenants		378,320	70.3%	$5,558,177	73.3%	$14.69
Remaining Tenants		141,601	26.3	2,027,550	26.7	$14.32
Vacant		18,417	3.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		538,338	100.0%	$7,585,727	100.0%	$14.59

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Approximately 11.0% of GLA is leased to affiliates of the borrower sponsor. In addition to Lupoli Companies (8.3% of GLA), two other tenants, Flow Fitness (1.8% of GLA) and Jenet (0.8% of GLA) are affiliates of the borrower sponsor.

(3)	Per the terms of its lease, NxStage Medical, Inc. (“NxStage”) may terminate its lease with 12 months prior notice. In the event NxStage exercises a termination option pursuant to its lease, the guarantor will guaranty the payment of the rent that would otherwise be due under the NxStage lease for the remainder of the lease term if the Riverwalk II Property does not support an annualized debt service coverage ratio of 1.20x based on the Riverwalk II Loan Combination and Riverwalk II Mezzanine Loan without such rents, until such time as (a) the space occupied by NxStage has been re-leased pursuant to an acceptable replacement lease, or (b) the space occupied by NxStage has been released pursuant to a partial defeasance event pursuant to the Riverwalk II Loan Combination documents.

(4)	Mentor executed a seven-year lease in December 2017. It is expected that it will take occupancy of the space by January 1, 2019. Mentor may terminate its lease at any time after the expiration of the 60th month of the lease term with nine months’ written notice and a termination fee subject to the terms of the lease.

(5)	Cambridge College may terminate its lease after September 8, 2023 with nine months written notice and a termination fee subject to the terms of its lease.

The following table presents certain information relating to the lease rollover schedule at the Riverwalk II Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA(3)	% of Owned GLA(3)	Cumulative % of Owned GLA(3)	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	27,488	5.1	5.1%	313,072	4.1	$11.39	8
2020	36,879	6.9	12.0%	489,911	6.5	$13.28	11
2021	13,185	2.4	14.4%	263,353	3.5	$19.97	7
2022	27,457	5.1	19.5%	388,139	5.1	$14.14	7
2023	237,304	44.1	63.6%	3,394,448	44.7	$14.30	11
2024	78,984	14.7	78.3%	1,011,978	13.3	$12.81	6
2025	30,423	5.7	83.9%	397,324	5.2	$13.06	1
2026	8,242	1.5	85.4%	158,659	2.1	$19.25	1
2027	0	0.0	85.4%	0	0.0	$0.00	0
2028	0	0.0	85.4%	0	0.0	$0.00	0
2029 & Thereafter	59,959	11.1	96.6%	1,168,843	15.4	$19.49	6
Vacant	18,417	3.4	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	538,338	100.0%		$7,585,727	100.0%	$14.59	58

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Approximately 11.0% of GLA is leased to an affiliate of the borrower sponsor. In addition to Lupoli Companies (8.3% of GLA), two other tenants, Flow Fitness (1.8% of GLA) and Jenet (0.8% of GLA) are affiliates of the borrower sponsor.

The following table presents certain information relating to historical leasing at the Riverwalk II Property:

Historical Leased %(1)

	2016	2017	As of 11/1/2018(2)
Owned Space	NAP	NAP	96.6%

(1)	The buildings comprising the Riverwalk II Property were either developed or renovated between 2014 and 2018. During the lease-up period (from 2014-2017), additional SF came on-line at the Riverwalk II Property as renovations were completed and space was leased. As such, historical occupancy is not applicable.

(2)	Based on the underwritten rent roll dated November 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

137

LOAN #12: RIVERWALK II

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverwalk II Property:

Cash Flow Analysis(1)

	TTM 8/31/2018	Underwritten	Underwritten $ per SF
Base Rent	$6,040,855	$7,430,513	$13.80
Contractual Rent Steps	0	155,214	0.29
Gross Up Vacancy	0	352,212	0.65
Reimbursements	1,138,287	1,587,545	2.95
Vacancy & Credit Loss(2)	0	(476,274)	(0.88)
EGI Before Other Income	$7,179,142	$9,049,210	$16.81
Other Income	0	173,777	0.32
Effective Gross Income	$7,179,142	$9,222,987	$17.13

Real Estate Taxes(3)	$245,783	$444,695	0.83
Insurance	166,726	303,414	0.56
Management Fee	153,400	276,690	0.51
Other Operating Expenses	2,073,416	2,073,416	3.85
Total Operating Expenses	$2,639,325	$3,098,215	$5.76

Net Operating Income	$4,539,817	$6,124,772	$11.38
TI/LC	0	215,335	0.40
Replacement Reserves	0	53,834	0.10
Net Cash Flow	$4,539,817	$5,855,603	$10.88

Occupancy	96.6%	95.0%
NOI Debt Yield	7.6%	10.2%
NCF DSCR	1.13x	1.46x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Represents an underwritten economic vacancy of 5.0%, which is in-line with the appraiser’s conclusion. As of November 1, 2018, the Riverwalk II Property was 96.6% occupied.

(3)	The Riverwalk II Property benefits from a tax incentive financing, which was established in 2009 and expires in 2024. The 10-year average taxes of $444,695 was underwritten.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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139

LOAN #13: KIMPTON CARDINAL HOTEL WINSTON-SALEM

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	LCF
Location (City/State)	Winston Salem, North Carolina	Cut-off Date Balance	$24,948,708
Property Type	Hospitality	Cut-off Date Balance per Room	$143,383.38
Size (Rooms)	174	Percentage of Initial Pool Balance	3.4%
Total TTM Occupancy as of 9/30/2018	69.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2018	69.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1929 / 2016	Mortgage Rate	5.47500%
Appraised Value	$36,800,000	Original Term to Maturity (Months)	120
Appraisal Date	7/25/2018	Original Amortization Term (Months)	360
Borrower Sponsor	Ronald L. Caplan	Original Interest Only Period (Months)	NAP
Property Management	Kimpton Hotel & Restaurant Group, LLC	First Payment Date	11/6/2018
Underwritten Revenues	$13,191,194	Maturity Date	10/6/2028
Underwritten Expenses	$9,702,852
Underwritten Net Operating Income (NOI)	$3,488,342	Escrows
Underwritten Net Cash Flow (NCF)	$2,960,695	Upfront	Monthly
Cut-off Date LTV Ratio	67.8%	Taxes	$40,991	$13,664
Maturity Date LTV Ratio	56.7%	Insurance	$106,174	$8,167
DSCR Based on Underwritten NOI / NCF	2.05x / 1.74x	Replacement Reserve(1)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	14.0% / 11.9%	Other(2)(4)(5)	$1,791,360	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	91.4%	Loan Payoff	$26,214,516	95.9%
Borrower Equity	$2,348,328	8.6	Closing Costs	648,747	2.4
Reserves	485,065	1.8
Total Sources	$27,348,328	100.0%	Total Uses	$27,348,328	100.0%

(1)	FF&E reserves will be suspended for so long as the hotel operating agreement (the ”Kimpton Agreement”) remains in full force and effect, Kimpton Hotel and Restaurant Group (“Kimpton”) is reserving and paying for the replacement of FF&E in accordance with the Kimpton Agreement and no default is continuing under the Kimpton Agreement. In the event the foregoing conditions are not met, on each monthly payment date, the related borrower is required to deposit into an FF&E reserve account an amount equal to the greater of (i) one-twelfth of 4.0% of annual gross revenues projected in the then effective approved annual budget, (ii) one-twelfth of 4.0% of annual gross revenues generated during the 12 month period ending on the last day of the most recent calendar quarter and (iii) the amount, if any, required to be reserved under the management agreement for FF&E work.

(2)	At origination, the borrower deposited $325,000 (the “Seasonality Cap”) into the seasonality reserve to fund shortfalls during the seasonal months of December, January, February, March, and July. Commencing in April 2019, on each monthly payment date during the non-seasonal months, the borrower will be required to deposit into the seasonality reserve the lesser of (i) 25% of the Seasonality Cap and (ii) excess cash flow until the Seasonality Cap is reached. In the event the funds in the seasonality account do not equal the Seasonality Cap on the September 6th payment date of each year, then all excess cash flow will be swept and the Seasonality Cap will be required to be reached by the November 6th payment date of such calendar year.

(3)	Two years prior to the expiration of the Kimpton Agreement, excess cash flow will be swept into a PIP reserve until either (x) the Kimpton Agreement is renewed and 120% of the estimated PIP amount in connection with the renewal is held on reserve or (y) a replacement franchise or manchise agreement is entered into in accordance with the loan documents and the greater of (i) $2,600,000 ($14,943 / room) or (ii) 120% of the estimated PIP amount is held on reserve. If the lender determines that insufficient funds are in the PIP reserve to cover such PIP costs as of the earlier of the date the borrower is required to commence the PIP or 30 days following the date plans for the applicable PIP work are finalized, then the borrower will be required to fund such shortfall into the PIP reserve. Notwithstanding the foregoing, if borrower deposits $2,600,000 with lender on the date that is two (2) years prior to the expiration of the Kimpton Agreement, excess cash flow will not be swept until one (1) year prior to the expiration of the Kimpton Agreement. In lieu of cash, borrower may deposit a letter of credit in the applicable dollar amount.

(4)	On the closing date, borrower deposited $1,453,460.00 in the put reserve in the form of a letter of credit with lender, which amount is held by lender to pay the amounts required to be paid by the general partner of the master tenant in connection with the exercise of the federal and state put options pursuant to the federal and state put option agreements, respectively. In the event lender determines the balance of the put is insufficient to pay the amounts necessary to exercise the put options, the borrower will make an additional deposit to cover such deficiency. Upon lender’s receipt of notice that the applicable state and/or federal put options are being exercised, lender will apply the amounts/draw on the letter of credit deposited to purchase the membership interests of the master tenant owned by persons other than borrower pursuant to the applicable put option agreements.

(5)	On each monthly payment date, the condominium common charges reserve can be suspended so long as the Kimpton Agreement remains in full force and effect, Kimpton is paying all condominium common charges and there is no default continuing under the Kimpton Agreement. In the event the foregoing conditions are not met, the borrower is required to deposit one-twelfth of the condominium common charges that lender estimates to be sufficient to pay all such condominium common charges at least ten (10) days prior to their due date.

The following table presents certain information relating to the 2017 demand analysis with respect to the Kimpton Cardinal Hotel Winston-Salem property (the “Kimpton Cardinal Hotel Winston-Salem Property”) based on market segmentation:

2017 Accommodated Room Night Demand(1)

Commercial	Meeting and Group	Leisure	Extended-Stay
34%	24%	37%	5%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

140

LOAN #13: KIMPTON CARDINAL HOTEL WINSTON-SALEM

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Kimpton Cardinal Hotel Winston-Salem Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Kimpton Cardinal Hotel Winston-Salem Property			Competitive Set			Penetration
	12/31/2016	12/31/2017	TTM 6/30/2018	12/31/2016	12/31/2017	TTM 6/30/2018	12/31/2016	12/31/2017	TTM 6/30/2018
Occupancy	50.6%	65.4%	70.2%	61.6%	61.6%	60.4%	82.1%	106.1%	116.2%
ADR	$174.71	$183.28	$187.22	$152.48	$159.25	$163.41	114.6%	115.1%	114.6%
RevPAR	$88.35	$119.82	$131.38	$93.94	$98.15	$98.69	94.0%	122.1%	133.1%

(1)	Source: Travel Research Report.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Kimpton Cardinal Hotel Winston-Salem Property:

Cash Flow Analysis(1)

	2017(2)	TTM 9/30/2018	Underwritten	Underwritten $ per Room
Room Revenue	$7,609,814	$8,367,714	$8,367,714	$48,090
Food & Beverage Revenue	4,341,672	4,377,414	4,377,414	25,158
Other Revenue(3)	216,436	446,066	446,066	2,564
Total Revenue	$12,167,921	$13,191,194	$13,191,194	$75,811

Room Expense	$1,794,645	$1,694,590	$1,694,590	9,739
Food & Beverage Expense	3,538,858	3,541,438	3,541,438	20,353
Other Expense	27,190	247,730	247,730	1,424
Total Departmental Expense	$5,360,693	$5,483,758	$5,483,758	$31,516
Total Undistributed Expense	3,769,962	3,956,778	3,963,534	22,779
Total Fixed Charges	223,794	199,616	255,560	1,469
Total Operating Expenses	$9,354,449	$9,640,152	$9,702,852	$55,764

Net Operating Income(4)	$2,813,472	$3,551,042	$3,488,342	$20,048
FF&E	0	0	527,648	3,032
Net Cash Flow	$2,813,472	$3,551,042	$2,960,695	$17,015

Occupancy	65.4%	69.9%	69.9%
NOI Debt Yield	11.3%	14.2%	14.0%
NCF DSCR	1.66x	2.09x	1.74x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical operating statements were only available through 2017 as the property began its operations in 2016.

(3)	Other Revenue includes parking income and other miscellaneous fees.

(4)	The increase in Net Operating Income from 2017 to TTM 9/30/2018 can be attributed to increasing occupancy and ADR since the hotel began operations in 2016. In 2017 occupancy and ADR was at 65.4% and $183.28, respectively and has increased to 69.9% and $193.82, respectively as of TTM 9/30/2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

141

LOAN #14: 3101 NORTH CENTRAL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	LCF
Location (City/State)	Phoenix, Arizona	Cut-off Date Balance	$22,774,638
Property Type	Office	Cut-off Date Balance per SF	$85.52
Size (SF)	266,321	Percentage of Initial Pool Balance	3.1%
Total Occupancy as of 9/1/2018	74.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2018	74.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1980 / NAP	Mortgage Rate	5.41400%
Appraised Value(1)	$35,450,000	Original Term to Maturity (Months)	120
Appraisal Date	9/14/2018	Original Amortization Term (Months)	360
Borrower Sponsor	Andrew J. Segal	Original Interest Only Period (Months)	NAP
Property Management	Self Managed	First Payment Date	12/6/2018
Maturity Date	11/6/2028

Underwritten Revenues	$4,549,236
Underwritten Expenses	$2,196,155	Escrows
Underwritten Net Operating Income (NOI)	$2,353,081	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,166,657	Taxes	$208,625	$52,156
Cut-off Date LTV Ratio(1)	64.2%	Insurance	$52,725	$2,775
Maturity Date LTV Ratio(1)	53.6%	Replacement Reserve	$400,000	$0
DSCR Based on Underwritten NOI / NCF	1.53x / 1.41x	TI/LC	$2,000,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.5%	Other(2)	$1,899,163	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,800,000	100.0%	Principal Equity Distribution	$17,852,313	78.3%
Reserves	4,560,513	20.0
Closing Costs	387,175	1.7
Total Sources	$22,800,000	100.0%	Total Uses	$22,800,000	100.0%

(1)	The Appraised Value represents the “hypothetical as-is” appraised value of $35,450,000 as of September 14, 2018 which assumes the outstanding TI/LCs have been paid to the three tenants with recently executed leases. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the 3101 North Central loan (the “3101 North Central Loan”) are calculated based on the “hypothetical as-is” appraised value. The “as-is” appraised value was $35,000,000 as of September 14, 2018. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated using the “as-is” appraised value are 65.1% and 54.3% respectively.

(2)	Other reserve is comprised of $1,000,000 for tenants that have leased their space but not yet taken occupancy, $571,381 for upfront rollover reserve and $327,782 for certain tenants in free rent periods.

The following table presents certain information relating to the 3101 North Central property (the “3101 North Central Property”):

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
Phillips Law Group, PC	NR / NR / NR	33,508	12.6%	$703,668	17.3%	$21.00	1/31/2020	NAP
GPW & Associates(2)	NR / NR / NR	15,724	5.9%	$322,342	7.9%	20.50	9/30/2024	2, 3-Year Options
Frazer, Ryan, Goldberg & Arnold, LLP(3)	NR / NR / NR	15,695	5.9%	$321,747	7.9%	20.50	11/30/2020	1, 5-year Option
Campbell, Yost, Clare & Norell, PC	NR / NR / NR	15,529	5.8%	$306,698	7.5%	19.75	10/31/2022	NAP
Keller Rohrback, PLC	NR / NR / NR	9,509	3.6%	$194,934	4.8%	20.50	8/31/2022	1, 5-year Option
Hammerman & Hultgren, PC	NR / NR / NR	8,413	3.2%	$188,901	4.6%	22.45	7/31/2020	NAP
GSA-AAAP Census Global(4) (5)	NR / NR / NR	7,904	3.0%	$178,315	4.4%	22.56	1/31/2021	NAP
Bayless Integrated Health Care(6)	NR / NR / NR	7,451	2.8%	$144,569	3.6%	19.40	9/30/2025	NAP
Arizona Business & Development	NR / NR / NR	5,133	1.9%	$102,660	2.5%	20.00	12/31/2021	NAP
Charles F Myers, PA	NR / NR / NR	5,390	2.0%	$97,064	2.4%	18.01	8/31/2020	1, 5-year Option
Ten Largest Owned Tenants		124,256	46.7%	$2,560,899	63.0%	$20.61
Remaining Owned Tenants(7)		73,470	27.6%	1,505,538	37.0%	$20.49
Vacant Spaces		68,595	25.8%	0	0	0
Total / Wtd. Avg. All Owned Tenants		266,321	100.0%	$4,066,437	100.0%	$20.57

(1)	Based on the underwritten rent roll dated September 1, 2018.

(2)	GPW & Associates has a one-time right to terminate its lease effective September 1, 2023 with a minimum of 120 days’ notice and payment of a termination fee.

(3)	Frazer, Ryan, Goldberg & Arnold, LLP is in occupancy and paying rent for its entire GLA but is marketing this space for sublease through lease expiration.

(4)	GSA-AAAP Census Global has executed a lease and is expected to take occupancy in February 2019. $460,000 has been held in reserve until the lender has received confirmation that GSA-AAAP Census Global is in occupancy and is paying rent.

(5)	GSA-AAAP Census Global has the right to terminate its lease effective May 30, 2020 with a minimum of 60 days’ notice.

(6)	Bayless Integrated Health Care has a one-time right to terminate its lease effective September 1, 2023 the 65th month of the lease term provided it gives notice by April 1, 2023 the 60th month.

(7)	Includes a conference center totaling 1,536 SF which has no associated rent and the United Parcel Service which has no space at the property but pays annual UW Base Rent of $422 under a license agreement with the landlord.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #14: 3101 NORTH CENTRAL

The following table presents certain information relating to the lease rollover schedule at the 3101 North Central Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	2,555	1.0%	1.0%	$50,154	1.2%	$19.63	2
2018	361	0.1%	1.1%	$9,386	0.2%	$26.00	2
2019	16,482	6.2%	7.3%	$359,688	8.8%	$21.82	23
2020	72,496	27.2%	34.5%	$1,500,043	36.9%	$20.69	9
2021	38,820	14.6%	49.1%	$817,468	20.1%	$21.06	12
2022	23,064	8.7%	57.7%	$462,646	11.4%	$20.06	2
2023	9,792	3.7%	61.4%	$207,236	5.1%	$21.16	4
2024	22,093	8.3%	69.7%	$448,192	11.0%	$20.29	3
2025	7,451	2.8%	72.5%	$144,569	3.6%	$19.40	1
2026	3,076	1.2%	73.7%	$66,634	1.6%	$21.66	2
2027	0	0.0%	73.7%	$0	0.0%	$0.00	0
2028	0	0.0%	73.7%	$0	0.0%	$0.00	0
2029 & Thereafter	0	0.0%	73.7%	$0	0.0%	$0.00	0
Vacant	68,595	25.8%	99.4%	$0	0.0%	$0.00	0
Other(4)	1,536	0.6%	100.0%	$422	0.0%	$0.27	2
Total / Wtd. Avg.	266,321	100.0%		$4,066,437	100.0%	$20.57	62

(1)	Information obtained from the underwritten rent roll dated September 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

(4)	Includes a conference center totaling 1,536 SF which has no associated rent and the United Parcel Service which has no space at the property but pays rental obligations under a license agreement with the landlord.

The following table presents certain information relating to historical leasing at the 3101 North Central Property:

Historical Leased %(1)

12/31/2016	12/31/2017	TTM 8/31/2018	9/1/2018(2)
75.2%	78.8%	79.0%	74.2%

(1)	As provided by the borrower and which represents the occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated September 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

143

LOAN #14: 3101 NORTH CENTRAL

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 3101 North Central Property:

Cash Flow Analysis(1)

	2017(2)	TTM 8/31/2018	Underwritten	Underwritten $ per SF
Base Rent	$5,245,171	$5,419,294	$5,485,669	$20.60
Contractual Rent Steps	0	0	0	0.00
Gross Up Vacancy	0	0	0	0.00
Reimbursements	51,181	58,240	116,733	0.44
Other Income(3)	340,407	366,066	366,066	1.37
Vacancy & Credit Loss	(1,073,590)	(1,439,893)	(1,419,232)	(5.33)
Effective Gross Income	$4,563,169	$4,403,706	$4,549,236	$17.08

Real Estate Taxes	$603,853	$621,285	$625,876	$2.35
Insurance	32,408	32,620	33,300	0.13
Management Fee	121,396	141,028	136,477	0.51
Other Operating Expenses	1,498,490	1,476,445	1,400,502	5.26
Total Operating Expenses	$2,256,147	$2,271,377	$2,196,155	$8.25

Net Operating Income	$2,307,022	$2,132,329	$2,353,081	$8.84
TI/LC	0	0	133,161	0.50
Capital Expenditures	0	0	53,264	0.20
Net Cash Flow	$2,307,022	$2,132,329	$2,166,657	$8.14

Occupancy	78.8%	79.0%	74.2%
NOI Debt Yield	10.1%	9.4%	10.3%
NCF DSCR	1.50x	1.39x	1.41x

(1)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through May 1, 2019.

(2)	2017 represents the 10 month period ending with December 31, 2017 annualized. Prior historical financial information was not available as the sponsor acquired the property in November 2017.

(3)	Other Income consists of building services, late fees, parking fees and other miscellaneous income.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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145

LOAN #15: EMBASSY SUITES – ATLANTA NORTHEAST GWINNET SUGARLOAF

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Duluth, Georgia		Cut-off Date Principal Balance		$21,047,610
Property Type	Hospitality		Cut-off Date Principal Balance per Room		$126,792.83
Size (Rooms)	166		Percentage of Initial Pool Balance		2.9%
Total TTM Occupancy as of 7/31/2018	76.0%		Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 7/31/2018	76.0%		Type of Security		Fee Simple
Year Built / Latest Renovation	2017 / NAP		Mortgage Rate		4.56000%
Appraised Value	$41,500,00		Original Term to Maturity (Months)		120
Appraisal Date	6/1/2018		Original Amortization Term (Months)		360
Borrower Sponsors(1)	Alpesh Patel		Original Interest Only Period (Months)		NAP
Property Management	Kana Hotels, Inc.		First Payment Date		11/6/2018
			Maturity Date		10/6/2028

Underwritten Revenues	$8,532,035
Underwritten Expenses	$5,255,267		Escrows
Underwritten Net Operating Income (NOI)	$3,276,768
Underwritten Net Cash Flow (NCF)	$2,935,486			Upfront	Monthly
Cut-off Date LTV Ratio	50.7%		Taxes	$37,486	$37,486
Maturity Date LTV Ratio	41.2%		Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.54x / 2.27x		FF&E(2)	$0	$14,244
Debt Yield Based on Underwritten NOI / NCF	15.6% / 13.9%		Other(3)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,100,000	99.6%	Loan Payoff	$20,893,296	98.6%
Principal’s New Cash Contribution	82,912	0.4	Closing Costs	252,129	1.2
			Reserves	37,486	0.2

Total Sources	$21,182,912	100.0%	Total Uses	$21,182,912	100.0%

(1)	Alpesh Patel is the guarantor of the non-recourse carveout under the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf loan documents.

(2)	On each due date, the borrower is required to deposit the greater of the (i) amount required, if any, under the franchise agreement and (ii) (A) during the first twelve (12) months of the term of the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf loan, an amount equal to one-twelfth of 2% of the greater of (x) the annual gross revenues for the hotel related operations at the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf Property (as defined below) for the immediately preceding calendar year as reasonably determined by the lender, and (y) the projected annual gross revenues for the hotel related operations at the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf Property for the calendar year in which such due date occurs as set forth in the approved annual budget, (B) during the second twelve months of the term of the loan, an amount equal to one-twelfth of 3% of the greater of (x) the annual gross revenues for the hotel related operations at the Property for the immediately preceding calendar year as reasonably determined by the lender, and (y) the projected annual gross revenues for the hotel related operations at the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf Property for the calendar year in which such due date occurs as set forth in the approved annual budget, and (C) during the remainder of the term of the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf loan thereafter, an amount equal to one-twelfth of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf Property for the immediately preceding calendar year as reasonably determined by the lender, and (y) the projected annual gross revenues for the hotel related operations at the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf Property for the calendar year in which such due date occurs as set forth in the approved annual budget.

(3)	In the event any PIP is imposed in connection with the renewal of the franchise agreement or entry into a new franchise agreement, the borrower is required to deposit 125% of the estimated costs of the related PIP (excluding any amounts which would be covered by the existing FF&E reserve).

The following table presents certain information relating to the 2017 demand analysis with respect to the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf property (the “Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf Property”) based on market segmentation, as provided in the appraisal for the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf Property:

2017 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf	40%	30%	30%

(1)	Source: Appraisal.

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf Property and its competitive set, as provided in a market report for each individual property:

Historical Statistics(1)(2)

	Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf		Competitive Set		Penetration
	12/31/2017	TTM 7/31/2018	12/31/2017	TTM 7/31/2018	12/31/2017	TTM 7/31/2018
Occupancy(3)	67.8%	76.0%	78.3%	77.9%	86.5%	97.6%
ADR	$153.32	$160.77	$116.79	$117.99	131.3%	136.3%
RevPAR	$103.95	$122.25	$91.49	$91.96	113.6%	132.9%

(1)	12/31/2017 figures are from a December 2017 travel research report.

(2)	TTM 7/31/2018 figures are from a July 2018 travel research report.

(3)	Variances between occupancy figures from travel research reports and the borrower provided figures on the subsequent page are attributable to variances in reporting methodologies and/or timing differences.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #15: EMBASSY SUITES – ATLANTA NORTHEAST GWINNET SUGARLOAF

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Embassy Suites – Atlanta Northeast Gwinnet Sugarloaf Property:

Cash Flow Analysis(1)(2)

	2017	TTM 7/31/2018	Underwritten	Underwritten $ per Room
Room Revenue	$5,938,514	$7,407,372	$7,407,372	$44,622.72
Food & Beverage Revenue	845,731	1,079,067	1,079,067	6,500.40
Other Revenue	39,493	45,596	45,596	274.67
Total Revenue	$6,823,738	$8,532,035	$8,532,035	$51,397.80

Room Expense	$1,187,050	$1,357,408	$1,481,474	$8,924.54
Food & Beverage Expense	755,516	833,077	833,077	5,018.54
Other Expense	26,870	26,805	26,805	161.48
Total Departmental Expense	$1,969,436	$2,217,290	$2,341,356	$14,104.56
Total Undistributed Expense	1,881,692	2,349,807	2,543,609	15,322.94
Total Fixed Charges	369,743	346,208	370,302	2,230.74
Total Operating Expenses	$4,220,871	$4,913,305	$5,255,267	$31,658.24

Net Operating Income	$2,602,867	$3,618,730	$3,276,768	$19,739.57
FF&E	272,950	341,281	341,281	2,055.91
Net Cash Flow	$2,329,917	$3,277,449	$2,935,486	$17,683.65

Occupancy(3)	64.0%	76.0%	76.0%
NOI Debt Yield	12.4%	17.2%	15.6%
NCF DSCR	1.80x	2.54x	2.27x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The related Mortgaged Property was built in 2017, therefore historical financials prior to then were not provided to the lender.

(3)	Occupancy is as provided by the borrower. Variances between borrower provided occupancy figures and occupancy figures from travel research reports on the prior page are attributable to variances in reporting methodologies and/or timing differences.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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